SCHEDULE 14A

(Rule 14a-101)

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Securities Exchange Act of 1934

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J. C. Penney Company, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

PRELIMINARY PROXY STATEMENT —

SUBJECT TO COMPLETION

March [24], 2017

Dear Stockholders:

On behalf of your Board of Directors, I want to take this opportunity to invite you to attend our 2017 Annual Meeting of Stockholders. The meeting will be held on Friday, May 19, 2017, at 10:00 A.M., local time, at the JCPenney Home Office, located at 6501 Legacy Drive, Plano, Texas 75024. We will be asking you to vote on and to support several proposals for our Company and it is important that your shares be represented. We urge you to vote your shares via the toll-free telephone number, over the Internet, or by mail, as provided in the enclosed materials.

Our strategic framework is focused on private brands, omnichannel and increasing revenue per customer. We believe that these three pillars of our framework provide the foundation for future growth at JCPenney.

With our private brands, we believe we can differentiate ourselves from our competitors and the overall marketplace. Our private brands also provide value to our customers in the form of products with style and quality at an attractive price point. We have a team of more than 200 textile, technical and fashion designers, as well as one of the industry’s most experienced sourcing organizations, to better ensure that the appeal of our private brand portfolio remains strong and compelling throughout our merchandise selection.

In omnichannel, we believe we have the right foundation to enhance our capabilities based on our heritage as a catalog retailer. The future of retail requires that we become a world-class omnichannel retailer, creating a seamless connection between our physical stores and our online business. To that end, we are focused on improving our mobile app, providing more fulfillment choices to the customer and expanding our merchandise assortment online.

Further, we intend to grow revenue per customer by increasing the frequency of customer visits and the amount they spend on every transaction. We have several growth initiatives underway to drive this initiative. For instance, in beauty, we plan to continue opening new Sephora inside JCPenney locations, as well as expand highly-productive existing locations. We are also enhancing our salon business through our exclusive collaboration with InStyle Magazine and the addition of new online booking functionality for our salon clients.

We’re also continuing to bolster our Home refresh growth opportunity with the introduction of appliance showrooms in over 500 locations and at jcpenney.com and home services this spring. With the current trend of consumer investment in homes, we believe these strategies will only amplify our compelling selection of bed, bath and home furnishings and accessories. Moreover, these initiatives reinforce our retail strategy of pivoting toward less weather sensitive categories.

Our growth initiatives not only serve the needs of our value-oriented customer, but also provide us with differentiation from our traditional competitors. Our strategies are intended to better insulate us from pure-play e-commerce competition, while allowing JCPenney to capitalize on market share made available by struggling mall-based competitors.

While we delivered on our goal of returning to profitability in 2016, we have announced proactive actions with our store portfolio to optimize our retail operations for the future. We believe it is essential to retain those locations that present the best expression of the JCPenney brand and function as a seamless extension of the omnichannel experience. Our decision to close approximately 130 to 140 stores will allow us to raise the overall brand standard of JCPenney and allocate capital to a smaller store base, granting us the ability to implement our growth initiatives in a larger percent of stores.

Thank you again for your support. We are excited about the initiatives underway at JCPenney and are optimistic about the prospects for our Company.

Marvin R. Ellison

Chairman of the Board and Chief Executive Officer

J. C. PENNEY COMPANY, INC.

6501 Legacy Drive

Plano, Texas 75024-3698

J. C. PENNEY COMPANY, INC.

Notice of 2017 Annual Meeting of Stockholders

Date and Time:	Friday, May 19, 2017 10:00 A.M., local time

Place:	JCPenney Home Office 6501 Legacy Drive Plano, Texas 75024-3698

Business:	1. To elect eleven directors nominated by the Board of Directors for a one-year term as described in the accompanying proxy materials;

2. To ratify the appointment of KPMG LLP as independent auditor for the fiscal year ending February 3, 2018;

3. To approve the adoption of an amendment and extension of the Amended and Restated Rights Agreement in order to continue to protect the tax benefits of our net operating loss carryforwards;

4. To approve the adoption of the J. C. Penney Corporation, Inc. Amended and Restated Management Incentive Compensation Program;

5. To hold an advisory vote on executive compensation;

6. To hold an advisory vote on the frequency of the advisory vote on executive compensation; and

7. To consider any other business properly brought before the meeting.

Record Date:	In order to vote, you must have been a stockholder at the close of business on March 20, 2017.

Voting By Proxy:	It is important that your shares be represented and voted at the meeting. If you received the proxy materials by mail, you can vote your shares by telephone, over the Internet, or by completing, signing, dating and returning your completed proxy card. If you received the proxy materials over the Internet, a proxy card was not sent to you, and you may vote your shares only by telephone or over the Internet. To vote by telephone or Internet, follow the instructions included in the Proxy Statement or on the Internet. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to be held on May 19, 2017.

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended January 28, 2017 are available at www.proxyvote.com.

Salil R. Virkar, Secretary

Plano, Texas

March [24], 2017

YOUR VOTE IS IMPORTANT

PLEASE SIGN, DATE, & RETURN YOUR PROXY CARD OR

VOTE BY TELEPHONE OR INTERNET

PROXY STATEMENT

Corporate Governance

2017 PROXY STATEMENT

This Proxy Statement and the accompanying materials are being made available to JCPenney stockholders beginning on or about March [24], 2017. In this Proxy Statement, you will find information on the matters to be presented at the 2017 Annual Meeting of Stockholders (the Annual Meeting) and information to assist you in voting your shares.

CORPORATE GOVERNANCE

More than a century ago, James Cash Penney founded JCPenney on the principle of the Golden Rule: treat others the way you would like to be treated. While JCPenney has gone through many changes throughout its history, the foundation built on honesty, trust and integrity has never wavered. Our corporate governance principles continue to reflect the highest ethical standards rooted in our rich heritage as we seek to achieve excellence in our work, products and services for our customers and our stockholders.

Our key corporate governance policies and practices include:

Stockholder Rights	✓	Annual election of all directors
	✓	Majority vote standard in uncontested elections
	✓	Director resignation policy
	✓	No unequal voting rights
	✓	No supermajority vote requirements
	✓	3%/3 year proxy access bylaw

Board Structure and Practices	✓	All directors are independent other than the CEO
	✓	Diverse and experienced Board
	✓	Lead Director with clearly defined responsibilities
	✓	Independent directors regularly meet in executive sessions
	✓	Annual Board and Committee self-assessments
	✓	Annual evaluation of CEO
	✓	Corporate governance guidelines
	✓	No significant related party transactions

Governing Documents

The key documents that make up our corporate governance framework are our:

•	Corporate Governance Guidelines, including our:
•	Standards for the Determination of Director Independence,
•	Lead Independent Director Policy and
•	Policy on Review and Consideration of Related Person Transactions;
•	Restated Certificate of Incorporation, as amended;
•	Bylaws, as amended;
•	Audit Committee Charter;
•	Finance and Planning Committee Charter;
•	Corporate Governance Committee Charter;
•	Human Resources and Compensation Committee Charter;
•	Charter of the Committee of the Whole;
•	Statement of Business Ethics; and
•	Standards and Procedures for Director Nominations.

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You can access each of these documents on our website at www.jcpenney.com by clicking on “Investors,” then “Corporate Governance.” You can also obtain a free copy of any of these documents by sending a written request to JCPenney’s Corporate Secretary at P.O. Box 10001, Dallas, Texas 75301.

Corporate Governance Guidelines

Our Corporate Governance Guidelines (the Guidelines) set forth JCPenney’s primary principles and policies regarding corporate governance, which are the foundation of our commitment to best practices. The Guidelines are reviewed annually by the Corporate Governance Committee and the Board of Directors (the Board). The matters covered by the Guidelines include:

•	director responsibilities;
•	the size of the Board;
•	director independence and minimum qualifications;
•	factors to be considered in selecting candidates to serve on the Board;
•	the Company’s voting standard for the election of directors;
•	director resignations upon change of principal employment or personal circumstances;
•	directors’ outside directorships and outside audit committee service;
•	Board organization, including committees of the Board and the role and responsibilities of the lead independent director;
•	policies relating to Board meetings;
•	executive sessions for directors;
•	ethical principles to be followed by directors;
•	policies and procedures for reviewing related person transactions and conflicts of interest;
•	claw-back policy on recovery of compensation in the event of a financial restatement;
•	the Board’s access to management and independent advisors;
•	stockholders’ and other interested parties’ communications to non-employee directors;
•	director orientation and continuing education;
•	prohibition of loans to directors and executive officers;
•	stock ownership goals for directors and members of the Company’s senior management team;
•	prohibition on hedging and pledging of Company stock;
•	management succession and CEO evaluation; and
•	annual self-assessments of the Board and each Board committee.

Board Leadership Structure

Marvin R. Ellison currently serves as both Chairman of the Board and Chief Executive Officer. The non-employee, independent directors of the Board have elected Ronald W. Tysoe, a non-employee, independent director, to serve as Lead Director pursuant to the Company’s Lead Independent Director Policy. Mr. Tysoe’s term expires at the earlier of the close of the 2019 Annual Meeting of Stockholders or at such time as he ceases to be a director, resigns as Lead Director or is replaced as Lead Director by a majority of the non-employee, independent directors. Specifically, the Company’s Lead Independent Director Policy provides that the Lead Director will:

•	preside over regular executive sessions of the non-employee, independent members of the Board and at meetings of the Board in the absence of, or upon the request of, the Chairman;
•	approve the scheduling of Board meetings as well as the agenda and materials for each Board meeting and executive session of the Board’s non-employee, independent directors;
•	have the authority to call such other meetings of the non-employee, independent directors as he/she deems necessary;

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•	meet regularly with the Chairman and CEO and serve as a liaison and supplemental channel of communication between the non-employee, independent directors and the Chairman and CEO;
•	communicate with stockholders as appropriate; and
•	approve and coordinate the retention of advisors and consultants who report directly to the non-employee, independent members of the Board, except as otherwise required by applicable law or New York Stock Exchange (NYSE) listing standards.

The Board believes that the existence of a Lead Director with this scope of responsibilities supports strong corporate governance principles and effective oversight of management while providing the benefit of having the Company’s CEO also serve as Chairman of the Board. The Board believes that JCPenney’s current leadership structure is in the best interests of the Company and its stockholders because it enhances communication between the Board and management and allows Mr. Ellison to more effectively execute the Company’s strategic initiatives and business plans while ensuring that the appropriate level of independent oversight is applied to all management decisions.

Board and Committee Self-Assessments

Each year, the Board and the Board’s Audit, Corporate Governance, Finance and Planning, and Human Resources and Compensation Committees conduct self-assessments to evaluate their effectiveness and to identify opportunities for improvement. This self-assessment may be conducted in the form of written or oral questionnaires administered by Board members, management or third parties. Directors respond to questions designed to elicit information to be used in improving Board and committee effectiveness. Self-assessment topics generally include, among other matters, Board composition and structure, meeting topics and process, information flow, Board oversight of risk management and strategic planning, succession planning and access to management.

Director feedback solicited from the self-assessment process is discussed during Board executive sessions and, where appropriate, addressed with management. The Corporate Governance Committee oversees the development and administration of the self-assessment process, including determining the format. More recently, the Corporate Governance Committee has determined that written questionnaires are a highly effective method of conducting the self-assessments.

Board of Directors’ Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for the company. The involvement of the full Board in reviewing the Company’s business strategy is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company. In addition to management’s discussion of risk with the full Board throughout the year, the independent directors also discuss risk management during their executive sessions without management present over which the Lead Director presides. The Board’s Committees also consider risk appropriate to their respective jurisdictions throughout the year.

Policies and Procedures with Respect to Related Person Transactions

The Board recognizes that related person transactions can present a heightened risk of conflicts of interest. Accordingly, as a general matter, our directors and executive officers are to avoid any activity,

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interest or relationship that would create, or might appear to others to create, a conflict with the interests of JCPenney. There were no related person transactions for the Company’s fiscal year ended January 28, 2017.

Our written Policy on Review and Consideration of Related Person Transactions (the RPT Policy) is included as Appendix C to the Guidelines. For purposes of Securities and Exchange Commission (SEC) rules as well as the RPT Policy, a “related person transaction” is any transaction in which the Company was, is or will be a participant and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. The term “related person” means:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company,
•	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities and
•	any immediate family member of any of the foregoing persons.

We review all relationships and transactions in which the Company and a related person are participants to determine whether such persons have a direct or indirect material interest. To identify potential related person transactions, we request certain information from our directors and executive officers. We then review the information provided for any related person transactions. The Corporate Governance Committee reviews and determines whether to approve or ratify any related person transaction that is required to be disclosed. Any member of the Corporate Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction.

Board Independence

The Board reviews the independence of each non-employee director annually to confirm that the director continues to meet our standards as well as the requirements of the NYSE. No member of the Board will be considered independent unless the Board determines that he or she has no material relationship with the Company that would affect his or her independence and that he or she otherwise satisfies JCPenney’s director independence standards as well as all applicable laws, rules and regulations. Our “Standards for the Determination of Director Independence” are included as Appendix A to the Guidelines.

The factors the Board considers in determining whether a director is independent include:

•	Whether within the preceding three years,
•	the director is or was an employee of JCPenney;
•	a member of the director’s immediate family is or was an executive officer of JCPenney;
•	the director or an immediate family member of the director received more than $120,000 per year in direct compensation from JCPenney (other than compensation for service as a director or pension or other forms of deferred compensation for prior service);
•	the director or an immediate family member of the director was a partner or employee of JCPenney’s external auditor and personally worked on JCPenney’s audit within that time;
•	the director or an immediate family member of the director is or was employed as an executive officer of another company where any of JCPenney’s present executive officers serve on the compensation committee of that company’s board of directors;
•	the director or an immediate family member of the director is or was an employee or executive officer of another company that makes payments to, or receives payments from, JCPenney in excess of the greater of $1 million or 2% of that company’s consolidated gross revenues;

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•	Whether the director or an immediate family member of the director is a current partner of JCPenney’s external auditor;
•	Whether the director is a current employee of JCPenney’s external auditor;
•	Whether an immediate family member of the director is a current employee of JCPenney’s external auditor and personally works on JCPenney’s audit; and
•	Whether the director serves as an officer, director or trustee of a charitable organization or as a member of that organization’s fund-raising entity or committee that received contributions from JCPenney in excess of the greater of $1 million or 2% of the charity’s gross revenues.

The Board has reviewed each director’s independence for fiscal 2017. Applying the standards listed above as well as the requirements of the NYSE, the Board has determined that each of the directors, except for Mr. Ellison, is independent.

Meeting Attendance

During fiscal 2016, the Board held seven meetings and committees of the Board held a total of 21 meetings. Each director serving during fiscal 2016 attended at least 75% of the total number of meetings of the Board and committees on which he or she served.

All directors are strongly encouraged to attend the Annual Meeting, but we do not have a formal attendance requirement. In 2016, eleven of the thirteen then-serving members of the Board attended the Annual Meeting.

Executive Sessions

The non-employee, independent directors meet in executive session with no Company associates present as a part of each regularly scheduled Board meeting. The Company’s Lead Director, Ronald W. Tysoe, presides over these sessions.

Communications with the Board of Directors

Any Company stockholder or other interested party who wishes to communicate with the Board or with an individual director may direct such communications by telephone to 1-800-527-0063, by facsimile to 972-431-1133, by email to jcpdirectors-sm@jcpenney.com, or by writing to:

Corporate Secretary

J. C. Penney Company, Inc.

P.O. Box 10001

Dallas, TX 75301

The communication must be clearly addressed to the Board of Directors or to a specific director(s). If a response is desired, the individual should also provide contact information such as name, address and telephone number.

All such communications will be reviewed initially by the Company’s Corporate Secretary and entered into a log for tracking purposes. The Board has asked the Corporate Secretary to forward to the appropriate director(s) all correspondence, except for items unrelated to the Board’s functions, business solicitations, advertisements and materials that are profane. The Corporate Secretary prepares a periodic summary report of all such communications for the Board.

Communications with the Audit Committee

Complaints and concerns relating to the Company’s accounting, internal accounting controls or auditing matters should be communicated to the Audit Committee of the Board. Any such

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communication may be made on an anonymous basis and may be reported to the Audit Committee through the Company’s Senior Vice President, Audit by calling 1-800-527-0063, by website at www.jcpline.com or by writing to:

Senior Vice President, Audit

J. C. Penney Company, Inc.

P.O. Box 250335

Plano, TX 75025-0335

All such concerns will be reviewed under the direction of the Audit Committee and oversight by the Senior Vice President, Audit, the General Counsel, or such other persons as the Audit Committee determines to be appropriate. Confidentiality is maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as deemed appropriate in the judgment of the Audit Committee. The Senior Vice President, Audit will prepare a periodic summary report of all such communications for the Audit Committee.

Board Diversity, Director Qualifications and Process for Nominations

JCPenney is committed to creating an inclusive work environment where everyone is respected and valued. A workforce that understands JCPenney’s diverse customer base helps ensure that the Company’s products, services and message are relevant in every community where the Company does business.

The Board’s philosophy on diversity mirrors the Company’s philosophy. In connection with the selection of nominees for director, the Corporate Governance Committee strives to identify and recruit high-caliber individuals whose diverse talents, perspectives, experiences and backgrounds would preserve and enhance the inclusive environment in which the Board currently functions. Additional information on the experiences and backgrounds of the director nominees can be found under “Proposal 1 - Election of Directors” beginning on page 14.

The Board also aims to maintain an appropriate balance of tenure across our directors. The director nominees identified in this Proxy Statement reflect the importance of diversity to the Board. The charts below reflect the gender composition and board tenure of the director nominees.

Average tenure: 5.3 years

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As provided in the Guidelines, nominees for director, including those directors who are eligible to stand for re-election, are selected based on, among other things, consideration of the following factors:

•	character and integrity;
•	business and management experience;
•	demonstrated competence in dealing with complex problems;
•	familiarity with the Company’s business;
•	diverse talents, backgrounds and perspectives;
•	freedom from conflicts of interest;
•	regulatory and stock exchange membership requirements for the Board;
•	sufficient time to devote to the affairs of the Company; and
•	reputation in the business community.

In considering whether to nominate directors who are eligible to stand for re-election, the Corporate Governance Committee also considers the quality of past director service, attendance at Board and committee meetings, compliance with the Guidelines (including satisfying the expectations for individual directors), as well as input from other Board members concerning the director’s performance and independence.

Although the Board retains ultimate responsibility for approving candidates for election, the Corporate Governance Committee conducts the initial screening and evaluation process. In doing so, the Corporate Governance Committee considers candidates recommended by directors and the Company’s management, as well as any recommendations from Company stockholders. Additionally, the Corporate Governance Committee takes into account the Board’s current composition and the capabilities and attributes of serving Board members, as well as additional capabilities and attributes considered necessary or desirable in light of existing Company needs and the goal of preserving and enhancing Board diversity. The Corporate Governance Committee periodically engages one or more search firms to assist in the identification and recruitment of director candidates.

To recommend a candidate for election to the Board, a stockholder must submit the following information to the Corporate Secretary of the Company at least 90 days in advance of the Annual Meeting:

•	The stockholder’s name and address;
•	A representation that the stockholder is a holder of record of JCPenney stock entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting;
•	The name and address of the stockholder’s nominee for director;
•	A description of any arrangements or understandings between the stockholder and the director nominee or any other person (naming such person(s)) relating to the election of the nominee to the Board;
•	The biographical and other information about the nominee that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and
•	The nominee’s consent to serve on the Board.

In general, candidates recommended by stockholders will be evaluated under the same process as candidates recommended by existing directors, Company management or third-party search firms. However, the Corporate Governance Committee will additionally seek and consider information concerning the relationship between a stockholder’s recommended nominee and the stockholder to determine whether the nominee can effectively represent the interests of all stockholders. Also, except in unusual circumstances, the Corporate Governance Committee will not evaluate a stockholder-

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recommended candidate unless and until the stockholder advises that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service and to provide all the information required to conduct an evaluation.

In addition, pursuant to the Company’s proxy access Bylaw adopted by the Board in July 2016, a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years may nominate and include in the Company’s proxy materials for an annual meeting of stockholders a number of directors up to the greater of two directors and 20% of the Board, provided that the stockholder(s) and nominee(s) satisfy the Bylaw requirements. A notice from an eligible stockholder under the Company’s proxy access Bylaw must be received by the Corporate Secretary of the Company no later than 120 days and no earlier than 150 days prior to the first anniversary of the date the Company’s definitive proxy statement was first sent to stockholders in connection with the previous year’s annual meeting of stockholders, or if the date of the annual meeting of stockholders is more than 30 days before or after the anniversary of the preceding year’s annual meeting no earlier than 150 days prior to such annual meeting and no later than the later of 120 days prior to such annual meeting or 10 days following the day on which public disclosure of the date of the annual meeting was first made. The notice must include certain information, representations and agreements required by Article III, Section 17 of the Company’s Bylaws, including information about the stockholder or group of stockholders and any proposed director nominee.

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Board Committees

BOARD COMMITTEES

The Board has five principal standing committees. Committee members consist entirely of non-employee directors and the Board has determined that each of the members of these committees is “independent,” as defined under our standards of independence and under NYSE listing standards. The following table reflects Committee membership as of March 1, 2017:

	Audit Committee	Committee of the Whole	Corporate Governance Committee	Finance and Planning Committee	Human Resources and Compensation Committee
Colleen C. Barrett
Paul J. Brown
Amanda Ginsberg
B. Craig Owens
Lisa A. Payne
J. Paul Raines
Leonard H. Roberts
Javier G. Teruel
R. Gerald Turner
Ronald W. Tysoe

Lead Independent Director
Chairperson
Member
Audit Committee Financial Expert
(1)	Debora A. Plunkett joined the Board on March 1, 2017. The committees of the Board on which Ms. Plunkett will serve have not yet been determined.

A copy of each Committee’s Charter is available at the Company’s website at www.jcpenney.com. Also available on the Company’s website are procedures for the confidential and anonymous reporting of matters relating to questionable accounting, internal accounting controls or auditing matters. For a discussion of the processes and procedures for determining executive and director compensation and the roles of management and compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion and Analysis” beginning on page 23 and “Director Compensation for Fiscal 2016” beginning on page 62. The mailing address for all of these committees is c/o Corporate Secretary, J. C. Penney Company, Inc., P.O. Box 10001, Dallas, Texas 75301.

Audit Committee	Meetings in Fiscal 2016: 7

Members*: B. Craig Owens (Chair), Lisa A. Payne, Leonard H. Roberts, Javier G. Teruel (All Independent)

Primary Responsibilities

•	Selection and retention of the independent auditor for the annual audit of the Company’s consolidated financial statements
•	Approval of audit fees and non-audit services and fees paid to the independent auditor
•	Review the independent auditor’s strategy and plan, scope, audit results, performance and independence
•	Review internal audit reports on the adequacy of internal controls
•	Review the Company’s ethics program
•	Review the status of significant legal matters
•	Review the scope of the internal auditor’s plans and budget and results of its audits

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•	Review the effectiveness of the Company’s program for correcting audit findings
•	Participate in the certification process relating to the filing of certain periodic reports pursuant to the Securities Exchange Act of 1934, as amended (Exchange Act)

*	The Board has determined that each member of this Committee is “financially literate” and qualifies as an “audit committee financial expert,” as those terms are defined by the SEC and the NYSE.

Corporate Governance Committee	Meetings in Fiscal 2016: 3

Members: Colleen C. Barrett (Chair), Amanda Ginsberg, J. Paul Raines, R. Gerald Turner, Ronald W. Tysoe (All Independent)

Primary Responsibilities

•	Perform the functions of a nominating committee
•	Consider matters of corporate governance
•	Review developments in the governance area as they affect relations between the Company and its stockholders
•	Develop and recommend to the Board corporate governance principles and practices for the Company
•	Make recommendations to the Board with respect to the size, composition, organization and responsibilities of the Board and its directors
•	Make recommendations to the Board with respect to the qualifications of directors, candidates for election as directors, the compensation of directors, and annual independence determinations
•	Oversee the annual performance self-assessment process by the Board and each of the Audit, Corporate Governance, Finance and Planning, and Human Resources and Compensation Committees

Finance and Planning Committee	Meetings in Fiscal 2016: 5

Members: Javier G. Teruel (Chair), Paul J. Brown, B. Craig Owens, Lisa A. Payne, Leonard H. Roberts (All Independent)

Primary Responsibilities

•	Review the Company’s financial policies
•	Review the Company’s financial strategies
•	Review the Company’s capital structure

Human Resources and Compensation Committee	Meetings in Fiscal 2016: 5

Members: Ronald W. Tysoe (Chair), Colleen C. Barrett, Paul J. Brown, Amanda Ginsberg, J. Paul Raines, R. Gerald Turner (All Independent)

Primary Responsibilities

•	Review and administer the Company’s annual and long-term incentive compensation plans
•	Review the administration and operation of certain of the Company’s retirement and welfare plans
•	Take action or make recommendations with respect to the compensation of executive officers, including making a non-binding recommendation to the Committee of the Whole regarding the compensation level of the CEO
•	Review succession plans for key Company executives, including the CEO
•	Review the annual financial and investment performance results of the Company’s retirement and welfare plans, including the annual actuarial valuation reports applicable to such plans

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Board Committees

Committee of the Whole	Meetings in Fiscal 2016: 1

Members: Ronald W. Tysoe (Chair), Colleen C. Barrett, Paul J. Brown, Amanda Ginsberg, B. Craig Owens, Lisa A. Payne, J. Paul Raines, Leonard H. Roberts, Javier G. Teruel, R. Gerald Turner (All Independent)

Primary Responsibilities

•	Assist the Board in discharging its responsibilities relating to the setting of performance goals and objectives for the CEO
•	Assist the Board in discharging its responsibilities relating to the evaluation of performance of the CEO in light of set performance goals and objectives
•	Assist the Board in discharging its responsibilities relating to the setting of compensation for the CEO

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Human Resources and Compensation Committee and Committee of the Whole are each composed entirely of persons who are neither Company associates nor former or current officers of the Company. There is not, nor was there during fiscal 2016, any compensation committee interlock or insider participation on the Human Resources and Compensation Committee or the Committee of the Whole.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires JCPenney’s directors and officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. The Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. We believe that all filing requirements were met during fiscal 2016.

2017 Proxy Statement	11

Beneficial Ownership of Common Stock

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows, as of March 6, 2017, the beneficial ownership of shares of JCPenney common stock by (a) each stockholder known to the Company to beneficially own more than 5% of JCPenney common stock, (b) each present director, all of whom, other than Ms. Barrett, are nominees for re-election at the Annual Meeting, (c) the five most highly compensated present executive officers serving during the last fiscal year and one former executive officer who is also deemed to be a named executive officer, and (d) all present directors and executive officers of the Company as a group. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of common stock or the individual has the right to acquire the shares of common stock within 60 days of March 6, 2017.

Name	Number of shares beneficially owned		Number of shares included in previous column which the individual or group has/have the right to acquire within 60 days of March 6, 2017	Percent of outstanding common stock(1)
BlackRock, Inc.	23,377,617	(2)		7.58%
The Vanguard Group	22,587,574	(3)		7.32%
State Street Corporation	21,887,654	(4)		7.10%
The TCW Group, Inc.	16,622,151	(5)		5.39%
Directors(6)
Colleen C. Barrett	95,313		94,609	*
Paul J. Brown	10,865		10,865	*
Marvin R. Ellison	917,296		436,268	*
Amanda Ginsberg	34,308		34,308	*
B. Craig Owens	49,087		49,087	*
Lisa A. Payne	23,194		23,194	*
Debora A. Plunkett	6,345		6,345	*
J. Paul Raines	33,242		23,194	*
Leonard H. Roberts	118,324		100,286	*
Javier G. Teruel	348,135		86,024	*
R. Gerald Turner(7)	113,586		105,347	*
Ronald W. Tysoe	87,432		62,432	*
Named Executive Officers(6)(8)
Edward J. Record	294,784		197,652	*
Mary Beth West	119,464		66,062	*
John J. Tighe	128,554		127,825	*
Joseph M. McFarland	11,666		11,666	*
Myron E. Ullman, III(9)	1,914,161		1,639,317	*
All present directors and executive officers as a group(10)	3,177,383		1,674,716	1.03%

*	Less than 1%.
(1)	Calculated based on Rule 13d-3(d)(i) using the number of outstanding shares of common stock as of March 6, 2017.
(2)	Based on information set forth in an Amendment No. 4 to Schedule 13G filed with the SEC on January 25, 2017 by BlackRock, Inc. reporting sole power to vote or direct the vote of 22,123,247 shares of JCPenney common stock and sole power to dispose or direct the disposition of 23,377,617 shares of JCPenney common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

12	2017 Proxy Statement

Beneficial Ownership of Common Stock

(3)	Based on information set forth in an Amendment No. 3 to Schedule 13G filed with the SEC on February 10, 2017 by The Vanguard Group reporting sole power to vote or direct the vote of 181,669 shares of JCPenney common stock, shared power to vote or direct the vote of 38,600 shares of JCPenney common stock, sole power to dispose or direct the disposition of 22,382,245 shares of JCPenney common stock and shared power to dispose or direct the disposition of 205,329 shares of JCPenney common stock. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(4)	Based on information set forth in a Schedule 13G jointly filed with the SEC on February 14, 2017 by State Street Corporation and State Street Bank and Trust Company acting in various capacities. The Schedule 13G reported that State Street Corporation has shared power to vote or direct the vote of 21,887,654 shares of JCPenney common stock and shared power to dispose or direct the disposition of 8,520,877 shares of JCPenney common stock. The Schedule 13G also reported that State Street Bank and Trust Company, acting in various capacities, has shared power to vote or direct the vote of 19,674,170 shares of JCPenney common stock and shared power to dispose or direct the disposition of 6,307,393 shares of JCPenney common stock, which includes 13,366,777 shares of JCPenney common stock held in trust under the J. C. Penney Corporation, Inc. Savings, Profit-Sharing and Stock Ownership Plan. The address of State Street Corporation and State Street Bank and Trust Company is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.
(5)	Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2017 by The TCW Group, Inc., on behalf of the TCW Business Unit, reporting shared power to vote or direct the vote of 11,258,498 shares of JCPenney common stock and shared power to dispose or direct the disposition of 16,622,151 shares of JCPenney common stock. The address of The TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, California 90017.
(6)	Except as set forth in the footnotes below, each person has sole investment and voting power with respect to the common stock beneficially owned by such person. Includes only those stock options that are exercisable or become exercisable within 60 days of March 6, 2017. Does not include restricted stock units that will not vest within 60 days of March 6, 2017.
(7)	Includes 1,742 shares of JCPenney common stock that Dr. Turner holds under the Company’s Dividend Reinvestment Plan with respect to which he shares voting and investment power.
(8)	In addition to Mr. Ellison, who also serves as a director.
(9)	Stock ownership for Mr. Ullman reflects direct holdings as of August 1, 2016, the last day on which he served as an executive officer of the Company, along with stock options exercisable and restricted stock units that would vest within 60 days of such date.
(10)	Excludes shares of Mr. Ullman, who no longer serves as an executive officer of the Company.

2017 Proxy Statement	13

Proposal 1 - Election of Directors

PROPOSAL 1 — ELECTION OF DIRECTORS

The terms of each of the Company’s current directors will expire at the 2017 Annual Meeting. Each of the current directors, other than Colleen C. Barrett who will be retiring from the Board effective May 19, 2017, has been nominated by the Board to serve as a continuing director for a new one-year term expiring at the 2018 Annual Meeting of Stockholders. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement. We are not aware of any reason why any of these nominees would not accept the nomination. However, if any of the nominees does not accept the nomination, or is otherwise unavailable for election, the persons designated as proxies will vote for any substitute nominee recommended by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

In determining whether to nominate each of the current directors, other than Ms. Barrett, for another term, the Board considered the factors discussed above in “Board Diversity, Director Qualifications and Process for Nominations” and concluded that each of the current directors standing for re-election possesses unique talents, backgrounds, perspectives, attributes and skills that will enable each of them to continue to provide valuable insights to Company management and play an important role in helping the Company achieve its long-term goals and objectives. As described below in the experience and qualifications of each of our director nominees, each nominee has achieved an extremely high level of success in his or her career. The chart below depicts the full range of skills, qualifications and expertise represented by the director nominees.

Range of Skills, Qualifications and Expertise Represented by Our Nominees

• Retail Industry Experience	• Audit/Financial Reporting
• Customer Relations	• Financial Management
• Human Resources	• Accounting
• Operations Management	• E-Commerce Experience
• Executive Experience	• Brand Management
• Board Experience	• Enterprise Risk Management
• Corporate Governance	• Strategic Planning
• Public Company Board Service	• Store Operations
• Sales Experience	• Merchandising
• Logistics Management	• Marketing
• Consumer Industry Experience	• Sourcing
• Cybersecurity

The Company does not have a mandatory retirement age for directors. There is no family relationship between any director or executive officer of the Company.

14	2017 Proxy Statement

Proposal 1 - Election of Directors

The Board recommends a vote FOR each of the nominees for director.

Nominees for Director

Paul J. Brown, 50 - Director of the Company since September 2016.

Chief Executive Officer, Arby’s Restaurant Group, Inc.

Committees:  Committee of the Whole, Finance and Planning, Human Resources and Compensation

Business Experience:  Chief Executive Officer of Arby’s Restaurant Group, Inc. (food industry) since 2013; President, Brands and Commercial Services of Hilton Worldwide (hospitality) from 2008 to 2013; President of Expedia North America and Expedia Inc. Partner Services Group (Internet-based travel reservations) from 2005 to 2008; Partner of McKinsey & Co. (consulting) from 2001 to 2005; Director of Lindblad Expedition Holdings and H&R Block, Inc.

Qualifications:  Mr. Brown has extensive executive experience in consumer industries, including food, hospitality and travel, having served as CEO or as an executive of several major U.S. companies. He brings to the JCPenney Board significant operations, financial management, e-commerce, brand management and enterprise risk management experience. He also currently serves on the boards of other publicly-traded companies.

Marvin R. Ellison, 52 - Director of the Company since 2014.

Chairman of the Board and Chief Executive Officer, J. C. Penney Company, Inc.

Business Experience:  Chairman of the Board since August 2016, CEO since 2015 and President from 2014 to 2015 of JCPenney; Executive Vice President - U.S. Stores of The Home Depot, Inc. (home improvement retailer) from 2008 to 2014, with which he served in positions of increasing importance since 2002, including as President - Northern Division from 2006 to 2008, Senior Vice President - Logistics from 2005 to 2006, Vice President - Logistics from 2004 to 2005, and Vice President - Loss Prevention from 2002 to 2004; Target Corporation (retailer) from 1987 to 2002, with which he served in a variety of operational roles; Director of H&R Block, Inc. from 2011 to 2014; Director of FedEx Corporation; Director of the Retail Industry Leaders Association (RILA); Director of the National Retail Federation.

Qualifications: Mr. Ellison has extensive experience in the retail industry, including executive experience with a major U.S. retailer. He brings considerable knowledge of operations and sales including experience managing a large network of stores and associates as well as insights and perspectives on managing global logistics networks. He also currently serves on the board of another publicly-traded company.

2017 Proxy Statement	15

Proposal 1 - Election of Directors

Amanda Ginsberg, 47 - Director of the Company since 2015.

Chief Executive Officer, Match Group North America

Committees: Corporate Governance, Committee of the Whole, Human Resources and Compensation

Business Experience: Chief Executive Officer since 2015 of Match Group North America (Internet-based dating service); Chief Executive Officer from 2014 to 2015 of The Princeton Review (test preparation and college admission services); Chief Executive Officer from 2013 to 2015 of Tutor.com (Internet-based on-demand instructional solutions); Chief Executive Officer from 2012 to 2013 and Senior Vice President and General Manager from 2008 to 2012 of Match.com (Internet-based dating service); Vice President and General Manager from 2006 to 2008 of Chemistry.com (Internet-based dating service); Director of Care.com, Inc. from 2012 to 2014.

Qualifications: Ms. Ginsberg has extensive operational and senior management experience with consumer Internet companies, including service as Chief Executive Officer of a leading test preparation company and a leading on-demand learning solutions company. She brings extensive knowledge of online consumer engagement to the JCPenney Board as well as considerable executive experience managing operations and strategic planning.

B. Craig Owens, 62 - Director of the Company since 2014.

Retired Chief Financial Officer and Chief Administrative Officer, Campbell Soup Company

Committees:  Audit (Chair), Committee of the Whole, Finance and Planning

Business Experience:  Retired Senior Vice President, Chief Financial Officer and Chief Administrative Officer (2008 to 2014) of Campbell Soup Company; Executive Vice President and Chief Financial Officer from 2001 to 2008 of Delhaize Group (grocery retailer); served in various positions of increasing importance with The Coca-Cola Company (beverages) and its bottlers from 1981 to 2001; Director of Pall Corporation from 2011 to 2015; Director of Dean Foods Company; Trustee of Washington and Lee University.

Qualifications:  Mr. Owens has extensive experience in the consumer food and beverage industries, including service as Chief Financial Officer of a leading publicly-traded consumer food company. He also has considerable knowledge of the retail industry, having served as Chief Financial Officer of a leading international grocery retailer. He brings significant financial expertise to the JCPenney Board including all aspects of financial reporting, accounting, corporate finance and capital markets, as well as considerable experience managing supply chain and information technology organizations. As a result of his executive experience, he also has a deep understanding of operations and strategic planning. He also currently serves on the board of another publicly-traded company.

16	2017 Proxy Statement

Proposal 1 - Election of Directors

Lisa A. Payne, 58 - Director of the Company since February 2016.

Retired Vice Chairman and Chief Financial Officer, Taubman Centers, Inc.

Committees:  Audit, Committee of the Whole, Finance and Planning

Business Experience:  Chairman of the Board of Soave Enterprises, LLC (private equity) and President of Soave Real Estate Group from 2016 to 2017; Retired Vice Chairman and Chief Financial Officer (2005 to 2016) of Taubman Centers, Inc. (real estate investment trust), where she held various positions since 1997, including Director from 1997 to 2016 and Executive Vice President and Chief Financial and Administrative Officer from 1997 to 2005; Vice President from 1996 to 1997 of Goldman, Sachs & Co. (finance), where she held various positions between 1986 and 1996; Director of Masco Corporation and Rockwell Automation, Inc.; Trustee of Munder Series Trust and Munder Series Trust, II from 2005 to 2014.

Qualifications:  Ms. Payne has extensive accounting and financial experience in the regional mall and real estate industries, including service as the Chief Financial Officer of a leading retail management and real estate development company. She also brings extensive corporate finance experience from her past experience as an investment banker with a leading investment banking firm. As a result of her executive experience, she also has a deep understanding of operations and strategic planning. Ms. Payne’s Board and Board committee experience also provides her with significant insight as to governance and compliance-related matters of public companies.

Debora A. Plunkett, 57 - Director of the Company since February 2017.

Principal, Plunkett Associates LLC (cybersecurity consulting)

Business Experience:  Principal, Plunkett Associates LLC (cybersecurity consulting) since 2016; Adjunct Professor, University of Maryland College Graduate School since 2014; Senior Advisor to the Director of the United States National Security Agency (NSA) from 2014 to 2016, with which she served in positions of increasing importance since 1984, including Director, Information Assurance Directorate, from 2010 to 2014, Deputy Director of Information Assurance from 2008 to 2010, and in various senior executive, supervisory and analytic roles from 1984 to 2008; Director, Office of Transnational Threats, United States National Security Council at the United States White House from 2000 to 2001.

Qualifications:  Ms. Plunkett has more than 30 years of cybersecurity experience, having served as a Director on the United States National Security Council of the White House and in multiple cybersecurity roles with the United States National Security Agency. In addition, her past experience provides her with perspective into the challenges of managing large, complex, multi-faceted organizations. Ms. Plunkett also brings to the Board a valuable and different perspective due to her extensive background in public policy.

2017 Proxy Statement	17

Proposal 1 - Election of Directors

J. Paul Raines, 52 - Director of the Company since February 2016.

Chief Executive Officer and Director, GameStop Corporation

Committees:  Corporate Governance, Committee of the Whole, Human Resources and Compensation

Business Experience:  Chief Executive Officer and Director, GameStop Corporation (video game retailer) since 2010 and Chief Operating Officer from 2008 to 2010; various management positions with The Home Depot, Inc. (home improvement retailer) from 2000 to 2008, including Executive Vice President of U.S. Stores and President of the Southern Division; four years in global sourcing for L.L. Bean, Inc. (retailer) prior to The Home Depot; 10 years with Kurt Salmon Associates (management consulting) in consumer products group prior to L.L. Bean; Director of Advance Auto Parts Inc. from 2010 to May 2016.

Qualifications:  Mr. Raines has expertise in the areas of retail strategy, store operations, customer service, merchandising, marketing, and global sourcing, including serving as Chief Executive Officer of a Fortune 500 company. With this background, he brings insight and perspectives on retail operations, marketing and sourcing to the JCPenney Board. He also currently serves on the board of another publicly-traded company.

Leonard H. Roberts, 68 - Director of the Company since 2002.

Retired Chairman and Chief Executive Officer, RadioShack Corporation

Committees:  Audit, Committee of the Whole, Finance and Planning

Business Experience:  Retired Chairman and Chief Executive Officer of RadioShack Corporation (consumer electronics), with which he served as Executive Chairman of the Board from 2005 to 2006, Chairman of the Board and Chief Executive Officer from 1999 to 2005, President from 1993 to 2000, and a Director from 1997 to 2006; Chairman and Chief Executive Officer of Shoney’s, Inc. (restaurants) from 1990 to 1993; President and Chief Executive Officer of Arby’s, Inc. (restaurants) from 1985 to 1990; Director of Rent-A-Center, Inc.; Director of Tarrant County Safe City Commission; Director and Former Chairman of the Board of Directors of Texas Health Resources.

Qualifications:  Mr. Roberts has extensive executive and board experience in the retail industry, including service as the Chairman and as the CEO of a publicly-traded consumer electronics retailer and CEO positions with two restaurant operators. With this background, he has insights and perspectives on delivering merchandise and services to consumers, which he brings to the JCPenney Board. As a result of his extensive executive experience, he also brings financial expertise to the Board. He also currently serves on the board of another publicly-traded company.

18	2017 Proxy Statement

Proposal 1 - Election of Directors

Javier G. Teruel, 66 - Director of the Company since 2008.

Partner, Spectron Desarrollo, SC and Chairman, Alta Growth Capital

Committees:  Audit, Committee of the Whole, Finance and Planning (Chair)

Business Experience:  Partner of Spectron Desarrollo, SC (investment management and consulting) since 2007; Chairman of Alta Growth Capital (private equity) since 2012; Retired Vice Chairman (2004 to 2007) of Colgate-Palmolive Company (consumer products), with which he served in positions of increasing importance since 1971, including as Executive Vice President responsible for Asia, Central Europe, Africa and Hill’s Pet Nutrition, Vice President of Body Care in Global Business Development in New York, President and General Manager of Colgate-Mexico, President of Colgate-Europe, and Chief Growth Officer responsible for the company’s growth functions; Director of Starbucks Corporation; Director of Nielsen N.V.

Qualifications:  Mr. Teruel has extensive executive experience in the consumer products industry. He brings to the JCPenney Board considerable product development, merchandising and marketing skills and perspectives. His broad international experience also provides unique insights relevant to the Company’s product sourcing initiatives. Mr. Teruel brings the benefits of service on the boards of other publicly-traded companies to the JCPenney Board, including financial expertise resulting from his service as the former chair of the audit committee of one of the boards.

R. Gerald Turner, 71 - Director of the Company since 1995.

President, Southern Methodist University

Committees:  Corporate Governance, Committee of the Whole, Human Resources and Compensation

Business Experience:  President of Southern Methodist University since 1995; Chancellor of the University of Mississippi from 1984 to 1995; Co-Chairman, Knight Commission on Intercollegiate Athletics from 2005 to 2015; Director of Kronos Worldwide, Inc. and American Beacon Funds; Director of Methodist Hospital Foundation and the Salvation Army of Dallas.

Qualifications:  Dr. Turner’s extensive career in academia provides the Company with valuable insights and perspectives on communicating with younger customers and associates. He also brings experience and skills in human resources and management. Dr. Turner’s current experience as president of a leading university provides him with perspective into the challenges of managing complex, multi-faceted organizations. In addition, his service on the boards of other publicly-traded companies, including committee service, has given him insights and perspectives on governance and human resources and compensation which benefit the JCPenney Board.

2017 Proxy Statement	19

Proposal 1 - Election of Directors

Ronald W. Tysoe, 63 - Director of the Company since 2013.

Former Vice Chairman of Finance and Real Estate, Federated Department Stores, Inc.

Committees:  Corporate Governance, Committee of the Whole, Human Resources and Compensation (Chair)

Business Experience:  Vice Chairman of Finance and Real Estate of Federated Department Stores, Inc. (now Macy’s, Inc.) from 1990 to 2006 and Chief Financial Officer from 1990 to 1997; Senior Advisor of Perella Weinberg Partners LP (global, independent advisory and asset management firm) from 2006 to 2007; Director of Pzena Investment Management Inc. from 2008 to 2013; Director of Canadian Imperial Bank of Commerce; Director of Scripps Networks Interactive, Inc.; Director of Cintas Corporation; Director of Taubman Centers, Inc.

Qualifications:  Mr. Tysoe has extensive experience in the retail industry, including executive and board experience with a major U.S. retailer. He provides valuable insights and perspectives to the Board as a result of his considerable financial and real estate experience. He also brings the benefits of service on the boards of other publicly-traded companies, including expertise in corporate strategy, compensation and corporate governance.

20	2017 Proxy Statement

Letter from Human Resources and Compensation Committee Chairman

Dear Fellow Stockholders,

On behalf of the Human Resources and Compensation Committee of your Board, let me first thank you for your continued support. Our Committee is comprised solely of independent directors, and we take seriously our responsibilities to those who choose to invest in the Company. Our goal is to design pay programs that only provide significant rewards to executives when JCPenney successfully executes on its strategic priorities.

Our Environment and Leadership Transitions

As you are aware, the retail environment in general and especially for department stores has undergone significant upheaval and transformation over the past several years, as shopping alternatives have increased and the Company’s primary customer has continued to experience financial pressures. As we review JCPenney’s executive compensation program and make decisions regarding executive pay, we are mindful of the dramatic changes occurring within the retail industry.

To better position JCPenney for the future, we hired Marvin Ellison in November 2014 with the intent of making him the Company’s next Chief Executive Officer. Marvin’s transition to his current role as Chairman of the Board and Chief Executive Officer was completed in August 2016 when Mike Ullman retired as Executive Chairman. This transition process took almost two years and was deliberately designed to take place over that timeframe to enable Marvin to benefit from Mike’s extensive knowledge of JCPenney and the apparel retail industry.

During the CEO transition period, and recognizing that the Company remains in a period of transformation, other changes were identified within the senior leadership team that were necessary to ensure the Company has the right team in place that can successfully execute on the Company’s business priorities in this evolving retail landscape. Those changes have now been made, and we believe the current team is more than capable of rising to the challenges JCPenney and others in the industry are facing.

Programs Designed to Compete for Talent

To keep the Company’s leadership team intact, we need to provide pay opportunities commensurate with those offered by the companies in the highly-competitive and rapidly changing retail industry with whom JCPenney competes for talent. The following CD&A provides detailed descriptions of the Company’s executive compensation program, which we believe is strongly aligned with the long-term interests of investors and also focused on near-term business performance.

To ensure you are aware of the key components of JCPenney’s program, and of some enhancements we have made to address stockholder concerns and focus on the Company’s position as a leading retailer, we note the following:

•	Peer group. We benchmark pay for senior executives against a carefully-constructed peer group that, unlike prior years, is now limited to retailers. To select those peers we consider viable competitors for the leaders needed, the Committee places a high priority on industry and the similarity of business models and products sold, rather than strict size constraints that do not fully consider the magnitude and scope of JCPenney’s operations. We generally use revenues, market cap and enterprise values that range between 0.33x-3.0x of the Company’s to define the peers, with the majority of the companies in the peer group falling within that range.

2017 Proxy Statement	21

Letter from Human Resources and Compensation Committee Chairman

•	Pay benchmarking. To ensure objectivity as compensation levels are set, the Committee’s independent compensation consultant takes the lead in conducting any analyses used to establish competitive market pay levels for members of the senior leadership team.

•	Annual bonus tied only to financial goals. Awards under the annual cash bonus plan for senior executives are based solely on financial performance. Bonus payments for 2016 could only be earned if sales, operating profit and inventory management results exceeded explicit, seasonally-based goals. The Spring performance period generated a payout of only 60.5% of target while the Fall period, which is weighted more heavily to reflect the seasonality of JCPenney’s business, produced a zero payout. Consequently, the overall payout for the full year was only 24.2% of target, which is reflective of the Company’s performance against plan.

•	Long-term performance awards tied to three year financial goals. The vast majority of the Company’s long-term incentive program rewards only for longer-term performance. In 2016, we revised the performance-based restricted stock unit program so that it pays out only for performance at the end of the period, rather than for annual performance during the period. Specifically, the 2016 grants only pay out if JCPenney achieves EBITDA results for fiscal 2018 (the final year of the program) that reflect a significant increase over the level achieved in fiscal 2015.

•	Restrictive covenants. During the year, we began requiring executive officers to comply with certain restrictive covenants, including non-competition and non-solicitation covenants, as a condition to receiving an annual long-term equity incentive award. We also extended the restrictive covenants in the Company’s executive termination pay agreement to apply to voluntary terminations of employment. This further supports our goal of retaining key executives while minimizing the risk of competitive harm that could arise to JCPenney in the event of employment termination.

We believe we have set challenging targets for the incentive programs and that the payouts under these programs vary as intended based on the business results achieved. Each year, we conduct a rigorous review of market practices to ensure the Company’s programs remain current and relevant. We also critique our incentive designs each year with the goal of identifying any changes that would better support our business and compensation objectives, both immediate and longer-term.

In Conclusion

We hope these comments provide additional insight into the Committee’s decisions about executive pay. We are excited about the strategic initiatives underway at the Company and are optimistic about its prospects. At the same time, we are committed to doing all that we can to ensure we have the compensation programs in place to drive long-term stockholder value.

Ronald W. Tysoe

Chair, Human Resources and Compensation

Committee, and Lead Independent Director

22	2017 Proxy Statement

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our compensation philosophy is integrated with JCPenney’s core values and business strategy. Our core values were first stated in The Penney Idea, which was adopted in 1913 and which includes the principle that we will “reward men and women in our organization through participation in what the business produces.” This principle endures today in our executive compensation policies that link pay for performance and align the pay of our named executive officers with the interests of our stockholders.

Leadership. Our named executive officers for the fiscal year ended January 28, 2017 are listed below.

Name	Title
Marvin R. Ellison	Chairman of the Board and Chief Executive Officer
Edward J. Record	Executive Vice President and Chief Financial Officer
Mary Beth West*	Executive Vice President, Chief Customer and Marketing Officer
John J. Tighe	Executive Vice President, Chief Merchant
Joseph M. McFarland	Executive Vice President, Stores
Myron E. Ullman, III	Retired Executive Chairman

*	Ms. West has notified the Company that she is voluntarily terminating her employment, effective April 1, 2017.

2017 Proxy Statement	23

Compensation Discussion and Analysis

As part of our previously announced leadership transition, Mr. Ullman served as Executive Chairman until he retired from the Company on August 1, 2016.

Business Performance. In fiscal 2016, the Company delivered its first positive net income since 2010 in the face of a very challenging retail environment. That result was the reflection of strong performance in our growth initiatives and a continued focus on strengthening our digital business. Specifically, for the 2016 fiscal year, the Company delivered the following results:

•	Comparable store sales flat compared to the 2015 fiscal year;
•	Total sales of $12.55 billion, a 0.6% decrease compared to fiscal 2015;
•	Gross margin of $4.48 billion;
•	A reduction in selling, general and administrative expenses by $237 million to $3.54 billion, or 28.2% of sales, representing a 170 basis point improvement over the prior year;
•	Net income of $1 million, which was a $514 million improvement compared to a $513 million net loss in the prior year; and
•	An increase in EBITDA by $477 million to $1.0 billion, a 91% improvement versus the prior year year.

Please see pages [25 to 28] of the Company’s Annual Report on Form 10-K for a discussion of non-GAAP financial measures.

Components of 2016 Compensation and Alignment with Performance. The following table outlines the key components of our named executive officers’ 2016 compensation, and highlights the impact of our performance during this fiscal year on each element.

24	2017 Proxy Statement

Compensation Discussion and Analysis

Element	Key Characteristics	Link to Performance
Base Salary	• Fixed component payable in cash • Set based on peer group and market survey data • Reflects individual experience, performance and tenure	• Modest merit increases for CEO and select NEOs • Market adjustment for NEO whose role expanded to assume additional responsibilities

Annual Bonus

•    Performance-based cash program

•    Split into Spring and Fall plans weighted 40% and 60%, respectively, to reflect seasonal business cycle

•    For both programs, awards are tied to the following financial metrics:

—  Sales: 50%

—  Operating Profit: 30%

—  Gross Profit Return on Inventory (GPROI): 20%

•    Overall payouts earned by executive officers are only 24.2% of target annual awards

•    Reflects payouts at 60.5% of weighted target for Spring plan

•    Reflects no payout for Fall plan because performance was below threshold for all three goals

Long-term Incentives Performance-based Restricted Stock Units (PBRSUs)

•    Performance-based equity grants that focus on long-term value creation and growth strategy

•    Cover 3-year performance periods, and can be earned for achieving pre-set financial goals

—  2016 grants tied to EBITDA goal for fiscal 2018

—  2015 grants tied to EBITDA goals for each of 2015, 2016 and 2017

•    Shares earned are distributed at end of performance period

• Payout will be determined based on 2018 results • Based on 2016 EBITDA, the 2016 portion of the 2015 grant was banked at 131.4% of target

Stock Options	• Equity awards that only deliver value if stock price increases after the date of grant • Provides alignment with stockholder interests	• Varies with stock price. At year end, 2016 grants were “underwater”

Time-based Restricted Stock Units (TBRSUs)	• Equity awards that deliver value equal to share price • 3-year cliff vesting promotes retention • Aligns economic interests of executives with stockholders	• Year-end value was significantly lower than grant date value, commensurate with stock price decline during the year

2017 Proxy Statement	25

Compensation Discussion and Analysis

Retired Executive Chairman. During fiscal 2016, Mr. Ullman served as our Executive Chairman until he retired as of August 1, 2016. This timeframe was established as a key element of our plan to provide for the seamless transition of leadership from Mr. Ullman to Mr. Ellison.

For the six months he served as Executive Chair during fiscal 2016, Mr. Ullman’s target total direct compensation was set at $1,800,000. Although his base salary annual rate of $1,500,000 remained unchanged, his target annual bonus opportunity was reduced to 175% from the prior 200% level and he did not receive an annual equity award in 2016. Specifically, for the six months he was employed by us during fiscal 2016, Mr. Ullman’s target direct compensation consisted of a base salary of $750,000 and a target opportunity for the Spring Bonus plan of $1,050,000 (based on the 40% weighting assigned to the Spring performance period).

As noted, Mr. Ullman participated in the Spring Bonus plan. The Company’s performance for this plan, the relative weightings of each of the performance metrics, and the performance results are detailed in the “Spring Performance Period” section of the discussion about our “Annual Cash Bonus Awards.” Consistent with other participants in the Spring Bonus plan, Mr. Ullman earned a cash bonus equal to 60.5% of his target opportunity for the period, resulting in a payout to him of $635,355.

Also as noted above, in lieu of granting an annual equity award to Mr. Ullman in 2016, the independent directors of the Board determined that he would be eligible to receive a $500,000 individual cash performance award under the Management Incentive Compensation Program (MICP) based on successful completion of the leadership transition to Mr. Ellison. In determining the form and amount of this performance award, the independent directors considered Mr. Ullman’s remaining tenure of six months, his compensation history, the fact that on an annualized basis his target total direct compensation was significantly lower than the prior year, and competitive market data.

Upon Mr. Ullman’s retirement, the independent directors of the Board determined that he had earned the individual cash performance award due to his contributions to the successful leadership transition. In its decision, the independent directors focused on Mr. Ullman’s assistance in refining our merchandising and private brand strategy and initiatives, his counsel regarding key changes to our leadership team at the Executive Vice President level, and his efforts with respect to board succession matters.

Mr. Ullman also participated in our defined contribution plans and in the other benefits and perquisites programs for which he historically had been eligible. Details are disclosed in the footnotes to the Summary Compensation Table for the “All Other Compensation” column. During 2016, Mr. Ullman received his final annual installment payment from our excess defined benefit retirement plan, which was required as a result of his retirement from the Company in 2012. This payment constituted more than half of his compensation included under the “All Other Compensation” column.

Target Pay Mix. The charts below show the Target Compensation Mix for fiscal 2016 for Mr. Ellison and for our other named executive officers (other than Mr. Ullman) as a group. The charts illustrate our emphasis on performance-based “at risk” compensation, which for this purpose includes performance-based cash bonus, performance-based restricted stock units, and stock options. Specifically, in fiscal 2016, performance-based compensation comprised 71% of Mr. Ellison’s target annual pay and 59% of target annual pay for our other named executive officers (other than Mr. Ullman).

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Compensation Discussion and Analysis

CEO Realizable Pay. The value of actual pay that can be realized can and often does differ substantially from the intended target compensation values. To further demonstrate the link between CEO compensation and Company performance, the chart below compares Mr. Ellison’s 2015 and 2016 target compensation and realizable pay as of the end of fiscal 2016.

(1)	Target compensation includes base salary, the target annual cash bonus award value (including a supplemental one-time award in 2015) and the grant date value of long-term incentive awards.
(2)	“Realizable” compensation includes base salary, the annual cash bonus amount earned and the fiscal 2016 year-end value of long-term incentive awards as follows: (a) the intrinsic value of stock options, (b) TBRSUs valued at year-end stock price and (c) PBRSUs valued at year-end stock price as follows: 2015 award valued at earned amounts for the 2015 and 2016 performance periods and at target for the 2017 performance period, and 2016 award valued at target as performance results cannot yet be estimated.

Key Features of Our Executive Compensation Program. The Company’s executive compensation program includes key features that align the interests of the named executive officers with stockholders.

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Compensation Discussion and Analysis

What We Do

✓	Vast majority of pay is based on Company financial performance and is not guaranteed

✓	Balance the focus of our short-term and long-term incentive programs by using different performance metrics for each plan

✓	Multiple long-term incentive vehicles link pay to internal performance goals and/or to external market performance

✓	Impose robust stock ownership guidelines, with holding requirement for CEO until guideline is met

✓	Have clawback policy for both cash and equity awards

✓	Impose stringent restrictive covenants on those who receive awards under our long-term incentive program

✓	Conduct annual risk assessment of executive pay programs

✓	Review tally sheets for executive officers

✓	Independent compensation consultant who reports only to the HRCC

What We Don’t Do

✗	No excise tax gross ups

✗	No “single trigger” change in control plans

✗	No hedging or pledging of Company stock

✗	No stock options granted below fair market value

✗	No option repricing without stockholder approval

2016 Say-on-Pay Vote and Stockholder Outreach

Approximately 79% of votes cast by the Company’s stockholders at the 2016 annual meeting were cast in favor of the Company’s executive compensation program. Although still strong, this was notably lower than the 92% support we received in 2015. To better understand this decline, we reached out to stockholders representing over 60% of our outstanding common stock to seek feedback.

The few comments voiced by our stockholders related to the topics outlined in the table below. We have examined each of these situations carefully, and we believe we have taken actions, or had already taken actions, that appropriately address the concerns raised. Those actions are described in the table below and are further described either in the letter to stockholders from the Chair of the Committee that precedes this CD&A, or in later sections of this CD&A.

Topics	Rationale
Length of CEO transition plan resulting in a similar level of payments to two chief executives	This transition process was deliberately designed to take place over two years to enable Mr. Ellison to benefit from Mr. Ullman’s extensive knowledge of the Company and the apparel retail industry. Further, as disclosed earlier, Mr. Ullman’s total target pay in 2016 was significantly reduced from 2015 as the transition process was winding down.

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Topics	Rationale
Level of senior management turnover resulting in severance payments	During the CEO transition period, and recognizing that the Company remains in a period of transformation, changes were identified within the senior leadership team that were necessary to ensure the Company has the right team in place that can successfully execute on the Company’s business priorities in this evolving retail landscape. No such payments have been disclosed for 2016, as those changes occurred in the prior year.

The benchmarking peer group contains outsized peers	The Committee considers various size parameters in choosing the peer group. Although the focus is on peers with revenues, market cap and enterprise values that typically range between 0.33x-3.0x of ours, the current peer group deliberately includes a few companies outside this range because they are key competitors for executive talent. Further, although market cap is often cited in peer group selection, at present the Committee views enterprise value as more relevant in light of our current capital structure, with the result that a significant majority of the peers fell within the prescribed range of enterprise values.

Lack of relative metrics used in our long-term incentive plan	The Committee annually reviews the metrics used in our long-term incentive plan and, from time to time, has considered the use of relative metrics. However, due to volatility in the Company’s stock and the financial uncertainty across the retail sector in general, the Committee concluded that relative metrics are not yet appropriate for JCPenney.

We believe a continuing, constructive dialogue with our long-term stockholders on matters such as executive compensation and corporate governance matters will ensure that our programs remain aligned with their interests. We welcome stockholder feedback as a way to provide us with further insight and understanding of their views on our programs.

Going forward, the Committee will continue to evaluate and make changes to programs to reflect the Company’s evolving business circumstances. Our goal is to ensure the Company has the appropriate compensation programs in place to most effectively link pay-for-performance, to create stockholder value over the long-term, to be consistent with good governance practices, to attract and retain critical talent and to align with the Company’s business strategies.

Establishing Our Executive Compensation Program

Role of the Human Resources and Compensation Committee.   The Committee is responsible for establishing and implementing our executive compensation program. Each member of the Committee is independent under the listing standards of the New York Stock Exchange (NYSE).

The Committee determines compensation for officers of the Company at the level of Senior Vice President and above other than the CEO. The compensation of the CEO is determined by all of the independent directors of the Board.

As part of the Committee’s deliberations, the CEO makes compensation recommendations for the executive officers other than himself. The Committee considers these recommendations in making its determinations.

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Compensation Discussion and Analysis

Role of Independent Compensation Consultant.   The Committee engages an independent consultant to assist in its deliberations and decision-making regarding executive compensation. The Committee’s consultant provides current market research and analyses against which executive compensation programs and proposals can be evaluated, including a review of competitive market trends and design practices, a review of the Company’s peer group, and market benchmarking for officers at the level of Senior Vice President and above. The independent consultant does not assist the Board on director compensation matters. The Committee has sole authority to retain and terminate its consultant and sole authority to approve the fees and other terms of the engagement of its consultant. The independent consultant reports directly to the Committee and does not work for the Company’s management in any capacity.

For fiscal 2016, the Committee retained Meridian Compensation Partners LLC (Meridian) as its independent consultant. In retaining Meridian as its consultant, the Committee considered all factors relevant to Meridian’s independence from management in accordance with the listing standards of the NYSE.

Role of Management.   Management makes recommendations to the Committee regarding the design and implementation of our executive compensation programs. Management works with its outside executive compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), in making recommendations that are consistent with the Company’s philosophy and objectives. The Committee may review data and analyses provided by management and its consultant. FW Cook does not work for the Committee or the Board in any capacity.

Role of Peer Companies and Benchmarking.   Understanding the competitive market for executive talent in our industry is critical to ensuring that we can attract and retain a strong leadership team. Accordingly, we benchmark the competitiveness of pay for our named executive officers, and for our various compensation programs in general, against the practices of a carefully-constructed and select group of retailers we view as our peers.

For 2016, the Committee selected the following companies as our benchmarking peers:

Ascena Retail Group, Inc.	L Brands, Inc.	Sears Holdings Corp.
Bed Bath & Beyond Inc.	Macy’s, Inc.	Staples, Inc.
Best Buy Co., Inc.	Nordstrom, Inc.	Target Corp.
Gap, Inc.	Office Depot, Inc.	TJX Companies, Inc.
Kohl’s Corp.	Ross Stores, Inc.

To develop this peer group, the Committee focused on retailers with business characteristics similar to ours and that align with the Company’s strategic direction. In general, the peer group includes mall anchors, department stores and other retailers who offer the same or similar products in most cases, whose customers are influenced by similar broad economic trends in spending and whose operations are primarily domestic.

The Committee considers various size parameters in choosing the peer group. Although the focus is on peers with revenues, market cap and enterprise values that typically range between 0.33x-3.0x of ours, the current peer group deliberately includes a few companies outside this range because we view them as key competitors for executive talent. Further, although market cap is often cited in peer group selection, at present the Committee views enterprise value as more relevant in light of our current capital structure, with the result that a significant majority of the peers fell within the prescribed range of enterprise values.

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The Committee reviews and approves the peer group each year, and in so doing considers information provided by the Committee’s independent consultant and management. For 2017, the Committee re-evaluated the composition of the peer group and determined that it continues to reflect our key competitors for executive talent. Based on this conclusion, the Committee determined that the peer group remains appropriate and that changes were not necessary.

We also review retail industry surveys to benchmark pay for executive officer positions for which proxy peer group data are not available.

For fiscal 2016, a key element of our compensation benchmarking philosophy was to target total direct compensation for our executive officers at or around the median percentile of the national market represented by our peer group and/or survey data for relevant positions. Based on the compensation analysis reviewed by the Committee in early 2016, the total target direct compensation for our CEO, after the adjustments described in the following paragraphs, fell significantly below the median of the peer group. Where necessary, particularly with respect to new hires, we may target total direct compensation above the median percentile to attract and retain critical talent.

Internal Pay Relationships.  Our compensation philosophy reflects the importance of offering a competitive target compensation package. In general, the differences in pay between the named executive officers relative to each other and to the CEO, as well as to non-managerial associates, are based on market differences for the particular job, job responsibilities and scope, and adjustments for individual experience and performance, rather than a pre-determined ratio or multiple.

Relationship of Executive Compensation to Risk.  In connection with fulfilling its responsibilities, the Committee considers whether the design of the Company’s executive compensation program encourages executives to engage in excessive risk-taking. The Committee reviews the overall program design, as well as the balance between short-term and long-term compensation, the metrics used to measure performance and the total award opportunity under the Company’s incentive compensation program, and other features designed to mitigate risk such as incentive caps, vesting requirements, stock ownership guidelines, insider trading policy, the Company’s claw-back policy and the Company’s prohibition on hedging and pledging of Company securities by directors and senior management. Based on its review, the Committee believes that the Company’s executive compensation program is aligned with the interests of stockholders, appropriately rewards pay for performance and does not promote unnecessary or excessive risk.

Compensation of Our Named Executive Officers

In 2016, our executive compensation program had three principal components:

•	Base salary;
•	Annual cash bonus awards; and
•	Long-term equity incentive awards.

Consistent with our pay-for-performance philosophy, the majority of the compensation opportunity in fiscal 2016 for our named executive officers was linked to Company performance. We believe that our combination of annual cash bonus awards and long-term incentive awards strikes the appropriate balance between our near-term focus on Company performance and our long-term focus on stockholder value creation.

Base Salary.  We review base salaries annually, and focus on ensuring they are competitive based on market data for comparable positions at companies in our peer group. Merit increases are intended

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Compensation Discussion and Analysis

to reward individual performance and ensure that the individual’s base salary remains competitive for the position and level of responsibility. Periodically, we also make adjustments to ensure that the salary for a key role remains competitive with the market.

Several of our named executive officers received salary adjustments during the year primarily to align with market movement but in one case to also reflect an expanded scope of responsibility, as outlined below.  Despite the increase in our CEO’s base salary, the total compensation realized by our CEO in 2016 was less than the compensation realized by our CEO in 2015. The Summary Compensation Table presents the named executive officers’ actual salaries for 2016.

Name	Prior Year Base Salary	Salary After Adjustment	Percentage Change	Basis for Adjustment
Marvin R. Ellison	$1,400,000	$1,450,000	3.6%	Align with market, contributions to Company and performance as CEO
Edward J. Record	$800,000	$824,000	3.0%	Merit increase
Mary Beth West	$700,000	$721,000	3.0%	Merit increase
John J. Tighe	$630,000	$700,000	11.1%	Align with market based on role and assumption of additional responsibilities
Joseph M. McFarland	$650,000	$650,000	—	Newly hired in January 2016

As noted, Mr. Ullman’s salary rate remained constant, and he received $750,000 in base salary for the portion of the year he was employed by us.

For 2017, the independent directors considered their overall assessment of Mr. Ellison’s and the Company’s performance in 2016 and determined that Mr. Ellison’s base salary should not be increased.

Annual Cash Bonus Awards.   Annual cash bonuses are determined and paid pursuant to the MICP, which provides named executive officers as well as other management associates the opportunity to earn cash awards based on the achievement of specified Company goals. For fiscal 2016, the annual cash bonus was again split into a Spring performance period and a Fall performance period to better align with key near-term objectives and to reflect the volatility of the retail sector. The plans are structured as follows:

•	The Spring period measured performance for the first and second fiscal quarters, and the Fall period measured performance for the third and fourth fiscal quarters.
•	To align with the Company’s business cycle, the Spring and Fall performance periods accounted for 40% and 60%, respectively, of each named executive officer’s annual target bonus opportunity.
•	To increase retention, payouts for both performance periods are only made after the end of the fiscal year.

The program structure provides each participant with an annual “target bonus opportunity” that is a percentage of the individual’s base pay. The range of potential payouts for each of the named executive officers is presented in the Grants of Plan-Based Awards Table.

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Compensation Discussion and Analysis

The fiscal 2016 annual target bonus opportunity for each of our named executive officers (other than Mr. Ullman, whose opportunity was discussed previously) is shown below. Targets for 2016 were at the same level as for the prior year.

Name	Annual Target Bonus Opportunity (% of Salary)
Marvin R. Ellison	175%
Edward J. Record	75%
Mary Beth West	75%
John J. Tighe	75%
Joseph M. McFarland	75%

For the named executive officers, both the Spring and Fall performance periods provided that awards could be earned based on performance against pre-established goals for the Company’s sales, operating profit and GPROI. The metrics were weighted as follows:

Metric	Weighting
Sales	50%
Operating Profit	30%
GPROI	20%

The Committee and, with respect to the CEO, the independent directors of the Board, selected these metrics to drive revenue growth, increases in market share and the development of new initiatives while also maintaining a focus on profitability and inventory levels. The weighting for the sales metric was increased from 40% to 50% in 2016 to emphasize the importance of driving top line results. The weighting for the operating profit metric was unchanged from 2015 to continue a focus on overall profitability, with the result that the weighting of the GPROI metric was decreased from 30% to 20%. Results for each metric in the annual cash bonus program are measured separately.

For purposes of the bonus program, GPROI was determined by dividing total gross profit for the applicable period by average inventory cost for the same period. For the Spring performance period, operating profit was defined as reported operating profit excluding qualified pension expense, bonus and equity expense, real estate and other, and restructuring and management transition charges. For the Fall performance period, operating profit was defined to exclude the same items as the Spring performance period as well as supplemental pension expense.

Performance goals for each of the Spring and Fall plans were established at the beginning of the respective performance periods, taking into account both historical results as well as expectations in light of the current business climate and the Company’s strategic initiatives. The target Sales and Operating Profit goals for the 2016 Spring and Fall performance periods were set above the target goals and actual results achieved for each period, respectively, in 2015. Based on the Company’s 2016 focus on several top line growth strategies intended to drive longer-term financial results, the target GPROI goals for the Spring and Fall performance periods were set slightly below the target goals and actual results for the comparable periods in 2015.

At the end of each performance period, a payout factor ranging from 25% to 200% of the target bonus opportunity was calculated for each metric based on performance results achieved. For each component, no payout would occur for results below the threshold goal.

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Compensation Discussion and Analysis

Spring Performance Period. The performance goals, potential payout levels and actual awards earned for the Spring performance period are indicated below. Based on the Company’s performance and the relative weightings of each of the performance metrics, each of the named executive officers earned cash bonuses equal to 60.5% of their respective Spring performance period target opportunities.

Performance Metric	Weighting	Threshold (25%)	Target (100%)	Maximum (200%)	Actual	Payout %
Sales	50%	$5,672	$5,908	$6,145	$5,729	43.7%
Operating Profit	30%	$26	$126	$276	$125	99.2%
GPROI	20%	0.7781	0.8645	0.9510	0.8009	44.5%
Cash Bonus earned as percent of Spring Bonus opportunity (40% weighting)						60.5%

Fall Performance Period. The performance goals, potential payout levels and actual awards earned for the Fall performance period are indicated below. Based on the Company’s performance, which was below threshold for all performance metrics, none of the named executive officers earned a cash bonus payout for the Fall performance period.

Performance Metric	Weighting	Threshold (25%)	Target (100%)	Maximum (200%)	Actual	Payout %
Sales	50%	$6,864	$7,150	$7,436	$6,818	0.0%
Operating Profit	30%	$359	$459	$609	$290	0.0%
GPROI	20%	0.8394	0.9327	1.0259	0.8350	0.0%
Cash Bonus earned as percent of Fall Bonus opportunity (60% weighting)						0.0%

Note: For both the Spring and Fall plans, the payout percentage is interpolated on a straight-line basis for points in between the threshold and maximum goals.

As a result of the Company’s full year performance and the relative weightings of each of the performance metrics, each of the named executive officers (other than Mr. Ullman) earned cash bonuses equal to 24.2% of their respective annual cash bonus opportunities. The total annual cash bonus payouts for 2016 for each of the named executive officers are reflected in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Awards.   For fiscal 2016, the annual long-term incentive awards to our named executive officers were made under the 2014 Long-Term Incentive Plan (the 2014 Plan). The 2014 Plan provided equity-based awards to eligible associates, including the named executive officers, other Company officers and senior management associates. Generally, whether an associate is granted an award and the size of the award granted are functions of the associate’s position, performance and potential.

The potential number of shares used for annual long-term incentive awards for each participant was based on a predefined target “equity dollar value” for the participant. The target equity dollar value is determined by position and expected future contributions, taking into consideration competitive market data for comparable positions at companies in our peer group and the Company’s overall equity plan budget for the year.

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Compensation Discussion and Analysis

For fiscal 2016, we again granted long-term incentive awards to the named executive officers (other than Mr. Ullman) that included performance-based restricted stock units, time-based restricted stock units and non-qualified stock options in the following mix:

The Committee and, with respect to the CEO, the independent directors of the Board, believe this mix best balances our dual goals of ensuring that executives maintain a long-term focus on stockholder value creation and retaining key leaders.

The table below sets forth the 2016 target equity dollar values for the named executive officers (other than Mr. Ullman who did not receive an equity award).

Name	Target Equity Dollar Value of Performance- Based Restricted Stock Units	Target Equity Dollar Value of Stock Options	Target Equity Dollar Value of Time-Based Restricted Stock Units	Total Target Equity Dollar Value
Marvin R. Ellison	$3,500,000	$1,750,000	$1,750,000	$7,000,000
Edward J. Record	$750,000	$375,000	$375,000	$1,500,000
Mary Beth West	$750,000	$375,000	$375,000	$1,500,000
John J. Tighe	$500,000	$250,000	$250,000	$1,000,000
Joseph M. McFarland	$500,000	$250,000	$250,000	$1,000,000

Mr. Ellison’s 2016 total target equity dollar value represents a modest increase from 2015 (3.7%). The independent directors of the Board determined in early 2016 that this increase was appropriate to reward Mr. Ellison for his performance and the Company’s performance in 2015 and in light of the fact that the value of Mr. Ellison’s equity award was significantly below the median of our peer group.

Equity awards granted to our named executive officers in early 2017 were not increased from their 2016 levels.

The following paragraphs describe each type of award in greater detail.

Performance-Based Restricted Stock Units.  To determine the number of performance-based restricted stock units granted to each named executive officer who received an award, we divided the target equity dollar value allocated to these awards by the closing share price of our common stock on the date of grant. The actual awards earned can vary above or below the target award based on the extent to which the Company achieves the performance measure goal established for the program.

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Compensation Discussion and Analysis

Performance with respect to these awards will be measured by reference to the Company’s adjusted EBITDA for fiscal 2018. The Committee and the independent directors of the Board chose adjusted EBITDA as the performance measure for the performance-based restricted stock unit awards to align with the Company’s long-term EBITDA goals. Adjusted EBITDA is defined for this purpose as earnings before interest, taxes, depreciation and amortization, excluding qualified pension plan expense, bonus and equity expense, real estate and other, and restructuring and management transition charges.

The adjusted EBITDA goal for fiscal 2018 was set at the beginning of fiscal 2016, is viewed as challenging to achieve and requires significant overall growth over the level achieved in fiscal 2015. The Committee views the adjusted EBITDA target for fiscal 2018 as inherently equivalent to a cumulative three-year metric because to achieve this goal the Company must deliver strong results and make significant progress towards the goal in each of the intervening fiscal years.

At the end of fiscal 2018, the percentage of the target award earned will be determined pursuant to the payout matrix established for the program. The payout matrix sets forth a range of payout percentages relative to the Company’s actual results for the performance period. The payout percentages under the payout matrix range from 25% to 200% of the target award with a 100% payout for achieving the target performance goal. No payout will occur for results below the threshold goal. The range of potential payouts is presented in the Grants of Plan-Based Awards Table.

Earned units will vest on the third anniversary of the date of grant provided the executive officer remains continuously employed with the Company through that date.

Stock Options.  The stock options awarded to the named executive officers who received awards vest ratably (one-third per year) over a three-year period provided that the participant remains continuously employed with the Company during that time.

The stock options are intended to align the participants’ interests with those of our stockholders and have an exercise price equal to the closing price of Company common stock on the date of grant. Accordingly, they have value to the recipient only if the market price of the common stock at the time of exercise is above the option exercise price. They cannot be exercised more than ten years after the date of grant.

To determine the number of stock options granted to each of the named executive officers who received awards, we divided the target equity dollar value allocated to these awards by the fair value of the stock option on the date of grant. The fair value was calculated pursuant to a binomial lattice model, which is the same model used for purposes of measuring compensation expense for stock options in the Company’s financial statements.

Time-Based Restricted Stock Units.  Each time-based restricted stock unit represents the right to receive one share of our common stock on the vesting date. The units vest in full on the third anniversary of the grant date provided the participant remains continuously employed with the Company until that time. These units have value in all market conditions; thus they provide a strong retention mechanism. Since the ultimate value of the award depends on the market value of our common stock on the vesting date, the interests of participants are also aligned with stockholders.

To determine the number of time-based restricted stock units granted to each of the named executive officers who received awards, we divided the target equity dollar value allocated to these awards by the closing share price of our common stock on the date of grant.

Restrictive Covenants.  By accepting the 2016 annual long-term incentive awards, each named executive officer agreed to comply with the following restrictive covenants:

•	Obligation not to disclose confidential or proprietary information of the Company;

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•	Obligation to refrain from activities designed to influence or persuade any person not to do business or to reduce its business with the Company;
•	Obligation to refrain from attempting to influence or persuade any of the Company’s employees to leave their employment with the Company and to refrain from directly or indirectly soliciting or hiring employees of the Company; and
•	Obligation not to undertake work for a competing business.

For the named executive officers that received a 2016 long-term incentive award, each of the above restrictive covenants continues for 18 months following termination of employment if the named executive officer voluntarily terminates employment with the Company or is involuntarily terminated other than for cause, except for the obligation not to disclose confidential or proprietary information, which continues indefinitely following any termination of employment.

2015 Performance-Based Restricted Stock Unit Awards Earned.  In 2015, the Company granted performance-based restricted stock units to our named executive officers (other than Mr. McFarland and Mr. Ullman) that could be earned only to the extent we achieved performance goals for adjusted EBITDA for each of three one-year performance periods. Mr. McFarland, who did not join the Company until January 2016, did not receive a 2015 performance-based restricted stock unit award. As previously disclosed, in view of Mr. Ullman stepping down as CEO in 2015, he received an award based solely on fiscal 2015 financial results that vested on the first anniversary of the date of grant but will not be paid out to him until the third anniversary of the date of grant.

The performance period for the 2015 performance-based restricted stock units consists of three one-year performance cycles beginning with fiscal 2015. Fiscal 2016 was the second performance cycle of the award. As previously disclosed, the Committee and the independent directors of the Board chose adjusted EBITDA as the performance measure for the performance-based restricted stock unit awards. Adjusted EBITDA is defined for this purpose as earnings before interest, taxes, depreciation and amortization, excluding qualified pension expense, bonus expense, real estate and other, net gains on the sale of non-operating assets, asset impairments, the effect of reclassifications of certain expenses, and restructuring and management transition charges.

The performance goals for the 2016 performance cycle were set at the beginning of fiscal 2016 pursuant to a formula that was pre-determined at the beginning of the first performance cycle. Under the pre-determined formula, the 2016 performance target was set at 115% of the Company’s adjusted EBITDA performance for the prior year. Below are the range of 2016 performance goals and related payout factors for the 2015 performance-based restricted stock unit awards.

2016 Performance Goals for

2015 Performance-Based Restricted Stock Unit Award

	Adjusted EBITDA (in millions)	Payout Percent
Maximum	$1,114	200%
Target	$891	100%
Threshold	$535	25%

Note: The payout percentage is interpolated on a straight-line basis for points in between the threshold and maximum goals.

At the end of the performance cycle, the percentage of the target award earned was determined pursuant to the payout matrix established for the awards. For fiscal 2016, the Company’s adjusted EBITDA was $961 million. Accordingly, each of the named executive officers who received awards

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Compensation Discussion and Analysis

earned 131.4% of their target performance-based restricted stock unit award for the 2016 performance cycle. The earned units will not vest until the third anniversary of the date of grant provided the executive officer remains continuously employed with the Company through that date.

For equity awards outstanding for each of the named executive officers as of the end of fiscal 2016, see the Outstanding Equity Awards at Fiscal Year-End Table. Actual awards vesting or exercised during the fiscal year are presented in the Option Exercises and Stock Vested Table.

Other Compensation Program Elements

In addition to the three principal components of our compensation program, we also offer the following to our named executive officers, to help us attract and retain the most talented individuals:

•	Retirement benefits;
•	Health and welfare benefits, including medical and dental benefits, paid time off, and group term life insurance benefits;
•	Termination arrangements; and
•	Perquisites.

Retirement Benefits.  As with the principal components of our compensation program, our retirement benefits are intended to provide an industry competitive level of benefits.

The principal retirement benefits that we currently offer to our associates, including our named executive officers, are through our defined contribution 401(k) plans, which include a traditional 401(k) plan (Traditional Savings Plan) and, beginning January 1, 2017, a safe harbor 401(k) plan (Safe Harbor Savings Plan), and our non-qualified defined contribution plan (Mirror Savings Plan). We refer to the Traditional Savings Plan and the Safe Harbor Savings Plan collectively as the Savings Plans. The Savings Plans and Mirror Savings Plan offer eligible associates the opportunity to defer a portion of their base salary and annual cash bonus compensation as a means of saving for retirement.

We also maintain certain retirement plans which were created in prior periods in connection with the Company’s compensation philosophy and goals at the time. These legacy plans include a tax-qualified defined benefit Pension Plan (Pension Plan) and a nonqualified excess defined benefit plan (Benefit Restoration Plan or BRP), both of which were closed to new associates effective January 1, 2007. Mr. Tighe is the only named executive officer who participates in the Pension Plan and BRP. As described earlier, Mr. Ullman received his final required payment from the BRP as a result of his retirement from the Company in 2012.

Prior to January 1, 2017, all eligible associates could participate in the Traditional Savings Plan only. Beginning January 1, 2017, only associates participating in the Pension Plan may participate in the Traditional Savings Plan while all other eligible associates may participate in the Safe Harbor Savings Plan.

Each of the Savings Plans also includes a Company matching contribution feature as described below:

•	For associates participating in the Pension Plan, the match is $0.50 per dollar deferred up to a maximum of 6% of deferrals under the Traditional Savings Plan.
•	For associates not participating in the Pension Plan, prior to January 1, 2017, the match was $0.50 per dollar deferred up to a maximum of 6% of deferrals under the Traditional Savings Plan.
•	For associates not participating in the Pension Plan, beginning January 1, 2017, the match is 100% per dollar deferred up to a maximum of 5% of deferrals under the Safe Harbor Savings Plan.

38	2017 Proxy Statement

Compensation Discussion and Analysis

The Mirror Savings Plan has similar features with respect to compensation in excess of the Internal Revenue Code (the Code) compensation limit for qualified plans.

Prior to January 1, 2017, for participants who do not participate in the Pension Plan, the Traditional Savings Plan included a non-contributory retirement account in which eligible participants received a Company contribution in an amount equal to 2% of the participant’s annual pay after one year of service. The Mirror Savings Plan had a similar account with respect to compensation in excess of the IRS compensation limit for qualified plans. Participating associates are fully vested in this Company contribution after three years. Beginning January 1, 2017, the retirement account provision of the Traditional Savings Plan and Mirror Savings Plan was discontinued.

The Pension Plan and BRP are discussed in more detail in the narrative following the Pension Benefits Table. The Mirror Savings Plan is discussed in more detail in the narrative following the Nonqualified Deferred Compensation Table.

Health and Welfare Benefits.  Our named executive officers are entitled to participate in active associates’ health and welfare benefit plans, including paid time off, medical, dental, group term life insurance and disability insurance, on the same terms and conditions as those made available to associates generally. We provide these benefits as part of a competitive package of health and welfare benefits.

Termination Arrangements.  In order to attract top retail talent, we recognize the need to provide protection to our executives in the event of involuntary termination of employment without cause or voluntary termination for good reason or following a change in control of the Company. Accordingly, we have put in place separate arrangements consisting of individual Executive Termination Pay Agreements and a Change in Control Plan to address termination situations not precipitated by the conduct of the named executive officer.

The Executive Termination Pay Agreement provides severance benefits to the executive in exchange for the executive’s agreement to comply with certain restrictive covenants. The benefits payable under the Executive Termination Pay Agreement are not available if the executive receives the benefits under a Change in Control Plan.

Change in Control Plan. The Company has in place two Change in Control Plans (the CIC Plans) that provide benefits if the executive’s employment is involuntarily terminated within two years following a change in control of the Company. The CIC Plans further provide that cash severance benefits will not exceed 2.99 times the sum of base salary and target bonus (the severance benefits limitation).

The 2011 Change in Control Plan (the 2011 CIC Plan) defines a change of control as:

•	the acquisition by any person, entity or group of 30% or more of the Company’s outstanding common stock;
•	the replacement of a majority of the Board;
•	a reorganization, merger or consolidation, or the sale of all or substantially all of the Company’s assets, subject to certain exceptions; or
•	a complete liquidation or dissolution of the Company.

All of the named executive officers, other than Mr. Tighe, participate in the 2011 CIC Plan.

2017 Proxy Statement	39

Compensation Discussion and Analysis

The 2009 Change in Control Plan (the 2009 CIC Plan) is applicable to senior executive officers who became eligible for benefits under the change of control plan after October 2008 and prior to 2011 and is substantially similar to the 2011 CIC Plan except that a change in control is defined as the acquisition of 20% or more of the Company’s outstanding common stock. Mr. Tighe participates in the 2009 CIC Plan.

Neither of the CIC Plans provides for the payment of excise tax gross-ups to named executive officers. The CIC Plans and the Executive Termination Pay Agreement are described in more detail in “Potential Payments and Benefits on Termination of Employment” beginning on page 55.

Perquisites.  We provide certain additional benefits to enable our executives to devote their energy and attention to the Company.

Company Aircraft.  For security purposes, the Board requires the CEO and, in 2016, required the Executive Chairman, to participate in a Key Associate Protection Program (the KAPP), which is intended to safeguard the CEO and Executive Chairman and members of their immediate families. The KAPP is a program approved by the Board as a result of recommendations contained in an independent, third-party security study. As part of the KAPP, the CEO is and, in 2016, the Executive Chairman was, required to use Company aircraft for all business and personal travel.

The Company does not generally make Company aircraft available for non-Company business use by Company associates, other than to the CEO and Executive Chairman as recommended by the KAPP. However, in an emergency and/or other unusual circumstance, a Company associate may be permitted to travel on the Company aircraft for personal reasons, provided the travel is approved by the CEO or by the member of the management team with immediate management responsibility for the Aviation Department. Income is imputed to associates, including the CEO and Executive Chairman, for personal use of Company aircraft in accordance with IRS regulations. The Company does not provide a tax gross-up with respect to such imputed income.

For total compensation purposes, we calculate the aggregate incremental cost to the Company of personal use of the Company aircraft by determining the incremental nautical miles flown, including any “deadhead” legs, and multiplying that number by the cost to the Company per nautical mile. These amounts are reflected as All Other Compensation to the named executive officer in the Summary Compensation Table below. The amount reflected for total compensation purposes is often higher than the amount imputed to associates under IRS regulations.

A nautical mile is a unit of length used for maritime and aviation purposes. The cost per nautical mile excludes fixed costs which do not change based on usage, such as pilots’ or other associates’ salaries, purchase costs of the aircraft, or non-trip-related hangar expenses. It is derived from the aircraft’s variable operating costs, which include:

•	Aircraft fuel expenses;
•	Supplies and catering;
•	Crew travel expenses;
•	Landing and parking expenses; and
•	Aircraft maintenance and external labor.

Annual Health Exam.  In fiscal 2016, the named executive officers were eligible to receive an allowance of up to $3,000 for an annual health exam. The Company does not provide a tax gross-up on this benefit. We value the benefit based on the actual charges incurred by the Company for the services provided, which is reflected as All Other Compensation in the Summary Compensation Table below.

40	2017 Proxy Statement

Compensation Discussion and Analysis

Relocation.  The Company provides tiered relocation benefits to all associates based on the associate’s position within the organization. At the commencement of their respective employments with the Company, Ms. West and Mr. McFarland did not maintain residences near the Company’s Home Office in Texas. The Company provided relocation benefits to each of them for their respective commuting and temporary housing expenses consistent with Company policy for their positions. We value the benefits based on the actual charges incurred by the Company for the benefits provided reduced by the amount of charges permitted under the Company’s policy for the lowest level of benefits provided under the policy. These amounts are reflected as All Other Compensation in the Summary Compensation Table below.

Equity Award Grant Policy

The Committee has adopted a Policy Statement which sets forth its practices regarding the timing of, and approval process for, equity awards. In certain cases, the Committee may waive such policy. The following table sets forth the current Policy Statement.

Grant	Grant Date
Annual Grant	Third full trading date after Committee approval.
Off-cycle grants other than to new hires	Tenth full trading date of the calendar month if the promotion or award is effective or approved by the seventh trading day of the month; otherwise, tenth full trading date of the following calendar month.
Off-cycle grants for new hires

For Senior Vice Presidents and above, third full trading date following the date of hire.

For all other associates, tenth full trading date of the calendar month if the date of hire is on or before the seventh trading day of the month; otherwise, tenth full trading date of the following calendar month.

The Committee also adheres to the following approval policies in making equity awards to associates:

•	Equity awards to the CEO must be approved by the independent directors of the Board.
•	Equity awards to executive officers other than the CEO, including new hires, must be approved by the Committee.
•	The aggregate annual grant of equity awards to associates must be approved by the Committee.
•	The authority to approve equity awards to new hires who are not executive officers has been delegated by the Committee to the CEO and/or the Executive Vice President, Human Resources.
•	The authority to approve off-cycle equity awards to associates who are not executive officers has been delegated by the Committee to the CEO and/or the Executive Vice President, Human Resources.

Tally Sheets

In 2016, the Committee reviewed tally sheets for our named executive officers (other than Mr. Ullman), and for select other executives. These tally sheets provide a comprehensive view of

2017 Proxy Statement	41

Compensation Discussion and Analysis

target, actual and contingent executive compensation payouts under a variety of termination and performance scenarios. The tally sheets allow the Committee to understand the cumulative effect of prior pay decisions and stock performance, as well as the retentive ability of existing long-term incentives, severance and change in control arrangements. The tally sheets are intended to facilitate the Committee’s understanding of the nature and amounts of total compensation under our executive compensation program and to assist the Committee in its overall evaluation of our program.

Stock Ownership Goals

The Company strives to align pay with the long-term interests of stockholders. The Board has adopted formal stock ownership goals for senior executives of the Company. The stock ownership goals specify that, within a five-year period, executives should hold an amount of Company stock having a value of:

Role	Stock Ownership Requirement
Chief Executive Officer	6x base salary
Executive Vice President	3x base salary
Senior Vice President	1x base salary

In addition to directly owned stock, shares held in Company qualified and non-qualified savings plans and unvested time-based restricted stock units are included in calculating ownership levels. Unexercised stock options do not count toward the ownership goals. The stock ownership goals also specify that the CEO should retain at least 50% of net shares received pursuant to an equity award payout or exercise if the CEO is below the above-described ownership goal at the time of receipt. All of the named executive officers have met or are on track to meet these goals.

Tax Implications of Our Compensation Policies

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any given year with respect to the CEO and certain of our other most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Our stock option awards and performance-based restricted stock unit awards generally are performance-based compensation meeting those requirements and, as such, are typically fully deductible. Performance-based cash bonus compensation awards under the MICP may also be tax deductible. Our annual base salary and time-based restricted stock units are generally subject to the Section 162(m) deduction limitations. To maintain flexibility in compensating executive officers in view of the overall objectives of our compensation program, the Committee has reserved the right to grant compensation that is not tax deductible should it determine that doing so will better meet the Company’s objectives.

Claw-Back Policy

One of the objectives of our compensation program is to make a substantial portion of compensation dependent on the Company’s overall financial performance. In the event of a financial restatement arising out of the willful actions, including without limitation, fraud or intentional misconduct, or the gross negligence of any participant in the Company’s compensation plans or programs, it is the Board’s policy that the Committee shall have the authority to determine the appropriate action to take. The compensation plans or programs covered under this policy include, without limitation, cash bonus and stock incentive plans, welfare plans or deferred compensation plans. The Committee’s actions under the policy may include requiring relinquishment (claw-back) of previously awarded equity-based incentive compensation and/or repayment of previously paid cash compensation to a participant under such plans and programs.

42	2017 Proxy Statement

Compensation Discussion and Analysis

Prohibition on Hedging and Pledging of Company Stock

The Board considers it inappropriate for directors or executive officers to enter into speculative transactions in Company securities. The Company’s Corporate Governance Guidelines prohibit directors and senior management from engaging in short sales, options trading or other similar derivative transactions in Company securities, or hedging or monetization transactions, such as zero-cost collars and forward sale contracts, in which the individual continues to own the underlying security without the full risks and rewards of ownership. In addition, the Company’s directors and senior management may not purchase Company securities on margin, hold Company shares in a margin account or pledge Company shares as collateral for a loan because a margin sale or foreclosure sale may occur at a time when such director or officer is prohibited from trading under the Company’s insider trading policy.

REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

The Human Resources and Compensation Committee of the Board assists the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executives, reviews plans and proposals on management succession and major organizational or structural changes, and oversees the administration, financial and investment performance and operation of the Company’s retirement and welfare plans. Each member of the Committee is considered independent for purposes of applicable NYSE listing standards as well as the Standards for Determination of Director Independence. You can learn more about the Committee’s purpose, responsibilities, composition and other details by reading the Human Resources and Compensation Committee’s charter, which is available online at www.jcpenney.com.

The Human Resources and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed the same with management. Based on our review and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the 2016 fiscal year and the Company’s 2017 Proxy Statement. This report is submitted by the following independent directors, who comprise the Human Resources and Compensation Committee:

Ronald W. Tysoe, Chair	Amanda Ginsberg
Colleen C. Barrett	J. Paul Raines
Paul J. Brown	R. Gerald Turner

2017 Proxy Statement	43

Summary Compensation Table

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)(2)		Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(3)		All Other Compensation ($)		Total ($)
Marvin R. Ellison	2016	1,446,667	0	5,249,996	1,750,000	614,177		0		309,986	(4)	9,370,826
Chairman of the	2015	1,350,000	0	5,062,497	1,687,499	3,572,655		0		379,786		12,052,437
Board and Chief	2014	325,000	4,140,000	15,000,002	0	0		0		142,383		19,607,385
Executive Officer

Edward J. Record	2016	812,000	0	1,124,997	375,000	149,581		0		67,189	(5)	2,528,767
Executive Vice	2015	785,833	0	1,545,003	375,000	932,124		0		24,813		3,662,773
President and	2014	642,045	1,295,750	2,749,998	750,000	250,343		0		11,380		5,699,516
Chief Financial Officer

Mary Beth West*	2016	710,500	0	1,124,997	375,000	130,883		0		73,767	(6)	2,415,147
Executive Vice President, Chief Customer and Marketing Officer

John J. Tighe	2016	695,333	0	749,998	250,000	127,071		304,970	(7)	31,070	(8)	2,158,442
Executive Vice President, Chief Merchant

Joseph M. McFarland	2016	650,000	0	749,998	250,000	117,995		0		56,692	(9)	1,824,685
Executive Vice President, Stores

Myron E. Ullman, III**	2016	750,000	0	0	0	1,135,355	(10)	(11)		1,238,289	(12)	3,123,644
Retired Executive	2015	1,500,000	0	2,359,267	3,025,000	4,660,620				1,271,687		12,816,574
Chairman	2014	1,500,000	0	2,131,577	2,750,000	1,591,770				1,688,676		9,662,023

*	Ms. West has notified the Company that she is voluntarily terminating her employment, effective April 1, 2017.
**	Mr. Ullman retired from the Company effective August 1, 2016.
(1)	See Note [13] to the Consolidated Financial Statements of J. C. Penney Company, Inc. and subsidiaries, as included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017, for a discussion of the assumptions underlying the valuation of stock options. The value of stock awards is calculated in accordance with FASB ASC Topic 718 and applicable FASB guidance. The values of the performance-based restricted stock unit awards are based upon the probable outcome of the performance goals as of the grant date consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. That value is the same as the value calculated assuming the target level of performance under the award. The values of the performance-based restricted stock unit awards as of the grant date, assuming that the maximum level of the performance goals will be achieved, are as follows: Mr. Ellison - $6,999,995; Mr. Record - $1,499,996; Ms. West - $1,499,996; Mr. Tighe - $999,990; and Mr. McFarland - $999,990.
(2)	The amounts shown in this column reflect payments made under the MICP.
(3)	The amounts shown in this column for 2016 reflect the aggregate change in the actuarial present value from January 31, 2016 to January 31, 2017 (the pension plan measurement date used for financial statement purposes) of the named executive officer’s accumulated benefit under all defined benefit plans in which he or she participates. The Company does not provide above-market or preferential earnings on nonqualified deferred compensation.
(4)	The amount shown in this column for Mr. Ellison includes Company contributions or allocations to Mr. Ellison’s account in the Savings Plans for fiscal 2016 of $10,050. In addition, the amount shown reflects Company matching charitable contributions in the amount of $10,000 on behalf of Mr. Ellison under the Directors’ Matching Fund in fiscal 2016. The amount further includes the value of the following perquisites received by Mr. Ellison during fiscal 2016: personal use of corporate aircraft, $278,732; home security systems, $2,128; and security services, $9,076. For security purposes, the CEO participates in a Key Associate Protection Program, which requires that he use Company aircraft for all business and personal travel. Income is imputed for personal use of Company aircraft. The Company does not provide a tax gross-up with respect to such imputed income. For a discussion of the valuation of perquisites, see “Compensation Discussion and Analysis - Other Compensation Program Elements.”
(5)	The amount shown in this column for Mr. Record includes Company contributions or allocations to Mr. Record’s account in the Savings Plans and Mirror Savings Plan for fiscal 2016 of $12,787 and $54,402, respectively.
(6)

The amount shown in this column for Ms. West includes Company contributions or allocations to Ms. West’s account in the Savings Plans for fiscal 2016 of $1,502. In addition, the amount includes the value of relocation benefits received by

44	2017 Proxy Statement

Summary Compensation Table

Ms. West during fiscal 2016 in the amount of $72,265. For a discussion of the valuation of perquisites, see “Compensation Discussion and Analysis - Other Compensation Program Elements.”
(7)	The change in value for Mr. Tighe in fiscal 2016 was $304,970 for the Pension Plan and the Benefit Restoration Plan.
(8)	The amount shown in this column for Mr. Tighe includes Company contributions or allocations to Mr. Tighe’s account in the Mirror Savings Plan for fiscal 2016 of $31,070.
(9)	The amount shown in this column for Mr. McFarland includes the value of the following perquisites received by Mr. McFarland during fiscal 2016: relocation, $47,213; and personal use of corporate aircraft, $9,479. For a discussion of the valuation of perquisites, see “Compensation Discussion and Analysis - Other Compensation Program Elements.”
(10)	Includes a $500,000 individual performance award granted under the MICP in addition to a payout of $635,355 from the Spring performance period under the MICP.
(11)	The change in value for Mr. Ullman in fiscal 2016 was $(648,954) for the Benefit Restoration Plan.
(12)	The amount shown in this column for Mr. Ullman includes Company contributions or allocations to Mr. Ullman’s account in the Savings Plans and Mirror Savings Plan for fiscal 2016 of $9,500 and $200,719, respectively. In addition, the amount shown reflects Company matching charitable contributions in the amount of $10,000 on behalf of Mr. Ullman under the Directors’ Matching Fund in fiscal 2016, a payment of $648,954 made under the Benefit Restoration Plan and $115,385 for accrued but unpaid vacation. The amount further includes $253,731 for personal use of corporate aircraft. For security purposes, the Executive Chairman participated in a Key Associate Protection Program, which requires that he use Company aircraft for all business and personal travel. Income is imputed for personal use of Company aircraft. The Company does not provide a tax gross-up with respect to such imputed income. For a discussion of the valuation of perquisites, see “Compensation Discussion and Analysis - Other Compensation Program Elements.”

2017 Proxy Statement	45

Grants of Plan-Based Awards

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2016

Name	Grant Date(1)		Date of Committee Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Options Awards ($)(5)
				Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
Marvin R. Ellison	3/3/2016		2/29/2016				80,719	322,878	645,756				3,499,998
Chairman of the Board and Chief Executive Officer	3/3/2016		2/29/2016								350,000	10.84	1,750,000
	3/3/2016		2/29/2016							161,439			1,749,999
	N/A	(6)		253,750	1,015,000	2,030,000
	N/A	(7)		380,625	1,522,500	3,045,000

Edward J. Record	3/3/2016		2/29/2016				17,297	69,188	138,376				749,998
Executive Vice President and Chief Financial Officer	3/3/2016		2/29/2016								75,000	10.84	375,000
	3/3/2016		2/29/2016							34,594			374,999
	N/A	(6)		61,800	247,200	494,400
	N/A	(7)		92,700	370,800	741,600

Mary Beth West	3/3/2016		2/29/2016				17,297	69,188	138,376				749,998
Executive Vice President, Chief Customer and Marketing Officer	3/3/2016		2/29/2016								75,000	10.84	375,000
	3/3/2016		2/29/2016							34,594			374,999
	N/A	(6)		54,075	216,300	432,600
	N/A	(7)		81,113	324,450	648,900

John J. Tighe	3/3/2016		2/29/2016				11,531	46,125	92,250				499,995
Executive Vice President, Chief Merchant	3/3/2016		2/29/2016								50,000	10.84	250,000
	3/3/2016		2/29/2016							23,063			250,003
	N/A	(6)		52,500	210,000	420,000
	N/A	(7)		78,750	315,000	630,000

Joseph M. McFarland	3/3/2016		2/29/2016				11,531	46,125	92,250				499,995
Executive Vice President, Stores	3/3/2016		2/29/2016								50,000	10.84	250,000
	3/3/2016		2/29/2016							23,063			250,003
	N/A	(6)		48,750	195,000	390,000
	N/A	(7)		73,125	292,500	585,000

Myron E. Ullman, III	N/A	(6)		262,500	1,050,000	2,100,000
Retired Executive Chairman	N/A	(8)			500,000

(1)	The Committee has adopted a policy regarding the grant date for annual grants of equity awards to associates. The policy states that the grant date for annual grants of equity awards to associates shall be the third full trading date following approval of the grant by the Committee.
(2)	Grants of performance-based restricted stock units under the Company’s 2014 Long-Term Incentive Plan.
(3)	Grants of time-based restricted stock units under the Company’s 2014 Long-Term Incentive Plan.
(4)	Grants of stock options under the Company’s 2014 Long-Term Incentive Plan.
(5)	The grant date value is calculated in accordance with applicable FASB guidance.
(6)	Grant of award for the Spring performance period under the MICP.
(7)	Grant of award for the Fall performance period under the MICP.
(8)	Grant of individual performance award under the MICP.

46	2017 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2016

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Marvin R. Ellison
Chairman of the Board and Chief Executive Officer
2014	0	0		0		N/A	N/A	688,706	(2)	4,442,154	0		0
2015	159,801	319,602	(3)	0		7.77	3/18/2025	691,215	(4)	4,458,337	144,788	(5)	933,883
2016	0	350,000	(6)	0		10.84	3/2/2026	161,439	(7)	1,041,282	80,719	(8)	520,638

Edward J. Record
Executive Vice President and Chief Financial Officer
2014	0	0		184,729	(9)	8.97	3/27/2024	158,267	(10)	1,020,822	0		0
2015	35,511	71,023	(11)	0		7.77	3/18/2025	189,640	(12)	1,223,178	32,175	(5)	207,529
2016	0	75,000	(6)	0		10.84	3/2/2026	34,594	(7)	223,131	17,297	(8)	111,566

Mary Beth West
Executive Vice President, Chief Customer and Marketing Officer
2015	41,062	82,126	(13)	0		8.64	6/3/2025	156,554	(14)	1,009,773	32,794	(15)	211,521
2016	0	75,000	(6)	0		10.84	3/2/2026	34,594	(7)	223,131	17,297	(8)	111,566

John J. Tighe
Executive Vice President, Chief Merchant
2007	3,042	0		0		78.50	3/13/2017	0		0	0		0
2008	4,721	0		0		39.78	3/11/2018	0		0	0		0
2010	9,218	0		0		30.72	3/15/2020	0		0	0		0
2011	14,474	0		0		36.58	3/14/2021	0		0	0		0
2012	14,127	0		0		37.63	3/12/2022	0		0	0		0
2013	23,338	0		0		14.43	4/2/2023	0		0	0		0
2014	0	0		45,455	(16)	8.36	3/20/2024	110,176	(17)	710,635	0		0
2015	10,653	21,307	(18)	0		7.77	3/18/2025	97,154	(19)	626,643	9,653	(5)	62,262
2015	0	122,549	(20)	0		9.79	10/5/2025	0		0	0		0
2016	0	50,000	(6)	0		10.84	3/2/2026	23,063	(7)	148,756	11,531	(8)	74,375

Joseph M. McFarland
Executive Vice President, Stores
2015	0	166,113	(21)	0		6.56	1/20/2026	76,220	(22)	491,619	0		0
2016	0	50,000	(6)	0		10.84	3/2/2026	23,063	(7)	148,756	11,531	(8)	74,375

Myron E. Ullman, III
Retired Executive Chairman
2014	0	0		770,308	(23)	8.36	3/20/2024	0		0	0		0
2015	948,276	0		0		7.77	8/1/2021	0		0	0		0

(1)	Based on the closing market price of Company common stock on January 27, 2017, which was $6.45.
(2)	Restricted stock units that vest on November 17, 2017.
(3)	Stock options that vest one-half on March 19, 2017 and March 19, 2018.
(4)	Restricted stock units that vest on March 19, 2018.
(5)	Performance-based restricted stock units that vest on March 19, 2018 if the performance measure is achieved. The reported number of shares assumes achievement of the target level of performance, in accordance with SEC requirements. The number of units earned can increase or decrease based on the Company’s achievement of the performance measure.
(6)	Stock options that vest one-third on March 3, 2017, March 3, 2018 and March 3, 2019.
(7)	Restricted stock units that vest on March 3, 2019.

2017 Proxy Statement	47

Outstanding Equity Awards at Fiscal Year-End

(8)	Performance-based restricted stock units that vest on March 3, 2019 if the performance measure is achieved. The reported number of shares assumes achievement of the threshold level of performance, in accordance with SEC requirements. The number of units earned can increase or decrease based on the Company’s achievement of the performance measure.
(9)	Performance-contingent stock options that vest as follows: (i) if the performance measure is achieved on or before March 27, 2017, the options vest on March 27, 2017; and (ii) if the performance measure is achieved after March 27, 2017 and on or before March 27, 2018, the options vest upon achievement of the performance measure.
(10)	74,655 restricted stock units vest on May 20, 2017 and 83,612 restricted stock units vest on March 27, 2017.
(11)	35,511 stock options vest on March 19, 2017 and 35,512 stock options vest on March 19, 2018.
(12)	153,604 restricted stock units vest on March 19, 2018 and 36,036 restricted stock units vest one-half on March 19, 2017 and March 19, 2018.
(13)	Stock options that vest one-half on June 4, 2017 and June 4, 2018.
(14)	Restricted stock units that vest on June 4, 2018.
(15)	Performance-based restricted stock units that vest on June 4, 2018 if the performance measure is achieved. The reported number of shares assumes achievement of the target level of performance, in accordance with SEC requirements. The number of units earned can increase or decrease based on the Company’s achievement of the performance measure.
(16)	Performance-contingent stock options that vest as follows: (i) if the performance measure is achieved on or before March 20, 2017, the options vest on March 20, 2017; and (ii) if the performance measure is achieved after March 20, 2017 and on or before March 20, 2018, the options vest upon achievement of the performance measure.
(17)	20,933 restricted stock units vest on March 20, 2017; 34,146 restricted stock units vest on August 19, 2017; and 55,097 restricted stock units vest on November 17, 2017.
(18)	10,653 stock options vest on March 19, 2017 and 10,654 stock options vest on March 19, 2018.
(19)	46,081 restricted stock units vest on March 19, 2018 and 51,073 restricted stock units vest on October 6, 2019.
(20)	Stock options that vest on October 6, 2019.
(21)	Stock options that vest on January 21, 2020.
(22)	Restricted stock units that vest on January 21, 2020.
(23)	Performance-contingent stock options that vest upon achievement of the performance measure.

48	2017 Proxy Statement

Option Exercises and Stock Vested

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Marvin R. Ellison	0	0	688,705	(1)	6,494,488	(2)
Chairman of the Board and
Chief Executive Officer

Edward J. Record	0	0	18,018	(3)	208,468	(4)
Executive Vice President and			74,655	(5)	577,830	(6)
Chief Financial Officer

Mary Beth West	0	0	0		0
Executive Vice President,
Chief Customer and
Marketing Officer

John J. Tighe	0	0	55,096	(1)	519,555	(2)
Executive Vice President,
Chief Merchant

Joseph M. McFarland	0	0	0		0
Executive Vice President,
Stores

Myron E. Ullman, III	0	0	763,063	(7)	8,828,639	(4)
Retired Executive Chairman

(1)	Represents portion of 2014 time-based restricted stock unit award that vested on November 17, 2016.
(2)	Based on the closing market price of JCPenney common stock on November 17, 2016, which was $9.43.
(3)	Represents portion of 2015 time-based restricted stock unit award that vested on March 19, 2016.
(4)	Based on the closing market price of JCPenney common stock on March 18, 2016, which was $11.57.
(5)	Represents portion of 2014 time-based restricted stock unit award that vested on May 20, 2016.
(6)	Based on the closing market price of JCPenney common stock on May 20, 2016, which was $7.74.
(7)	Represents 2015 performance-based restricted stock unit award that vested on March 19, 2016.

2017 Proxy Statement	49

Pension Benefits

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Marvin R. Ellison	N/A
Chairman of the Board and Chief Executive Officer

Edward J. Record	N/A
Executive Vice President and Chief Financial Officer

Mary Beth West	N/A
Executive Vice President, Chief
Customer and Marketing Officer

John J. Tighe*	Pension Plan	13.33	238,146	0
Executive Vice President, Chief	Benefit Restoration Plan	13.33	520,290	0
Merchant

Joseph M. McFarland	N/A
Executive Vice President, Stores

Myron E. Ullman, III	Benefit Restoration Plan	6.083	0	648,954
Retired Executive Chairman

*	Mr. Tighe is the only current named executive officer participating in the Pension Plan or Benefit Restoration Plan.
(1)	The number of years of credited service shown in the table is used to calculate the present value of the accumulated benefit. The number of years for Mr. Ullman reflects his retirement date of January 27, 2012.
(2)	The lump sum present value of the accumulated benefit was computed based on the January 31, 2017 measurement date used in the Company’s financial statements for the fiscal year ended January 28, 2017. The assumptions used in calculating the accumulated benefit obligation are also derived from these financial statements and are incorporated herein by reference. All amounts included in this column are projected amounts based on the earliest date that the named executive officer could receive an unreduced benefit from the applicable plan. Amounts are calculated based on actual service and compensation as of the January 31, 2017 measurement date. Amounts for the BRP are based on the present value of the five year annual installment option. Amounts for the Pension Plan are based on the present value of the annuity options available under the plan.

50	2017 Proxy Statement

Pension Benefits

Pension Plan.  The Pension Plan is a tax qualified defined benefit plan intended to provide retirement income to all eligible associates. To be eligible to participate in the Pension Plan, an associate must:

•	have been hired or rehired before January 1, 2007,
•	be employed at least one year,
•	have 1,000 hours of service, and
•	be at least age 21.

To be vested in a Pension Plan benefit, a participant must be employed for at least five years or attain age 65. Mr. Tighe is the only named executive officer who participates in the Pension Plan and is fully vested in his benefits under the Pension Plan.

The normal retirement age under the Pension Plan is age 65. The normal retirement benefit formula in the Pension Plan is equal to:

•	the average of the participant’s highest five consecutive full calendar years of pay (including salary and incentive compensation actually paid during that year), out of the last ten years of service (average final pay) times 0.75%, plus
•	0.50% of the participant’s average final pay that exceeds the average of the Social Security taxable wage bases in effect for each calendar year during the 35 year period ending on December 31 of the year an associate reaches the Social Security retirement age, multiplied by
•	the participant’s years of credited service up to 35 years.

Once a participant has at least 25 years of credited service, he or she is eligible for an additional Pension Plan retirement benefit. This additional benefit is equal to 0.25% of his or her average final pay times his or her years of credited service exceeding 25 years, up to a maximum of 10 years.

The above formula computes a benefit intended to be payable for the participant’s life. The primary form of benefit for a single participant is a single life annuity and for a married participant is a 50% qualified joint and survivor annuity. Other annuity benefit payment options are also available. A single life annuity provides a greater annual benefit amount paid over a shorter period of time than a 50% qualified joint and survivor annuity. All benefit payment option forms are actuarially equivalent. The Pension Plan permits participants to elect to receive a lump sum distribution of their entire benefit on termination of employment, and will automatically distribute a terminated participant’s benefit if the participant’s monthly benefit amount is $100 or less or the present value of the participant’s benefit is $5,000 or less.

The Pension Plan includes an early retirement benefit for which a participant becomes eligible upon attaining age 55 and completing at least 15 years of service. The Pension Plan early retirement benefit is the normal retirement benefit computed above reduced by:

•	0.3333% for each month between the ages of 65 and 60; and
•	0.4176% for each month between the ages of 60 and 55,

that the participant begins to receive the early retirement benefit.

Benefit Restoration Plan.  The BRP is a non-qualified excess defined benefit plan that provides retirement income to eligible associates whose Pension Plan benefit is limited by Code limits on compensation ($265,000 for 2016 and $270,000 for 2017) or maximum annual benefits ($210,000 for 2016 and $215,000 for 2017).

2017 Proxy Statement	51

Pension Benefits

The BRP uses the same eligibility, years of credited service, formula, early retirement reductions and retirement age criteria found in the Pension Plan, but without considering the Code imposed limits on a benefit payable under the Pension Plan. The excess benefit over the Code imposed limits in the Pension Plan is paid from the BRP. Mr. Tighe is the only named executive officer who participates in the BRP and is fully vested in his benefits under the BRP.

The formula computes an age 65 benefit with payments beginning, for the named executive officers, six months after separation from service. The only form of benefit under the BRP is a five year annual installment option, which is not available under the Pension Plan. The five year installment option produces a higher annual payment than a single life annuity or a qualified joint and survivor annuity, but is actuarially equivalent to such payment forms.

If employment terminates for cause, all BRP benefits are forfeited.

52	2017 Proxy Statement

Nonqualified Deferred Compensation

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2016

Name	Executive Contributions in last FY ($)(1)	Registrant Contributions in last FY ($)	Aggregate Earnings in last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE ($)(3)
Marvin R. Ellison	0	0	0	0	0
Edward J. Record	94,627	54,402	53,653	0	367,383
Mary Beth West	0	0	0	0	0
John J. Tighe	75,874	31,070	67,285	0	442,162
Joseph M. McFarland	0	0	0	0	0
Myron E. Ullman, III	324,367	200,719	(244,720)	(15,328)	624,757

(1)	The amounts shown are included in the salary and incentive compensation numbers shown in the Summary Compensation Table.
(2)	These amounts are not included in the Summary Compensation Table since they do not constitute above market interest or preferential earnings.
(3)	The balance reported includes named executive officer contributions to the Mirror Savings Plan; these amounts were included in the Summary Compensation Table as salary and incentive compensation in the fiscal year earned. Company contributions to the Mirror Savings Plan for fiscal 2016 were included in the All Other Compensation column of the Summary Compensation Table.

Mirror Savings Plan.  The Mirror Savings Plan is a non-qualified defined contribution plan which provides eligible associates the opportunity to defer a portion of their base salary and incentive compensation exceeding the compensation limit as a means of saving for retirement.

Accordingly, eligible associates earning more than the compensation limit may defer compensation through the Mirror Savings Plan as follows:

•	Associates participating in the Pension Plan may defer up to 14% of their salary and annual incentive compensation below the Code compensation limit ($265,000 for 2016 and $270,000 for 2017) and up to 75% of their compensation above the Code compensation limit;
•	Prior to January 1, 2017, associates not participating in the Pension Plan could defer up to 14% of their salary and annual incentive compensation below the Code compensation limit ($265,000 for 2016 and $270,000 for 2017) and up to 75% of their compensation above the Code compensation limit; and
•	Beginning January 1, 2017, eligible associates not participating in the Pension Plan may only defer up to 75% of their compensation above the Code compensation limit ($270,000 for 2017).

The Mirror Savings Plan includes a Company match feature as follows:

•	For 2016, the Company match was $0.50 per dollar deferred up to a maximum of 6% of deferrals on compensation over $265,000;
•	For 2017, for associates participating in the Pension Plan, the Company match is $0.50 per dollar deferred up to a maximum of 6% of deferrals on compensation over $270,000; and
•	For 2017, for associates not participating in the Pension Plan, the Company match is 100% per dollar deferred up to a maximum of 5% of deferrals on compensation over $270,000.

This matching contribution is credited each pay period. The Company may make additional discretionary matching contributions.

2017 Proxy Statement	53

Nonqualified Deferred Compensation

Participants vest in the Mirror Savings Plan Company matching contribution and related investment earnings as follows:

•	For associates participating in the Pension Plan, for contributions made for plan years 2007 and after, participants become 100% vested in the match after three years of service;
•	For associates not participating in the Pension Plan, for contributions made for plan years 2007 through 2016, participates become 100% vested in the match after three years of service; and
•	For associates not participating in the Pension Plan, for contributions made for plans years 2017 and after, participants are 100% vested in the match immediately.

Generally, all unvested Company matching contributions are forfeited when the participant terminates employment. The Mirror Savings Plan provides that all matching contributions are immediately vested and non-forfeitable if a participant terminates employment due to:

•	Retirement at age 65,
•	Qualifying for permanent and total disability while working for the Company,
•	The work unit or type of work the associate was doing being discontinued (as determined by the Company), or
•	Death.

Deferrals and Company matching contributions are credited to the participant’s Mirror Savings Plan account and invested according to the participant’s investment elections. Earnings on the balance in the participant’s Mirror Savings Plan accounts are based on hypothetical investments in the same funds offered under the Savings Plans. Participants can change their investment elections daily.

Generally, a Mirror Savings Plan participant can only receive a distribution following an unforeseen emergency event (as defined under the Code), a change in control, or termination of employment. The only form of payment under the Mirror Savings Plan is a five year annual installment option. As a result of Mr. Ullman’s retirement from the Company on January 27, 2012, he received distributions from the Mirror Savings Plan. His final annual installment was paid in 2016. No withdrawals or distributions were taken during the year by any of the named executive officers.

54	2017 Proxy Statement

Potential Payments and Benefits on Termination of Employment

POTENTIAL PAYMENTS AND BENEFITS ON TERMINATION OF EMPLOYMENT

Under our compensation program, described above in “Compensation Discussion and Analysis,” payments and the provision of benefits can be triggered by the termination of an associate’s employment. These payments and benefits may vary depending on the reason for termination as described below.

Except as described below, in the event of an associate’s voluntary termination or the termination of an associate’s employment for cause, the associate is only entitled to receive payments for accrued base salary and vacation through the date of termination and any amounts payable under the terms of the Mirror Savings Plan regardless of whether or not the termination follows a change in control of the Company.

In the event that an associate’s termination is the result of retirement, death or permanent disability, the associate is entitled to additional payments and benefits, regardless of whether or not the termination follows a change in control of the Company.

In the event that an associate is involuntarily terminated without cause, the associate is entitled to additional payments and benefits, which may vary depending on whether or not the termination follows a change in control of the Company. If an associate terminates employment with good reason following a change in control of the Company or, in the case of Mr. Ellison, if he voluntarily terminates employment with good reason at any time, the associate is also entitled to additional payments and benefits.

In order to describe the payments and benefits that are triggered for each termination event for each of the Company’s named executive officers, we have created a table estimating the payments and benefits that would be paid to each of our named executive officers under each element of our compensation program. The table assumes that the named executive officer’s employment terminated on January 27, 2017, which is the last business day of the Company’s last completed fiscal year. The table can be found on page 61.

Termination without a Change in Control

In an effort to attract the best people, the Company offers each of its senior executive officers the right to enter into an Executive Termination Pay Agreement (Termination Pay Agreement) with the Company. The form of the agreement was approved by the Committee and reviewed by its independent consultant. The Termination Pay Agreement is intended to provide the executive with severance benefits in exchange for the executive’s agreement to comply with certain restrictive covenants. The benefits payable under these agreements are not available if the executive receives the benefits under either of the CIC Plans, which are described later in this section.

The primary purpose of the Termination Pay Agreement is to provide for severance benefits in the event of involuntary termination of the executive’s employment without cause. For purposes of the Termination Pay Agreement, cause includes:

•	An intentional act of fraud, embezzlement, theft or other material violation of law;
•	Intentional damage to the Company’s assets;
•	Intentional disclosure of confidential information in violation of the Company’s policies;
•	Material breach of the executive’s obligations under the Termination Pay Agreement;
•	Breach of the executive’s duty of loyalty to the Company;

2017 Proxy Statement	55

Potential Payments and Benefits on Termination of Employment

•	Failure of the executive to substantially perform the duties of his or her job (other than as a result of physical or mental incapacity); or
•	Intentional breach of Company policies or willful misconduct by the executive that is in either case materially injurious to the Company.

Under the Termination Pay Agreement, if an executive is involuntarily terminated without cause or, in the case of Mr. Ellison, voluntarily terminates employment for good reason, he or she will receive the benefits set forth in the table immediately below. The standard form of Termination Pay Agreement was revised in December 2013 and again in December 2015. The table below sets forth the benefits to be received by an executive based on the form of Termination Pay Agreement to which he or she is a party.

Benefits	Form of Termination Pay Agreement prior to December 2013	Form of Termination Pay Agreement from December 2013 to December 2015	Form of Termination Pay Agreement after December 2015
Lump sum payment for unpaid salary and vacation	Accrued base salary and earned but unused paid time off through termination date	Same	Same

Payment for base salary and annual cash incentive*	Lump sum equal to annualized base salary plus target annual cash incentive compensation (at 100% of the target incentive opportunity in effect at the time of termination) with respect to a period of (a) 24 months for Mr. Ellison, (b) 18 months following termination if the executive is an Executive Vice President or higher, or (c) 12 months following termination if the executive is a Senior Vice President	Same	Equal monthly installments during the severance period

Lump sum payment for current year annual cash incentive*	Prorated annual cash incentive compensation for the fiscal year of termination at 100% of target incentive opportunity at the time of termination	Average of actual incentive
compensation payments
for the 3 prior fiscal years
pro-rated for the period of
service during the fiscal
year or, if termination on
the last day of the fiscal
year, the actual annual
cash incentive
		compensation, if greater	Executive’s actual annual cash incentive compensation payable for the fiscal year of termination prorated for the period of service during the fiscal year

Payment of insurance premiums*	Lump sum payment for Company-paid portion of premiums toward medical, dental and life insurance coverages for 24 months for Mr. Ellison, 18 months for Executive Vice Presidents and 12 months for Senior Vice Presidents, grossed-up for federal income taxes	Same	Continuation of payments
by Company for its portion
of premiums for medical
and dental insurance
coverage if executive
elects continuation
coverage under the
Consolidated Omnibus
Budget Reconciliation Act
of 1985, as amended
(COBRA)

56	2017 Proxy Statement

Potential Payments and Benefits on Termination of Employment

Benefits	Form of Termination Pay Agreement prior to December 2013	Form of Termination Pay Agreement from December 2013 to December 2015	Form of Termination Pay Agreement after December 2015
Lump sum payment for outplacement and financial counseling services*	$25,000 for CEO and Executive Vice Presidents; $15,000 for Senior Vice Presidents	Same	Same

Vesting of equity awards granted in connection with commencement of employment*	Immediate vesting	Same	Same

Vesting of other equity awards*	Immediate vesting	Immediate vesting of pro-rated portion reflecting length of employment	Same

*	Conditioned on execution of a release and expiration of the revocation period under the release, but payable no later than two and one-half months after the year of termination.

As noted above, Mr. Ellison’s Termination Pay Agreement also provides the above-described benefits if he voluntarily terminates employment with the Company for good reason. For purposes of Mr. Ellison’s Termination Pay Agreement, good reason consists of:

•	A reduction in base salary or target annual cash incentive opportunity;
•	Involuntary relocation of more than 50 miles;
•	A materially adverse change in the executive’s duties or responsibilities;
•	The Company’s failure to nominate Mr. Ellison for election to the Board; or
•	Failure to make any material payments when due.

For Mr. Ellison to receive benefits under his Termination Pay Agreement in connection with a termination for good reason, he must terminate employment within 180 days of the date the good reason event occurred. Notice of a good reason event must be provided to the Company within 30 days of the event and the Company must be given a 30-day opportunity to correct the situation.

In addition to providing severance payments in the event of an involuntary termination without cause, the Termination Pay Agreement also includes certain limited benefits in the event of death or termination due to permanent disability. In such case, the executive will receive a lump sum cash payment as soon as practicable after termination equal to prorated annual incentive compensation for service during the year at 100% of the executive’s target incentive compensation opportunity.

By entering into a Termination Pay Agreement, the executive agrees to the following restrictive covenants:

•	Obligation not to disclose confidential or proprietary information of the Company, which continues indefinitely following termination of employment;
•	Obligation to refrain from activities designed to influence or persuade any person not to do business or to reduce its business with the Company, which continues for the applicable severance period following termination of employment;
•	Obligation to refrain from attempting to influence or persuade any of the Company’s employees to leave their employment with the Company and to refrain from directly or indirectly soliciting or hiring employees of the Company, which continues for the applicable severance period following termination of employment; and
•	Obligation not to undertake work for a competing business, which continues for the applicable severance period following termination of employment.

2017 Proxy Statement	57

Potential Payments and Benefits on Termination of Employment

The standard forms of Termination Pay Agreements used by the Company prior to December 2015 provided that the noncompetition covenant may be waived by the executive; however, he or she must then forego any severance benefits available under the Termination Pay Agreement. Beginning with the form of Termination Pay Agreements as revised in December 2015, the restrictive covenants also extend to a voluntary termination of employment in addition to involuntary separation without cause. In the event the executive breaches any of the covenants listed above, the Company will not be obligated to make any further payments under the agreement and may seek to recover damages from the executive.

Mr. Tighe has a Termination Pay Agreement in the form used by the Company prior to December 2013. Ms. West and Mr. Record have Termination Pay Agreements as revised in December 2013. Mr. McFarland has a Termination Pay Agreement as revised in December 2015. Mr. Ellison is also party to a separate Termination Pay Agreement that provides the benefits described in the table above for Termination Pay Agreements as revised in December 2013. Mr. Ullman was not a party to a Termination Pay Agreement and therefore did not receive a severance payment from the Company in 2016.

Change in Control; Termination Following a Change in Control

The Company’s executive officers participate in the change in control plan in effect on the date upon which they became eligible for benefits under the change in control plan. All of our named executive officers, other than Mr. Tighe, participate in the 2011 CIC Plan. Mr. Tighe participates in the 2009 CIC Plan, which is substantially similar to the 2011 CIC Plan except as noted below. None of our named executive officers are entitled to a tax gross-up payment in respect of any excise taxes imposed on the benefits payable under their respective plan.

Each of the CIC Plans provides benefits to the Company’s executives if their employment is terminated as a result of an involuntary separation from service by the Company other than for cause within two years of the occurrence of a change in control of the Company. Each of the CIC Plans also provides benefits to an executive if the executive terminates employment with the Company for Good Reason following a change of control. Good Reason consists of:

•	A material reduction in the executive’s base salary or target annual cash incentive opportunity;
•	Involuntary relocation of more than 50 miles;
•	A materially adverse change in the executive’s duties or responsibilities;
•	A material diminution in the budget over which the executive has responsibility;
•	A material adverse change in the executive’s supervisor’s duties or responsibilities, including a change in the supervisor to whom the executive is required to report; or
•	Failure of the Company to continue a material benefit or a material reduction in the benefits in which the executive participated prior to the occurrence of the change in control, unless replaced by a substantially equivalent benefit.

For an executive to receive benefits under either of the CIC Plans, a Good Reason event with respect to such executive must occur within two years of the occurrence of a change in control of the Company, and if the Good Reason event is not cured by the Company following timely notice of the event by the executive:

•	under the 2009 CIC Plan, the executive must terminate employment within two years of the date the Good Reason event occurred; or

58	2017 Proxy Statement

Potential Payments and Benefits on Termination of Employment

•	under the 2011 CIC Plan, the executive must terminate employment within the later of (i) two years of the change in control or (ii) 180 days of the date the Good Reason event occurred.

Notice of a Good Reason event must be provided to the Company within 90 days of the event and the Company must be given a 30-day opportunity to correct the situation without having to pay benefits under each of the CIC Plans.

Change in control is defined in the 2011 CIC Plan as:

•	the acquisition by any person, entity or group of 30% or more of the Company’s outstanding common stock;
•	the replacement of a majority of the Board;
•	a reorganization, merger or consolidation, or the sale of all or substantially all of the Company’s assets, subject to certain exceptions; or
•	a complete liquidation or dissolution of the Company.

The 2009 CIC Plan uses the same change in control definition except that the acquisition by any person, entity or group of 20% or more of the Company’s outstanding common stock would constitute a change in control.

For purposes of each of the CIC Plans, cause includes the failure of the executive to substantially perform the duties of his or her job, failure of the executive to follow Company policy, engagement by the executive in illegal conduct, or gross misconduct injurious to the Company.

For the named executive officers, the 2011 CIC Plan entitles them to receive cash severance of 2.99 times annualized base salary plus target annual cash incentive opportunity (at 100%) at the time of termination. The 2009 CIC Plan entitles Mr. Tighe to the same benefit.

In addition to the cash severance payments, all participants in the CIC Plans are entitled to receive the following at the time of termination:

•	Accrued base salary and pay in respect of earned but unused paid time off through the date of termination;
•	With respect to annual incentive compensation:
•	under the 2009 CIC Plan, the participant’s prorated target annual cash incentive compensation for the year of termination (at 100% of the target incentive opportunity at the time of termination);
•	under the 2011 CIC Plan, the average of the participant’s actual annual incentive compensation payments under the MICP for the three fiscal years prior to the fiscal year of termination; or
•	if termination occurs on the last day of the fiscal year, the actual annual cash incentive compensation, if greater;
•	A lump sum payment in respect of additional paid time off, if any, under the Company’s paid time off policies;
•	A lump sum payment representing the incremental value of additional years of age and service credited to the executive (equal to the executive’s cash severance multiple) with respect to the BRP and Mirror Savings Plan, to the extent the executive participates in either of these plans;

2017 Proxy Statement	59

Potential Payments and Benefits on Termination of Employment

•	A lump sum payment representing the Company-financed portion of the premium toward medical, dental and life insurance coverages for the number of years equal to the applicable cash severance multiple for the executive, grossed-up for federal income taxes; and
•	A lump sum payment of $25,000 toward outplacement and financial counseling services, and, to the extent applicable and allowable by law, reimbursement of legal fees and expenses incurred in defense of the executive’s rights under the plan.

Additionally, participants in the CIC Plans are eligible for up to one year of additional age and service credit for purposes of determining retiree eligibility under the Company’s medical, dental, life insurance, long term care insurance, and lifetime discount programs.

In addition to the benefits provided by the CIC Plans, some of the Company’s other plans and programs, such as the Company’s equity compensation plans, also include specific benefits payable to associates in the event of a change in control of the Company. The Company’s 2012 Long-Term Incentive Plan, 2014 Long-Term Incentive Plan and 2016 Long-Term Incentive Plan provide that vesting of outstanding equity awards is accelerated if the participant’s employment is terminated as a result of an involuntary separation from service by the Company other than for Cause within two years of the occurrence of a change in control of the Company.

For purposes of these plans, a change of control is defined as:

•	the acquisition by a person or group of more than 50% of the total voting power of the Company’s common stock;
•	the acquisition by a person or a group within a twelve-month period of 30% of the total voting power of the Company’s common stock or the replacement of a majority of the Board within a twelve-month period unless approved by a majority of the Board; or
•	the acquisition by a person or group of 40% or more of the assets of the Company.

The plans also provide for vesting acceleration of outstanding awards if the participant terminates employment with the Company for Good Reason within two years of the occurrence of a change in control of the Company. The definition of Good Reason under these plans is the same as the definition under the 2011 CIC Plan.

60	2017 Proxy Statement

Potential Payments and Benefits on Termination of Employment

	Base Salary ($)	Annual Cash Incentive ($)	Restricted Stock ($)	Pension and Benefit Restor- ation Plans ($)	Mirror Savings Plan ($)	Other ($)(1)	Excise Tax (Cutback) ($)	Total ($)
Marvin R. Ellison
Involuntary Termination without Change in Control	2,900,000	7,168,416	8,774,583	0	0	271,690	0	19,114,689
Involuntary Termination with Change in Control	4,335,500	9,680,541	11,575,455	0	0	297,181	0	25,888,677
Death	0	2,093,416	8,774,583	0	0	195,192	0	11,063,191
Permanent Disability	0	2,093,416	8,774,583	0	0	195,192	0	11,063,191
Good Reason without Change in Control	2,900,000	7,168,416	8,774,583	0	0	271,690	0	19,114,689
Good Reason After Change in Control	4,335,500	9,680,541	11,575,455	0	0	297,181	0	25,888,677
Edward J. Record
Involuntary Termination without Change in Control	1,236,000	1,518,234	2,043,584	0	367,383	80,797	0	5,245,998
Involuntary Termination with Change in Control	2,463,760	2,439,054	2,813,642	0	367,383	117,334	0	8,201,173
Death	0	591,234	2,043,584	0	367,383	19,015	0	3,021,216
Permanent Disability	0	591,234	2,043,584	0	367,383	19,015	0	3,021,216
Good Reason After Change in Control	2,463,760	2,439,054	2,813,642	0	367,383	117,334	0	8,201,173
Mary Beth West
Involuntary Termination without Change in Control	1,081,500	1,394,506	1,191,001	0	0	158,568	0	3,825,575
Involuntary Termination with Change in Control	2,155,790	2,200,223	1,524,628	0	0	194,835	0	6,075,476
Death	0	583,381	891,352	0	0	97,058	0	1,571,791
Permanent Disability	0	583,381	891,352	0	0	97,058	0	1,571,791
Good Reason After Change in Control	2,155,790	2,200,223	1,524,628	0	0	194,835	0	6,075,476
John J. Tighe
Involuntary Termination without Change in Control	1,050,000	1,312,500	1,826,257	708,841	470,812	168,316	0	5,536,726
Involuntary Termination with Change in Control	2,093,000	2,094,750	1,753,620	708,841	470,812	200,793	0	7,321,816
Death	0	525,000	920,770	413,149	470,812	110,621	0	2,440,352
Permanent Disability	0	525,000	920,770	1,073,949	470,812	110,621	0	3,101,152
Good Reason After Change in Control	2,093,000	2,094,750	1,753,620	708,841	470,812	200,793	0	7,321,816
Joseph M. McFarland
Involuntary Termination without Change in Control	975,000	849,245	615,581	0	0	99,600	0	2,539,426
Involuntary Termination with Change in Control	1,943,500	1,575,620	937,882	0	0	147,559	(422,417)	4,182,144
Death	0	117,995	246,867	0	0	53,750	0	418,612
Permanent Disability	0	117,995	246,867	0	0	53,750	0	418,612
Good Reason After Change in Control	1,943,500	1,575,620	937,882	0	0	147,559	(422,417)	4,182,144

(1)	The amounts shown in this column include amounts payable with respect to health and life insurance, financial counseling and outplacement, and vacation, as applicable.

2017 Proxy Statement	61

Director Compensation

DIRECTOR COMPENSATION FOR FISCAL 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Colleen C. Barrett(3)	92,500	149,997	0	0	242,497
Paul J. Brown(4)	33,654	103,978	0	10,000	147,632
Thomas J. Engibous(5)	0	23,750	0	10,000	33,750
Amanda Ginsberg(6)	77,500	149,997	0	0	227,497
B. Craig Owens(7)	87,500	149,997	0	10,000	247,497
Lisa A. Payne(8)	73,846	190,572	0	10,000	274,418
J. Paul Raines(9)	18,860	250,558	0	10,000	279,418
Leonard H. Roberts(10)	77,500	149,997	0	10,000	237,497
Stephen I. Sadove(11)	17,500	0	0	10,000	27,500
Javier G. Teruel(12)	21	237,476	0	0	237,497
R. Gerald Turner(13)	77,500	149,997	0	10,000	237,497
Ronald W. Tysoe(14)	112,500	149,997	0	10,000	272,497

(1)	Each non-employee director receives an annual stock grant consisting of a number of restricted stock units having a market value nearest to $150,000. For fiscal 2016, the number of units was determined by dividing $150,000 by the closing price of Company common stock on the date of grant (rounded to the nearest whole unit). The amounts shown in this column include the fair value of the annual stock award for fiscal 2016, which was based on the closing price of JCPenney common stock on the date of grant, which was $7.91. The date of grant of the annual stock grant to non-employee directors is the third trading date following the Company’s Annual Meeting of Stockholders.
(2)	Includes the value of Company matching contributions under the Directors’ Matching Fund. Under this program, directors may request the Company to match dollar-for-dollar their personal charitable contributions up to $10,000 per fiscal year.
(3)	Ms. Barrett had 94,609 stock awards, consisting of 90,527 restricted stock unit awards and 4,082 restricted stock awards, outstanding as of January 28, 2017.
(4)	Mr. Brown had 10,865 restricted stock unit awards outstanding as of January 28, 2017. Mr. Brown became a director on September 21, 2016 and received an award of restricted stock units that represented a pro-rata amount of the 2016 annual equity award using the closing price of JCPenney common stock on the date of grant, which was $9.57.
(5)	Mr. Engibous elected to receive 100 percent of his cash retainers in shares of Company common stock. The amount shown in the Stock Awards column includes the fair value of stock received in lieu of cash. Fractional shares are paid out in cash. Mr. Engibous had 83,884 stock awards, consisting of 71,564 restricted stock unit awards and 12,320 restricted stock awards, outstanding as of May 20, 2016, the day on which he retired from the Board.
(6)	Ms. Ginsberg had 34,308 restricted stock unit awards outstanding as of January 28, 2017.
(7)	Mr. Owens had 49,087 restricted stock unit awards outstanding as of January 28, 2017.
(8)	Ms. Payne had 23,194 restricted stock unit awards outstanding as of January 28, 2017. Ms. Payne became a director on February 23, 2016 and received an award of restricted stock units that represented a pro-rata amount of the 2015 annual equity award using the closing price of JCPenney common stock on the date of grant, which was $9.59.
(9)

Mr. Raines has elected to receive 100 percent of his cash retainers in shares of Company common stock. The amount shown in the Stock Awards column includes the fair value of stock received in lieu of cash. Fractional shares are paid out in cash. Mr. Raines had 23,194 restricted stock unit awards outstanding as of January 28, 2017. Mr. Raines became a director on February 23, 2016 and received an award of restricted stock units that represented a pro-rata

62	2017 Proxy Statement

Director Compensation

amount of the 2015 annual equity award using the closing price of JCPenney common stock on the date of grant, which was $9.59.
(10)	Mr. Roberts had 100,286 stock awards, consisting of 90,527 restricted stock unit awards and 9,759 restricted stock awards, outstanding as of January 28, 2017.
(11)	Mr. Sadove had 45,328 restricted stock unit awards outstanding as of May 20, 2016, the day on which he retired from the Board.
(12)	Mr. Teruel has elected to receive 100 percent of his cash retainers in shares of Company common stock. The amount shown in the Stock Awards column includes the fair value of stock received in lieu of cash. Fractional shares are paid out in cash. Mr. Teruel had 86,024 restricted stock unit awards outstanding as of January 28, 2017.
(13)	Dr. Turner had 105,347 stock awards, consisting of 90,527 restricted stock unit awards, 13,220 restricted stock awards and 1,600 option awards outstanding as of January 28, 2017.
(14)	Mr. Tysoe had 62,432 restricted stock unit awards outstanding as of January 28, 2017.

Cash Retainers and Stock Award

Directors who are Company associates do not receive directors’ fees. The Corporate Governance Committee has the responsibility for recommending to the Board the appropriate compensation for non-employee directors.

For 2016, non-employee directors received the following annual compensation:

•	An annual cash retainer of $70,000, which was increased to $80,000 effective December 1, 2016;
•	An annual award of restricted stock units with a market value at the time of grant of $150,000;
•	An annual cash retainer of $20,000 for the chairs of the Audit Committee and the Human Resources and Compensation Committee;
•	An annual cash retainer of $15,000 for the chairs of the Corporate Governance Committee and the Finance and Planning Committee;
•	An annual cash retainer of $25,000 for the Lead Independent Director, which was increased to $30,000 effective December 1, 2016;
•	An annual cash retainer of $100,000 for a Non-Executive Chairman of the Board; and
•	An annual cash retainer of $5,000 for directors who are Representatives under an Indemnification Trust Agreement among the Company, its wholly owned subsidiary, J. C. Penney Corporation, Inc., and SunTrust Bank, as trustee (currently Directors Barrett, Ginsberg, Raines and Turner).

Director compensation covers the period from June 1 to May 31 following the election of directors at the annual meeting in May. The Corporate Governance Committee conducts periodic reviews to assure that non-employee directors are reasonably compensated in relation to comparable U.S. companies. In November 2016, based on such review, which included benchmarking against the Company’s peers, the Board increased the annual cash retainer for all non-employee directors to $80,000 from $70,000 and increased the annual cash retainer for the Lead Independent Director to $30,000 from $25,000. These changes took effect on December 1, 2016.

The cash retainers are payable quarterly. Non-employee directors are reimbursed for expenses incurred for attending any meeting which they attend in their official capacities as directors. Director equity awards are required to be held until the director’s service ends.

2017 Proxy Statement	63

Director Compensation

Election to Receive Common Stock; Deferral

Directors may elect to receive all or a portion of their cash retainers in Company common stock. Two directors currently elect to receive all or part of their cash retainers in Company common stock. A director may also elect to defer payment of all or part of their cash retainers under the terms of a deferred compensation plan for directors. No current director has elected such deferral.

Directors’ Charitable Award Program

The Directors’ Charitable Award Program was frozen by the Board in 2000. Only one of the current directors participates in the program. The Charitable Award Program was designed to acknowledge the service of directors and to recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. Pursuant to the Charitable Award Program, the Company has purchased joint life insurance policies on groups of directors (in the event of an uneven number of directors, a single life policy was purchased). Each group generally consists of two directors with the Company named as the beneficiary of each joint life policy. With respect to each group, the Company will receive a $1,000,000 death benefit upon the death of the second director of the group. The Company in turn has informally agreed to donate a total of $1,000,000 to one or more charitable organizations as recommended by the individual directors. The Company will donate $500,000 upon the earlier of (i) five years after the date of death of the first director of the group to die or (ii) the death of the second director of the group. The Company will donate an additional $500,000 upon the death of the second director of the group. Because all charitable deductions accrue solely to the Company, the individual directors derive no financial benefits from this program.

Directors’ Matching Fund

Members of the Board may be involved with charitable organizations to which they provide support in the form of personal charitable contributions. As with the Charitable Award Program, the Company has established the Directors’ Matching Fund to benefit and recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. Under the Directors’ Matching Fund, directors may request the Company to match dollar-for-dollar their personal charitable contributions up to $10,000 per fiscal year. All or part of the matching contributions may be allocated to one or several organizations that have been determined to be charitable organizations under Section 501(c)(3) of the Code or that are a political subdivision of the state. Matches may only be made on personal gifts that have been paid within that fiscal year, not pledged.

64	2017 Proxy Statement

Audit Function

AUDIT FUNCTION

Report of the Audit Committee

Composition and Qualifications

The Audit Committee of the Board is composed of four independent directors and operates under a written charter, in accordance with applicable rules of the SEC and the NYSE. The Corporate Governance Committee and the full Board considers membership for the Audit Committee annually. The current members of the Audit Committee are Lisa A. Payne, Leonard H. Roberts, Javier G. Teruel and B. Craig Owens, who serves as its Chair. The Board of Directors has determined that each member is “financially literate” and qualifies as an “audit committee financial expert,” as those terms are defined by the NYSE and the SEC.

Purpose

The purpose of the Audit Committee is to assist the Board in monitoring: (i) the Company’s accounting and financial reporting processes, including internal control over financial reporting; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independence and qualifications of the Company’s independent auditor; and (iv) the performance of the Company’s internal auditors and independent auditor.

Responsibilities

Management is responsible for maintaining adequate internal control over financial reporting. KPMG LLP is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also solely responsible for the selection and termination of the Company’s independent auditor, including the approval of audit fees and non-audit services provided by and fees paid to the independent auditor.

Review of Financial Information

In this context, the Audit Committee has met and held discussions with management of the Company, who represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and KPMG LLP’s evaluation of the Company’s internal control over financial reporting with both management and the independent auditor. The Audit Committee also discussed with the independent auditor the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditor its independence. The Audit Committee also participated in the certification process relating to the filing of certain reports pursuant to the Exchange Act.

2017 Proxy Statement	65

Audit Function

Inclusion of Consolidated Financial Statements in Form 10-K

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 28, 2017 for filing with the SEC.

Independent Auditor

The Audit Committee also recommends that the Company’s stockholders ratify KPMG LLP as the Company’s independent auditor for the 2017 fiscal year.

Audit Committee

B. Craig Owens, Chair	Leonard H. Roberts
Lisa A. Payne	Javier G. Teruel

Audit and Other Fees

The following table presents fees for professional services rendered by KPMG LLP:

	Fiscal 2015	Fiscal 2016
Audit Fees(1)	$3,756,000	$3,251,920
Audit-Related Fees(2)	114,000	184,000
Total Audit and Audit-Related Fees	$3,870,000	$3,435,920
Tax Fees
Tax Compliance Fees(3)	$43,800	$8,000
Tax Planning and Advice Fees(4)	—	60,000
All Other Fees(5)	100,000	$—
Total Fees(6)	$4,013,800	$3,503,920

(1)	Audit fees include fees for the audits of the Company’s annual consolidated financial statements, for professional services rendered for the audits of internal control over financial reporting, for quarterly reviews, for review of SEC filings, for statutory audits and other related matters.
(2)	Audit-related fees in fiscal 2015 were for for review of internal controls in connection with the adoption of the 2013 Committee of Sponsoring Organizations of the Treadway Commission internal control framework and for the audit of financial statements of a related entity. Audit-related fees in fiscal 2016 were for the audit of financial statements of a related entity and for financial due diligence services in connection with potential corporate transactions.
(3)	Tax compliance fees consist of fees for services related to international tax matters and transfer pricing.
(4)	Tax planning and advice fees were for tax due diligence services in connection with potential corporate transactions.
(5)	Other fees consist of an engagement to assist with the purchase of a group annuity contract for the transfer of a portion of the obligations and assets of the Company’s Primary Pension Plan.
(6)	All fees were pre-approved by the Audit Committee.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee must approve any fee for services to be performed by the Company’s independent auditor in advance of the service being performed. For proposed projects using the

66	2017 Proxy Statement

Audit Function

services of the Company’s independent auditor that are expected to cost over $200,000, or 5% of the auditor’s fee for the preceding year, whichever is lower, the Audit Committee will be provided information to review and must approve each project prior to commencement of any work. For proposed projects using the services of the Company’s independent auditor that are expected to cost $200,000 or less, or less than 5% of the auditor’s fee for the preceding year, whichever is greater, the Audit Committee will be asked to review and approve a maximum amount for certain services, which may include services in any one or more of the following categories: (a) audit fees; (b) audit-related fees; (c) tax fees; and (d) all other fees for any services allowed to be performed by the independent auditor. If additional amounts are needed, the Audit Committee must approve the increased amounts prior to the previously approved maximum being reached and before the work may continue. Approval by the Audit Committee may be made at its regularly scheduled meetings or otherwise, including by telephonic or other electronic communications. The Company will report the status of the various types of approved services and fees, and cumulative amounts paid and owed, to the Audit Committee on a periodic basis as appropriate.

2017 Proxy Statement	67

Proposal 2 - Ratification of Appointment of Independent Auditor

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

KPMG LLP, independent certified public accountants, member of the SEC Practice Section of the AICPA Division for CPA firms, and registrant with the Public Company Accounting Oversight Board, has been the auditor of the Company’s consolidated financial statements since 1916. Its appointment as the Company’s independent auditor for the fiscal year ending February 3, 2018 has been approved by the Audit Committee of the Board. Stockholder ratification of such appointment is requested.

It is anticipated that a representative of KPMG LLP will attend the meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement should he or she so desire.

The Board recommends a vote FOR the ratification of the appointment of KPMG LLP.

68	2017 Proxy Statement

Proposal 3 - Approval of Extension of Amended and Restated Rights Agreement

PROPOSAL 3 — APPROVAL OF EXTENSION OF AMENDED AND RESTATED RIGHTS AGREEMENT

Introduction

Our past business operations generated significant net operating losses and unrealized tax losses (collectively, “NOLs”). Under federal tax laws, we generally can use our NOLs and certain related tax credits to offset ordinary income tax paid in our prior two tax years or on our future taxable income for up to 20 years, when they “expire” for such purposes. Until they expire, we can “carry forward” NOLs and certain related tax credits that we do not use in any particular year to offset taxable income in future years. As of January 28, 2017, we had more than $2 billion in NOLs. While we cannot estimate the exact amount of NOLs that we can use to reduce our future income tax liability because we cannot predict the amount and timing of our future taxable income, we believe our NOLs are very valuable assets.

Our ability to utilize our NOLs to offset future taxable income may be significantly limited if we experience an “ownership change,” as determined under Section 382 of the Internal Revenue Code of 1986, as amended (the Code). Under Section 382, an “ownership change” occurs if a stockholder or a group of stockholders that is deemed to own at least 5% of our common stock increases its ownership by more than 50 percentage points over its lowest ownership percentage within a rolling three-year period. If an ownership change occurs, Section 382 would impose an annual limit on the amount of our NOLs that we can use to offset taxable income equal to the product of the total value of our outstanding equity immediately prior to the ownership change (reduced by certain items specified in Section 382) and the federal long-term tax-exempt interest rate in effect for the month of the ownership change. A number of complex rules apply to calculating this annual limit.

In order to reduce the likelihood that an ownership change would occur, the Board, after careful consideration, chose to adopt the J. C. Penney Company, Inc. Amended and Restated Rights Agreement on January 27, 2014 (the Rights Agreement). The adoption of the Rights Agreement was approved by the stockholders of the Company at our 2014 Annual Meeting of Stockholders held on May 16, 2014. By its terms, the Rights Agreement would have expired on January 26, 2017. Subject to certain limited exceptions, the Rights Agreement is designed to deter any person from buying our common stock (or any interest in our common stock) if the acquisition would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “group” under the federal securities laws) beneficially owning 4.9% or more of our then-outstanding common stock without approval of the Board.

If an ownership change were to occur, the limitations imposed by Section 382 could result in a material amount of our NOLs expiring unused and, therefore, significantly impair the value of our NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred, we believe that the ownership change percentage as of January 28, 2017 was approximately 1% and therefore we currently believe that an ownership change has not occurred. However, if no action is taken to continue to preserve our NOLs, it is possible that we could experience an ownership change in the future.

After careful consideration, the Board determined that the most effective way to continue to protect the benefits of our NOLs for long-term stockholder value is to adopt an amendment (the Amendment) to the Rights Agreement to extend the term of the Rights Agreement by three years to January 26, 2020. On November 18, 2016, the Board approved the Amendment. The Company entered into the

2017 Proxy Statement	69

Proposal 3 - Approval of Extension of Amended and Restated Rights Agreement

Amendment on January 23, 2017. The terms of the Rights Agreement, as amended by the Amendment, are summarized below, but such description if qualified in its entirety by reference to the full text of the Rights Agreement, as amended by the Amendment, which is included as Annex A to this Proxy Statement.

The Amendment requires stockholder approval for the Rights Agreement, pursuant to which the Company has issued certain stock purchase rights with terms designed to deter transfers of our common stock that could result in an ownership change, to remain in effect. The Rights Agreement will expire immediately following the final adjournment of the Annual Meeting if stockholder approval of the Amendment is not received. The Amendment makes no other changes to the Rights Agreement other than the extension of the term of the Rights Agreement to January 26, 2020.

The Board urges our stockholders to carefully read this proposal, the items discussed below under the heading “Certain Considerations Related to the Extension of the Rights Agreement,” and the full terms of the Rights Agreement, as amended by the Amendment, attached as Annex A to this Proxy Statement. It is important to note that the Rights Agreement does not offer a complete solution, and an ownership change may occur even if the Amendment is approved. The Rights Agreement may deter, but ultimately cannot block, transfers of our common stock that might result in an ownership change. The limitations of this measure are described in more detail below.

The Board recommends a vote FOR the proposal to extend the term of the Rights Agreement.

Description of the Rights Agreement

The Rights Agreement is intended to act as a deterrent to any person or group becoming the beneficial owner of 4.9% or more of our outstanding common stock (an Acquiring Person) without the approval of the Board, other than as a result of (x) repurchases of stock by the Company, (y) a stock dividend, stock split, reverse stock split or similar transaction or (z) certain inadvertent actions by certain stockholders. However, no person who, at the time of the first public announcement of the Rights Agreement, beneficially owned 4.9% or more of the outstanding shares of common stock will be deemed an Acquiring Person, unless and until such person acquires beneficial ownership of additional shares of common stock, with certain exceptions. In addition, no person who beneficially owns 4.9% or more of the outstanding shares of common stock will be deemed an Acquiring Person if the Board, in its sole discretion, so determines in light of the intent and purposes of the Rights Agreement or other circumstances facing the Company.

The Rights. The Board authorized the issuance of one right per each outstanding share of our common stock payable to our stockholders of record as of the close of business on September 3, 2013. Subject to the terms, provisions and conditions of the Rights Agreement, if these rights become exercisable, each right would initially represent the right to purchase from us a unit consisting of one one-thousandth of a share of our Series C Junior Participating Preferred Stock for a purchase price of $55.00 per unit. If issued, each fractional share of preferred stock would generally give a stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right does not give its holder any rights as a stockholder, including without limitation any dividend, voting or liquidation rights.

Exercisability. The rights will not be exercisable until the earlier of (i) the close of business on the tenth business day after public announcement that a person has become an Acquiring Person (the date of such public announcement is referred to herein as the Stock Acquisition Date) or (ii) the close of business on the tenth business day (or such later date as the Board shall determine) after a third

70	2017 Proxy Statement

Proposal 3 - Approval of Extension of Amended and Restated Rights Agreement

party makes a tender or exchange offer which, if consummated, would result in such third party becoming an Acquiring Person. In this Proxy Statement, we refer to the date on which the rights become exercisable as the Distribution Date.

Prior to a Distribution Date, the rights will be evidenced by, and trade with, the common stock and will not be exercisable or transferable apart from the common stock. After a Distribution Date, the rights agent would send certificates representing rights to stockholders and the rights would trade independent of the common stock.

“Flip-in” Feature. If any person or group of affiliated or associated persons becomes an Acquiring Person, then each right (other than rights owned by an Acquiring Person, its affiliates, associates or certain transferees, which will become void) will entitle the holder to purchase, at the then current exercise price, common stock (or, in certain circumstances, a combination of common stock, other securities, cash or other property) having a value of twice the exercise price of the right, in effect enabling a purchase at half-price. However, rights are not exercisable following such an event until such time as the rights are no longer redeemable by the Company as described below.

“Flip-over” Feature. If, at any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Company engages in a merger or other business combination transaction or series of related transactions in which the Company is not the surviving corporation, the common stock is changed or exchanged, or fifty percent or more of its assets, cash flow or earning power is sold, then each right (not previously voided by the occurrence of a “flip-in event”) will entitle the holder to purchase, at the right’s then current exercise price, common stock of such Acquiring Person having a value of twice the right’s then current exercise price, in effect enabling a purchase at half-price.

Exchange. At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent or more of the then outstanding common stock, the Board may, in lieu of allowing rights to be exercised, cause each outstanding right (other than rights owned by an Acquiring Person, its affiliates, associates or certain transferees, which will become void) to be exchanged for one share of common stock or one one-thousandth of a share of preferred stock, in each case as adjusted to reflect stock splits or similar transactions.

Redemption. The rights may be redeemed by the Board, at a price of $0.001 per right, at any time prior to the earlier of (i) the Stock Acquisition Date or (ii) the final expiration of the rights.

Anti-Dilution Provisions. The purchase price payable and the number of preferred shares issuable upon exercise of the rights are subject to adjustment to prevent dilution that may occur as a result of certain events, including, among others, a stock dividend, a stock split or a reclassification of the preferred shares. With certain exceptions, no adjustments to the purchase price of less than 1% will be made.

Amendments. Prior to a Distribution Date, the Company may amend the Rights Agreement in any respect. From and after a Distribution Date, the Board may amend the Rights Agreement in order to (i) cure any ambiguity, (ii) correct or supplement any provision which may be defective or inconsistent with any other provisions, (iii) shorten or lengthen any time period (e.g., the redemption period prior to the rights becoming non-redeemable) or (iv) change or supplement the provisions in any manner which the Company may deem necessary or desirable and which does not adversely affect the interests of the holders of certificates representing rights. The Rights Agreement, however, may not be amended at a time when the rights are not redeemable (other than certain limited technical amendments).

2017 Proxy Statement	71

Proposal 3 - Approval of Extension of Amended and Restated Rights Agreement

Expiration. The rights will expire on the earliest of (i) the close of business on January 26, 2020 or such later date as may be established by the Board prior to the expiration of the rights, (ii) the time at which the rights are redeemed or exchanged pursuant to the Rights Agreement, (iii) the repeal of Section 382 or any successor statute if the Board determines that the Rights Agreement is no longer necessary or desirable for the preservation of our NOLs, (iv) the beginning of a taxable year of the Company to which the Board determines that our NOLs may not be carried forward or (v) immediately following the final adjournment of the Annual Meeting if stockholder approval of the Amendment has not been received.

Certain Considerations Related to the Extension of the Rights Agreement

The Board believes that attempting to protect the tax benefits of our NOLs as described above is in our and our stockholders’ best interests; however, we cannot eliminate the possibility that an ownership change will occur even if the Amendment is approved. Please consider the items discussed below in voting on this Proposal 3.

The IRS could challenge the amount of our NOLs or claim we experienced an ownership change, which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether.

The IRS has not audited or otherwise validated the amount of our NOLs. The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future taxable income. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our NOLs even if the Rights Agreement is in place.

Continued Risk of Ownership Change. Although the Rights Agreement is intended to reduce the likelihood of an ownership change, we cannot assure you that it would prevent all transfers of our common stock that could result in such an ownership change.

Potential Impact on Value. If the Amendment is adopted, the Board intends to re-affirm the terms of the Rights Agreement to the public generally. Because certain buyers, including persons who wish to acquire more than 5% of our common stock and certain institutional holders who object to holding our common stock subject to the terms of the Rights Agreement, may not choose to purchase our common stock, the Rights Agreement could depress the value of our common stock in an amount that could more than offset any value preserved from protecting our NOLs.

Potential Anti-Takeover Impact. The reason the Board approved the Rights Agreement is to preserve the long-term value of our NOLs. The Rights Agreement is not intended to prevent a takeover of the Company. However, the Rights Agreement could be deemed to have a potential anti-takeover effect because an Acquiring Person may be diluted upon the occurrence of a triggering event. Accordingly, the overall effect of the Rights Agreement may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. The Amendment proposal is not the result of any potential takeover transaction known to us and is not part of a plan by us to adopt a series of anti-takeover measures.

Stockholders should be aware that we are subject to Section 203 of the Delaware General Corporation Law, which provides, in general, that a transaction constituting a “business combination”

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Proposal 3 - Approval of Extension of Amended and Restated Rights Agreement

within the meaning of Section 203 involving a person owning 15% or more of our outstanding voting stock (referred to as an “interested stockholder”) cannot be completed for a period of three years after the time the person became an interested stockholder unless (i) prior to such time, our Board approved either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of our outstanding voting stock (excluding shares owned by persons who are both directors and officers of the Company and shares owned by certain of our employee benefit plans), or (iii) the business combination was approved by our Board and by the affirmative vote of the holders of at least 66-2/3% of our outstanding voting stock not owned by the interested stockholder.

Our Restated Certificate of Incorporation and our Bylaws contain certain provisions that may also be deemed to have a potential anti-takeover effect, including:

•	In non-contested elections, each director must be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election, subject to our director resignation policy; in a contested election, directors are elected by a plurality. Cumulative voting is not permitted in the election of directors.
•	Stockholders have no preemptive right to acquire our securities.
•	Stockholders may not act by written consent. The provisions regarding action by written consent require the vote of at least a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class, to be removed or amended.
•	Our Bylaws contain advance notice requirements for any stockholder to present a nomination for director or other proposal at an annual or special meeting of stockholders.
•	Only the Board can call special meetings of stockholders and the only business that may be brought before a special meeting is such business specified by the Board in the notice of the meeting.
•	Our authorized but unissued shares of common stock and preferred stock may be issued without additional stockholder approval and may be utilized for a variety of corporate purposes.

Required Vote

To be approved, this proposal must receive the affirmative vote of the shares of common stock present in person or by proxy at the Annual Meeting that are entitled to vote on such matter. If the Amendment is not approved by our stockholders, the Rights Agreement will terminate immediately following the final adjournment of the Annual Meeting.

The Board recommends a vote FOR the proposal to extend the term of the Rights Agreement.

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Proposal 4 - Approval of Amended and Restated Management Incentive Compensation Program

PROPOSAL 4 — APPROVAL OF AMENDED AND RESTATED

MANAGEMENT INCENTIVE COMPENSATION PROGRAM

Introduction

The Board, on recommendation by the Human Resources and Compensation Committee (the Committee) of the Board, adopted the Amended and Restated J. C. Penney Corporation, Inc. Management Incentive Compensation Program (the MIP) on November 18, 2016. The MIP amends and restates the J. C. Penney Corporation, Inc. Management Incentive Compensation Program that was adopted by the Board on January 10, 2011 and was approved by our stockholders at the 2012 Annual Meeting of Stockholders held on May 18, 2012. The principal features of the MIP are summarized below, but such description is qualified in its entirety by reference to the full text of the MIP which is included as Annex B to this Proxy Statement. All capitalized terms not defined in this Proposal 4 will have the meanings set forth in Annex B to this Proxy Statement.

The purpose of the MIP is to promote our pay-for-performance compensation philosophy by providing cash incentive awards to designated members of our management, who, through their efforts, directly and significantly impact the achievement of our goals and objectives. The MIP gives the Committee discretion to choose one or more appropriate performance measures by which to measure executives’ performance in any given performance period. The performance measures are set at the beginning of each performance period.

As described in the “Compensation Discussion and Analysis ” in this Proxy Statement, Section 162(m) of the Code places a limit of $1,000,000 on the compensation that we may deduct in any given year with respect to the CEO and certain other of our highly paid executive officers. This limit does not apply to “performance-based compensation.” One of the conditions for qualification as “performance-based compensation” is that an independent compensation committee must establish objective performance goals for those executives at the beginning of each performance period using performance measures the material terms of which are approved by stockholders. The MIP is designed to comply with the requirements of Section 162(m) of the Code and it is our intention to administer the MIP in a manner that complies with Section 162(m) of the Code.

We are seeking to obtain stockholder approval of the MIP so that future qualifying “performance-based compensation” will not be subject to the deduction limitations of Section 162(m). If stockholders do not approve the MIP, the Company may continue to provide cash incentive awards to associates but such compensation will be subject to the deduction limitations of Section 162(m).

The Board recommends a vote FOR the proposal to approve the Amended and Restated Management Incentive Compensation Program.

Principal Features of the MIP

General.  The MIP operates in a similar manner to the J. C. Penney Corporation, Inc. Management Incentive Compensation Program, effective January 30, 2011, which was replaced by the MIP effective January 29, 2017.

The MIP contains certain amendments to the J. C. Penney Corporation, Inc. Management Incentive Compensation Program that was effective January 30, 2011, including:

•	A change in the maximum amount payable under the MIP to any participant for any fiscal year to $12 million from the lesser of $7 million and 400% of the participant’s base salary as of the date of grant of the award;

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Proposal 4 - Approval of Amended and Restated Management Incentive Compensation Program

•	Adding additional performance measures available for awards designed to quality as “performance-based compensation;” and
•	Adding a right of offset and claw-back for the Company to the extent set forth in the Company’s claw-back policy.

Administration.  The Committee, all of whose members are independent, outside directors, will administer the MIP. The Committee will have the authority to grant cash incentive awards upon such terms, consistent with the terms of the MIP, as it considers appropriate, to our executive officers and certain other officers. The Committee will have complete authority to interpret all provisions of the MIP, to adopt, amend and rescind rules and regulations pertaining to the administration of the MIP and to make all other determinations necessary or advisable for the administration of the MIP.

The Committee is solely responsible for administering the MIP in connection with awards of performance-based compensation to our covered executives that comply with Section 162(m) of the Code. The MIP, however, permits the Committee to delegate authority for administration of the MIP with respect to executive officers and officers of the Company whose compensation is not subject to the limitations of Section 162(m) of the Code to one or more designees.

Eligibility.  Eligibility to participate in the MIP will be determined by the Committee or its designee. Eligibility to participate can be determined on an individual basis, or by group, business unit, subsidiary, division, job description, or any other method of classification the Committee or its designee considers appropriate. Currently, it is anticipated that approximately 6,300 associates will be eligible to participate.

Determination of Performance Measures.  Awards may be based on one or more of the following performance measures chosen by the Committee:

•	earnings per share;
•	total stockholder return;
•	operating profit;
•	operating income;
•	net income;
•	cash flow;
•	gross profit;
•	gross profit return on investment;
•	return on equity;
•	return on capital;
•	return on investment capital;
•	sales;
•	comparable store sales;
•	revenue;
•	gross margin;
•	gross margin return on investment;
•	selling, general and administrative expense (SG&A);
•	economic value added (EVA);
•	sales per square foot;
•	net cash from operating activities;
•	gross margin as a percentage of sales;
•	earnings before interest and taxes (EBIT);
•	earnings before interest, taxes, depreciation and amortization (EBITDA);

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Proposal 4 - Approval of Amended and Restated Management Incentive Compensation Program

•	Net Promoter Score (NPS); and
•	customer satisfaction.

The Committee or its designee may select different performance measures for different participants in any performance period. The Committee or its designee also selects the relevant performance periods, which may be based on one or more calendar months or one or more fiscal quarters or fiscal years of the Company. In addition to selecting the performance measures, the Committee or its designee will also approve the level of performance that must be attained to earn a payment under an award. The required level of performance that must be attained can be measured as an absolute amount or relative to other periods or to a designated peer group. The performance measure may be tied to performance achieved by the Company or any subsidiary, division, group, business unit, store or any other organizational unit the Committee or its designee may choose.

The Committee is solely responsible for making awards to covered officers that constitute performance-based compensation under Section 162(m) of the Code. The terms for awards intended to constitute performance-based compensation under Section 162(m) of the Code will be determined by the Committee no later than the latest possible date that will not jeopardize the awards from satisfying the requirements of Section 162(m) of the Code.

In addition, for any award that is not intended to constitute performance-based compensation under Section 162(m) of the Code, the performance measures may include, alone or in combination with the performance measures listed above, a subjective evaluation of a participant’s individual performance as compared to the participant’s individual goals for the performance period or on such other subjective performance criteria as may be established by the Committee or its designee.

Determination of Cash Incentive Amounts.  The target opportunity for each participant will be determined by the Committee or its designee at the beginning of the performance period. The target opportunity may be established as a set dollar amount or as a percentage of the participant’s compensation (typically based on a percentage of base salary). At the end of the performance period, the Committee or its designee will certify levels of achievement of the performance measures and pay out any earned awards in the form of cash payments. The Committee and its designee, if any, has discretion to exclude the effects of extraordinary items, unusual or non-recurring events, changes in accounting principles or methods, realized investment gains or losses, discontinued operations, acquisitions, divestitures, material restructuring or impairment charges, uninsured losses for natural catastrophes and any other items the Committee or its designee determines is necessary to provide appropriate period-to-period comparisons, so long as with respect to covered officers subject to Section 162(m) of the Code such adjustments are permissible under Section 162(m) of the Code.

Maximum Payments.  The maximum amount payable under the MIP to any participant for any fiscal year is $12 million.

Payment.  Any amounts payable under the MIP shall be paid to a participant in cash at a time determined by the Committee, but in no event will any amount payable under the MIP be paid more than two and one-half months after the end of the fiscal year in which the performance period giving rise to such payment ends.

Amendment and Termination.  The Board has the right to amend, modify, suspend and terminate the MIP at any time. No amendment, modification, suspension or termination of the MIP can adversely affect the rights of a participant with respect to a performance period that has already begun that has not been completed or with respect to any amounts payable under the MIP without the participant’s written consent.

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Proposal 4 - Approval of Amended and Restated Management Incentive Compensation Program

Tax Matters.   As described in the “Compensation Discussion and Analysis” in this Proxy Statement, Section 162(m) of the Code places a limit of $1,000,000 on the compensation that we may deduct in any given year with respect to the CEO and certain other of our highly paid executive officers. One of the conditions for qualification as “performance-based compensation” is that the stockholders must approve the material terms of the performance measures and re-approve those material terms every five years. Amounts paid under the objective performance measures established under the MIP will, under current tax law, qualify as performance-based compensation if stockholders approve the MIP.

Equity Compensation Plan(s) Information

The following table shows the number of options and other awards outstanding as of January 28, 2017 under the J. C. Penney Company, Inc. 2016 Long-Term Incentive Plan (2016 Plan) and subsequent plans, as well as the number of shares remaining available for grant under the 2016 Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	23,267,513	(1)	$17.88	(2)	18,413,671	(3)
Equity compensation plans not approved by security holders	862,677	(4)	$8.35	(5)	—

Total	24,130,190		$17.83	(6)	18,413,671

(1)	Includes 9,711,731 restricted stock units.
(2)	Represents the weighted-average exercise price of outstanding stock options only and the weighted-average remaining term is 5.6 years.
(3)	At the May, 20, 2016 Annual Meeting of Stockholders, our stockholders approved the 2016 Plan, which has a fungible share design in which each stock option will count as one share issued and each stock award will count as 1.6 shares issued. The 2016 Plan reserved 12,250,000 shares or 19,600,000 options for issuance to associates and non-employee directors. In addition, shares underlying any outstanding stock award or stock option grant from prior plans that are canceled prior to vesting or exercise become available for use under the 2016 plan. No shares remain available for future issuance from prior plans.
(4)	On May 20, 2014, the Company made an inducement equity award of 223,964 restricted stock units to our Chief Financial Officer, Edward J. Record, which vested one-third on May 20, 2015 and May 20, 2016 and will vest one-third on May 20, 2017. On November 17, 2014, the Company made an inducement equity award of 2,066,116 restricted stock units to our Chairman and Chief Executive Officer, Marvin R. Ellison, which vested one-third on November 17, 2015 and November 17, 2016 and will vest one-third on November 17, 2017. On June 11, 2015, the Company made an inducement equity award of 78,358 stock options and 31,437 restricted stock units to our Chief Accounting Officer, Andrew S. Drexler, which vested one-third on June 11, 2016 and will vest one-third on June 11, 2017 and June 11, 2018.
(5)	Represents the weighted average exercise price of outstanding stock options only. The weighted average remaining term is 8.4 years.
(6)	Represents the weighted average exercise price of outstanding stock options only. The weighted average remaining term is 5.6 years.

2017 Proxy Statement	77

Proposal 5 - Advisory Vote on Compensation of our Named Executive Officers

PROPOSAL 5 — ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Human Resources and Compensation Committee of the Board is responsible for establishing and implementing our executive compensation program. The Human Resources and Compensation Committee determines compensation for each named executive officer other than the CEO. The compensation of the CEO is determined by all of the independent directors of the Board. Our executive compensation program is designed to link pay to Company performance and align the pay of our named executive officers with the interests of our stockholders. Stockholders are encouraged to read the “Compensation Discussion and Analysis” section for a more detailed discussion of how the Company’s compensation program reflects our overall philosophy and objectives.

As required by Section 14A of the Exchange Act and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), we are asking stockholders to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers described in this Proxy Statement in the Compensation Discussion and Analysis section and the tabular disclosure regarding named executive officer compensation together with the accompanying narrative disclosure, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board values the opinions of the Company’s stockholders and will take into account the outcome of the vote when considering future compensation decisions. At the 2011 Annual Meeting of Stockholders, the Board recommended, and the stockholders approved, holding an annual vote on the compensation of our named executive officers.

The Board recommends a vote FOR the approval of the compensation of the named executive officers.

78	2017 Proxy Statement

Proposal 6 - Advisory Vote on Frequency of Advisory Vote on Compensation of our Named Executive Officers

PROPOSAL 6 — ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE

ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act and pursuant to the Dodd-Frank Act, at least once every six years we are required to provide stockholders with the opportunity to cast a vote as to how frequently they would like the Company to hold an advisory vote on the compensation of our named executive officers (say-on-pay vote). Therefore, we are asking stockholders to vote whether the Company’s future say-on-pay votes should be held every year, every other year or once every three years. At the 2011 Annual Meeting of Stockholders, the Board recommended, and the stockholders approved, holding a vote every year on the compensation of our named executive officers.

This vote is advisory and therefore non-binding. Although the vote is non-binding, the Board values the opinions of the Company’s stockholders and will take into account the outcome of the vote when establishing the frequency of future say-on-pay votes.

Your proxy card provides four choices for you to cast your vote: every year, every two years, every three years, or you may abstain. You are not voting to approve or disapprove the Board’s recommendation.

The Board recommends a vote for the frequency of every year for holding the Company’s future say-on-pay votes.

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About the Annual Meeting

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

JCPenney’s Board is soliciting your vote at the 2017 Annual Meeting of Stockholders.

What will I be voting on?

You will be voting on:

•	Election of eleven directors nominated by the Board;
•	Ratification of the appointment of KPMG LLP as JCPenney’s independent auditor for the fiscal year ending February 3, 2018;
•	Approval of an amendment and extension of the Amended and Restated Rights Agreement in order to continue to protect the tax benefits of our net operating loss carryforwards;
•	Approval of the Amended and Restated Management Incentive Compensation Program;
•	Advisory vote on executive compensation;
•	Advisory vote on the frequency of the advisory vote on executive compensation; and
•	Any other business that may properly come before the meeting.

What are the Board of Directors’ voting recommendations?

The Board recommends that you vote your shares “For” each of the Board’s nominees for director, “For” the ratification of the appointment of KPMG LLP as independent auditor for the fiscal year ending February 3, 2018, “For” the approval of the amendment and extension of the Amended and Restated Rights Agreement, “For” the approval of the Amended and Restated Management Incentive Compensation Program, “For” the approval of our executive compensation in connection with the advisory vote on executive compensation and “For” advisory votes on executive compensation to be held every year.

Who is entitled to vote?

All stockholders who owned JCPenney common stock at the close of business on the record date, March 20, 2017, are entitled to attend and vote at the Annual Meeting.

How many votes do I have?

You will have one vote for every share of JCPenney common stock you owned on the record date.

How many votes can be cast by all stockholders?

Each share of JCPenney common stock is entitled to one vote. There is no cumulative voting. On March 20, 2017, JCPenney had [                ] shares of common stock outstanding and entitled to vote.

How many shares must be present to hold the Annual Meeting?

A majority of the outstanding shares of JCPenney common stock as of the record date, or [                ] shares, must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum.

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About the Annual Meeting

Shares are counted as present at the Annual Meeting if stockholders are present and vote in person or a proxy card has been properly submitted by or on behalf of a stockholder. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

How many votes are required to elect directors and adopt the other proposals?

You may vote “For” or “Against” with respect to the election of directors. Our Bylaws provide that in a non-contested election, each director must be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election. Accordingly, abstentions and broker non-votes will have no effect on the election of a director. Any director nominee who is an incumbent director and is not re-elected must promptly tender his or her resignation, and the Board, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation.

Ratification of the appointment of KPMG LLP as JCPenney’s independent auditor requires the affirmative vote of a majority of the shares of JCPenney common stock present in person or by proxy that are entitled to vote on such matter. If you abstain from voting on this matter, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal. Broker non-votes will also have the same effect as a vote against the proposal.

Approval of the amendment and extension of the Amended and Restated Rights Agreement, approval of the Amended and Restated Management Incentive Compensation Program and approval of our executive compensation in connection with the advisory vote on executive compensation requires the affirmative vote of a majority of the shares of JCPenney common stock present in person or by proxy that are entitled to vote on each such matter. If you abstain from voting on any of these matters, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the particular proposal. Broker non-votes are not entitled to be cast for these matters and accordingly will have no effect on the approval of these matters.

The advisory vote on the frequency of holding the advisory vote on executive compensation will be determined by a plurality vote which means that the frequency option that receives the most affirmative votes of the votes cast is the one that will be deemed approved by the stockholders. Abstentions and broker non-votes will not affect the outcome of this proposal.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, rather than mailing a printed copy of our proxy materials to each stockholder of record, we may send some or all of our stockholders a Notice of Internet Availability of Proxy Materials (the Notice), which indicates how our stockholders may:

•	access their proxy materials and vote their proxies over the Internet;
•	make a one-time request to receive a printed set of proxy materials by mail; or
•	make a permanent election to receive all of their proxy materials in printed form by mail or electronically by email.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting over the Internet; and

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About the Annual Meeting

•	instruct us to send our future proxy materials to you electronically by email instead of sending you printed copies by mail.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. Our Annual Report on Form 10-K accompanies these proxy materials but is not considered part of the proxy soliciting materials.

How do I vote?

You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. To obtain directions to attend the Annual Meeting and vote in person, please call 972-431-1000. You can vote by proxy in three ways:

•	by mail – If you received your proxy materials by mail, you can vote by mail by using the enclosed proxy card;
•	by telephone – In the United States and Canada, you can vote by telephone by following the instructions on the Internet or on your proxy card if you received your materials by mail; or
•	by Internet – You can vote by Internet by following the instructions on the Notice or on your proxy card if you received your materials by mail.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you sign your proxy card, but do not specify how you want your shares to be voted, they will be voted as the Board recommends.

How do I attend the Annual Meeting?

Admission to the Annual Meeting is limited to JCPenney stockholders or their proxy holders. Each stockholder will be asked to present proof of stock ownership and a valid, government-issued photo identification, such as a driver’s license, before being admitted to the Annual Meeting. Proof of stock ownership may consist of the top portion of the proxy card or if shares are held in the name of a broker, bank or other nominee, an account statement or letter from the nominee indicating that the individual beneficially owned shares of JCPenney common stock on March 20, 2017, the record date for the Annual Meeting.

Can I change my vote after I execute my proxy?

You can revoke a proxy at any time prior to its exercise at the Annual Meeting. You can send in a new proxy card with a later date if you received your proxy materials by mail, or cast a new vote by telephone or Internet, or send a written notice of revocation to JCPenney’s Corporate Secretary at the address on the first page of this Proxy Statement. If you attend the Annual Meeting and want to vote in person, you can request that any previously submitted proxy not be used.

How do I vote my shares of JCPenney common stock in the 401(k) Savings Plans?

If you are a participant in the J. C. Penney Corporation, Inc. Savings, Profit-Sharing and Stock Ownership Plan (the Traditional Plan) or the J. C. Penney Corporation, Inc. Safe Harbor 401(k)

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About the Annual Meeting

Savings Plan (the Safe Harbor Plan), you will receive a separate voting instruction card for the shares allocated to your account in the Traditional Plan or Safe Harbor Plan. This voting instruction card will allow you to instruct State Street Bank and Trust Company, as trustee for the Traditional Plan and the Safe Harbor Plan, how to vote your shares. If you do not vote your shares in the Traditional Plan or Safe Harbor Plan, State Street Bank and Trust Company will vote them in the same proportion as those shares for which it has received voting instructions.

Will my vote be kept confidential?

Yes. JCPenney’s policy is that all proxy or voting instruction cards, ballots and vote tabulations which identify the vote of an individual stockholder are to be kept secret. Your vote will only be disclosed:

•	to allow the independent election inspectors to certify the results of the vote;
•	if JCPenney is legally required to disclose your vote or is defending or asserting claims in a lawsuit;
•	if there is a proxy contest involving JCPenney; or
•	if you make a written comment on your proxy or voting instruction card or ballot.

Who pays for this proxy solicitation?

JCPenney does. In addition to soliciting proxies by mail, JCPenney may solicit proxies by telephone, personal contact and electronic means. No director, officer or employee of JCPenney will be specially compensated for these activities. JCPenney has hired Morrow Sodali LLC, a proxy solicitation firm, to assist in soliciting proxies for an estimated fee of $12,000 plus reimbursement for reasonable expenses.

JCPenney will also reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of JCPenney common stock.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. If any matter other than those described in this Proxy Statement arises at the Annual Meeting, the proxies will be voted at the discretion of the proxy holder.

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Other Business Matters

OTHER BUSINESS MATTERS

Stockholder Proxy Proposal Inclusion Deadline

Under the rules of the SEC, the date by which proposals of stockholders intended to be presented at the 2018 Annual Meeting of Stockholders (other than proxy access director nominations) must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting is [November 24], 2017.

Deadline for Proxy Access Director Nominations

Under the Company’s Bylaws, notice of a proxy access director nomination for the 2018 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no earlier than [October 25], 2017 and no later than [November 24], 2017.

Stockholder Business — Annual Meeting

Stockholders who wish to introduce an item of business at an annual meeting of stockholders may do so in accordance with JCPenney’s Bylaw procedures. These procedures provide, generally, that stockholders desiring to bring a proper subject of business before the meeting, must do so by a written notice timely received (not later than 90 days in advance of such meeting) by the Corporate Secretary of the Company. Any notice of intent to introduce an item of business at an annual meeting of stockholders must contain the name and address of the stockholder, a representation that the stockholder is a holder of record of JCPenney stock entitled to vote at the meeting and that the stockholder intends to appear in person or by proxy at the meeting. Notice of an item of business shall include a brief description of the proposed business and the reasons for conducting such business at the meeting as well as any material interest of the stockholder in such business.

The chair of the annual meeting may refuse to allow the transaction of any business not presented in compliance with the foregoing procedures.

Timing

It is currently expected that the 2018 Annual Meeting of Stockholders will be held on or about May 25, 2018, in which event any advance notice of nominations for directors and items of business (other than proposals intended to be included in the proxy statement and form of proxy, including proxy access director nominations) must be given by stockholders and received by the Secretary of the Company by February 24, 2018. The Company does, however, retain the right to change the date of the 2018 Annual Meeting of Stockholders as it, in its sole discretion, may determine. Notice of any change will be furnished to stockholders prior to the expiration of the 90-day advance notice period referred to above. Copies of the Company’s Bylaws are available on our website at www.jcpenney.com or you may request a copy from the Corporate Secretary of the Company.

Salil R. Virkar, Secretary

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Annex A - Amended and Restated Rights Agreement

ANNEX A

J. C. PENNEY COMPANY, INC.

and

COMPUTERSHARE INC.,

as Rights Agent

Amended and Restated Rights Agreement

Dated as of January 27, 2014

2017 Proxy Statement   A-1

Annex A - Amended and Restated Rights Agreement

A-2   2017 Proxy Statement

Annex A - Amended and Restated Rights Agreement

EXHIBITS

Exhibit A --	Certificate of Designation, Preferences and Rights of Series C Junior Participating Preferred Stock

Exhibit B --	Form of Rights Certificates

Exhibit C --	Form of Amended Summary of Rights

2017 Proxy Statement   A-3

Annex A - Amended and Restated Rights Agreement

AMENDED AND RESTATED RIGHTS AGREEMENT

AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of January 27, 2014 (the “Agreement”), between J. C. Penney Company, Inc., a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation (the “Rights Agent”).

W I T N E S S E T H:

WHEREAS, the Company and the Rights Agent previously entered into the Rights Agreement, dated as of August 22, 2013 (the “Original Rights Agreement”);

WHEREAS, in connection with the Original Rights Agreement, on August 21, 2013 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company (the “Board”) authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of Common Stock (as hereinafter defined) outstanding at the close of business on September 3, 2013 (the “Record Date”), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock issued (whether as an original issuance or from the Company’s treasury) between the Record Date and the Distribution Date (as hereinafter defined) and in certain other circumstances provided herein, each Right initially representing the right to purchase one one-thousandth of a share of the Preferred Stock of the Company having the rights, powers and preferences set forth in the Certificate of Designation, Preferences and Rights filed by the Company with the Secretary of State of the State of Delaware on August 22, 2013, a copy of which is attached as Exhibit A to this Agreement, upon the terms and subject to the conditions set forth in the Original Rights Agreement (the “Rights”); and

WHEREAS, the Company has generated certain Tax Benefits (as hereinafter defined) for United States federal income tax purposes, such Tax Benefits may potentially provide valuable benefits to the Company, the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations (as hereinafter defined) promulgated thereunder, and thereby preserve its ability to utilize such Tax Benefits, and, in furtherance of such objective, the Company desires to amend and restate the terms of the Original Rights Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 4.9% or more of the shares of Common Stock then outstanding, but shall not include:

(i) the Company;

(ii) any Subsidiary of the Company;

(iii) any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan;

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(iv) any Person who or which becomes the Beneficial Owner of 4.9% or more of the shares of Common Stock then outstanding solely as a result of (A) a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company (or any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan) or (B) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company, in each case unless and until such Person acquires Beneficial Ownership of additional shares of Common Stock, except solely as the result of any subsequent transaction described in clause (A) or (B) of this Section 1(a)(iv);

(v) any Person who or which, within ten (10) Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Stock in excess of 4.899% inadvertently or without knowledge of the terms of the Rights and who or which, together with all Affiliates and Associates, thereafter within ten (10) Business Days following such certification reduces such Person’s, together with its Affiliates’ and Associates’, Beneficial Ownership to less than 4.9% of the shares of Common Stock then outstanding; provided, however, that (x) if the Person requested to so certify fails to do so within ten (10) Business Days or breaches or violates such certification, then such Person shall become an Acquiring Person immediately after such ten (10) Business Day period or such breach or violation or (y) if the Person together with its Affiliates and Associates fails to reduce Beneficial Ownership to less than 4.9% within ten (10) Business Days following such certification, then such Person shall become an Acquiring Person immediately after such ten (10) Business Day period;

(vi) any Exempt Person, but only for so long as such Exempt Person, together with such Person’s Affiliates and Associates, does not become the Beneficial Owner of any additional shares of Common Stock while such Person is an Exempt Person, except solely as the result of any transaction described in clause (A) or (B) of Section 1(a)(iv); or

(vii) any Person that the Board has affirmatively determined in its sole discretion, prior to the Distribution Date, in light of the intent and purposes of this Agreement or other circumstances facing the Company, shall not be deemed an Acquiring Person, for so long as such Person complies with any limitations or conditions required by the Board in making such determination.

(b) “Act” shall mean the Securities Act of 1933, as amended.

(c) “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(d) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act and, to the extent not included within the foregoing, shall also include with respect to any Person, any other Person whose shares of Common Stock would be deemed to be constructively owned by such first Person, owned by a “single entity” with respect to such first Person as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person, pursuant to the provisions of Section 382 of the Code and the Treasury Regulations promulgated thereunder.

(e) “Agreement” shall have the meaning set forth in the preamble to this Agreement.

(f) “Amended Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

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(g) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own”:

(i) any securities that such Person or any of such Person’s Affiliates or Associates owns directly or has the right to acquire (whether such right is exercisable immediately, or only after the passage of time, compliance with regulatory requirements, the fulfillment of a condition, or otherwise) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) any shares of Common Stock by virtue of owning securities or other interests (including rights, options or warrants) that are convertible or exchangeable into, or exercisable for, such shares of Common Stock, except to the extent that upon the issuance, acquisition or transfer of such securities or other interests, such securities or other interests would be treated as exercised under Section 1.382-4(d) or other applicable sections of the Treasury Regulations, (B) securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (C) securities issuable upon exercise of Rights;

(ii) any securities that such Person or any of such Person’s Affiliates or Associates (A) directly or indirectly has the right to vote or dispose of, alone or in concert with others, or (B) beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 of the General Rules and Regulations under the Exchange Act, including, with respect to both clause (A) and clause (B), pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; provided that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this subparagraph (ii) on account of an agreement, arrangement or understanding to vote such security that (X) arises solely from a revocable proxy given to such Person or any of such Person’s Affiliates or Associates in response to a public proxy solicitation made pursuant to and in accordance with the applicable provisions of the General Rules and Regulations under the Exchange Act, and (Y) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); and

(iii) any securities that are beneficially owned, directly or indirectly, by any other Person, if such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person or any of such other Person’s Affiliates or Associates for the purpose of acquiring, holding, voting (other than voting pursuant to a revocable proxy as described in the proviso to Section 1(g)(ii) hereof) or disposing of any securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations.

Notwithstanding the foregoing, a Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” securities if such Person would be deemed constructively to own such securities pursuant to Sections 1.382-2T(h) and 1.382-4(d) of the Treasury Regulations, such Person owns such securities pursuant to a “coordinated acquisition” treated as a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or such securities are otherwise aggregated with securities owned by such Person, pursuant to the provisions of Section 382 of the Code and the Treasury Regulations promulgated thereunder. Nothing in this Section 1(g) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty (40) days.

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The term “Beneficial Ownership” shall have a corresponding meaning.

(h) “Board” shall have the meaning set forth in the recitals of this Agreement.

(i) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or the State of New Jersey are authorized or obligated by law or executive order to close.

(j) “close of business” on any given date shall mean 5:00 P.M., New York, New York time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York, New York time, on the next succeeding Business Day.

(k) “Code” shall have the meaning set forth in the recitals to this Agreement.

(l) “Common Stock” shall mean the common stock of the Company of $0.50 par value, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person (or, if such Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first mentioned Person).

(m) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(n) “Company” shall have the meaning set forth in the preamble to this Agreement.

(o) “Current Market Price” shall have the meaning set forth in Section 11(d) hereof.

(p) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(q) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(r) “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.

(s) “Exempt Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, is, as of the Exempt Time, the Beneficial Owner of 4.9% or more of the shares of Common Stock then outstanding. Any Exempt Person who, together with such Person’s Affiliates and Associates, after the Exempt Time becomes the Beneficial Owner of less than 4.9% of the shares of Common Stock then outstanding shall cease to be an Exempt Person and shall be subject to all the provisions of this Agreement in the same manner as any Person who is not and was not an Exempt Person.

(t) “Exempt Time” shall mean the time of the first public announcement of adoption of this Agreement.

(u) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(v) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(w) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

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(x) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(y) “NASDAQ” shall have the meaning set forth in Section 11(d)(i) hereof.

(z) “NOLs” shall mean the Company’s net operating loss carryforwards.

(aa)    “NYSE” shall have the meaning set forth in Section 11(d)(i) hereof.

(bb)    “Original Rights Agreement” shall have the meaning set forth in the recitals of this Agreement.

(cc)    “Original Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(dd)    “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, syndicate or other entity, or group of persons making a “coordinated acquisition” of Common Stock or otherwise treated as an “entity” within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise, and also includes any successor (by merger or otherwise) of any such individual or entity.

(ee)    “Preferred Stock” shall mean shares of Series C Junior Participating Preferred Stock, without par value, of the Company, and, to the extent that there are not a sufficient number of shares of Series C Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series C Junior Participating Preferred Stock.

(ff)    “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(gg)    “Purchase Price” shall have the meaning set forth in Section 4(a) hereof.

(hh)    “Record Date” shall have the meaning set forth in the recitals of this Agreement.

(ii)    “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(jj)    “Rights” shall have the meaning set forth in the recitals of this Agreement.

(kk)    “Rights Agent” shall have the meaning set forth in the preamble of this Agreement.

(ll)    “Rights Certificates” shall have the meaning set forth in Section 3(a) hereof.

(mm)    “Rights Dividend Declaration Date” shall have the meaning set forth in the recitals of this Agreement.

(nn)    “Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii) hereof.

(oo)    “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(pp)    “Section 13 Event” shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

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(qq) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(rr) “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

(ss) “Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which an amount of securities or other ownership interests having ordinary voting power sufficient to elect at least a majority of the directors or other Persons having similar functions of such corporation or other entity are at the time, directly or indirectly, beneficially owned, or otherwise controlled by such Person.

(tt) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(uu) “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

(vv) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.

(ww) “Treasury Regulations” shall mean the final and temporary (but not proposed) tax regulations promulgated under the Code, as such regulations may be amended from time to time.

(xx) “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-rights agent.

Section 3. Issuance of Rights Certificates.

(a) Until the earlier of (i) the close of business on the tenth (10th) Business Day after the Stock Acquisition Date (or, if the tenth (10th) Business Day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth (10th) Business Day (or such later date as the Board shall determine) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of paragraphs (b) and (c) of this Section 3) by the certificates evidencing the Common Stock registered in the names of the holders of the Common Stock (which certificates evidencing the Common Stock shall be deemed also to be certificates evidencing the Rights) and not by separate certificates (or, for shares participating in the direct registration system, by

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notations in the respective book entry accounts for the Common Stock), and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). The Company promptly shall notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the next following Business Day. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred. As soon as practicable after the Distribution Date and receipt by the Rights Agent of notice of such occurrence, the Rights Agent, if requested by the Company and provided with all necessary information and documentation, will, subject to the following sentence, send by first-class, insured, postage prepaid mail (or such other means as may be selected by the Company and not reasonably objected to by the Rights Agent), to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder then shown on the records of the Company or the transfer agent or the registrar for the Common Stock, one or more rights certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), duly executed and countersigned in the manner provided for in Section 5(a) hereof, evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. To the extent that a Section 11(a)(ii) Event has also occurred, the Company may implement such procedures, as it deems appropriate in its sole discretion, to minimize the possibility that Rights are received by Persons whose Rights would be null and void under Section 7(e) hereof. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates and may be transferred by the transfer of the Rights Certificates as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock, and the holders of such Rights Certificates as listed in the records of the Company or any transfer agent or registrar for the Rights shall be the record holders thereof.

(b) In connection with the adoption of the Original Rights Agreement, the Company made available a copy of a Summary of Rights in substantially the form attached as Exhibit C to the Original Rights Agreement (the “Original Summary of Rights”) to any holder of Rights who so requested from time to time prior to the date hereof, which Original Summary of Rights has been amended in substantially the form attached hereto as Exhibit C (the “Amended Summary of Rights”). The Company will make available, as promptly as practicable following the date hereof, a copy of the Amended Summary of Rights to any holder of Rights who may so request from time to time prior to the Expiration Date. With respect to certificates evidencing the Common Stock outstanding as of the Record Date, or issued subsequent to the Record Date, unless and until the Distribution Date shall occur, the Rights will be evidenced by the certificates for the Common Stock (or, in the case of shares reflected on the direct registration system, the notations in the book-entry account system of the transfer agent for the Common Stock) and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock. Notwithstanding anything to the contrary set forth in this Agreement, upon the effectiveness of a redemption pursuant to Section 23 hereof or an exchange pursuant to Section 24 hereof, the Company shall not thereafter issue any additional Rights and, for the avoidance of doubt, no Rights shall be attached to or shall be issued with any shares of Common Stock (including any shares of Common Stock issued pursuant to an exchange) at any time thereafter.

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(c) Rights shall be issued in respect of all shares of Common Stock that are issued (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or, in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear a legend in substantially the following form if such certificates are issued after the Exempt Time but prior to the earlier of the Distribution Date or the Expiration Date:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between J. C. Penney Company, Inc. (the “Company”) and the Rights Agent thereunder (the “Rights Agent”) dated as of August 22, 2013, as originally executed and as it may be amended or restated from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. Similarly, during such time periods, transfers of shares participating in the direct registration system shall also be deemed to be transfers of the associated Rights. In the case of any shares participating in the direct registration system, the Company shall cause the transfer agent for the Common Stock to include on each direct registration account statement with respect thereto issued prior to the Distribution Date a notation to the effect that the Company will mail to the stockholder a copy of the Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor and that the recipient of the statement, as a holder of shares of Common Stock, may have certain rights thereunder. In the event that shares of the Common Stock are not represented by certificates, references in this Agreement to certificates shall be deemed to refer to the notations in the book-entry accounts reflecting ownership of such shares.

Section 4. Form of Rights Certificates.

(a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such changes or marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement and which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein

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(such exercise price per one one-thousandths of a share, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant to Section 3(a), Section 11(i) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or an Associate or Affiliate of the Acquiring Person) to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person (or an Associate or Affiliate of the Acquiring Person) has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer that the Board has determined is part of a plan, arrangement or understanding (whether or not in writing) that has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (if the Company and the Rights Agent have knowledge that such Person is an Acquiring Person or an Associate or Affiliate thereof or transferee of such Persons or a nominee of any of the foregoing and to the extent feasible) a legend in substantially the following form:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement between J. C. Penney Company, Inc. and the rights agent thereunder dated as of August 22, 2013, as originally executed and as it may be amended or restated from time to time (the “Rights Agreement”)). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

Section 5. Countersignature and Registration.

(a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b) Following the Distribution Date and receipt by the Rights Agent of notice of such occurrence and of all other necessary information and documentation, as provided in Section 3(a) hereof, the Rights Agent will keep, or cause to be kept, at its office or offices designated as the appropriate place

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for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that may have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder thereof shall have (i) properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Rights Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates as required by Section 9(e) hereof. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company may specify by written notice. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement related to the exchange, issuance or delivery of Rights Certificates unless and until it is satisfied that all such taxes and/or charges have been paid.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder thereof in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Subject to Section 7(e) hereof, at any time after the Distribution Date the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the

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Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, and an amount equal to any tax or charge required to be paid under Section 9(e) hereof, at or prior to the earliest of (i) 5:00 P.M., New York, New York time, on ~~January 26, 2017~~ January 25, 2020 or such later date as may be established by the Board prior to the expiration of the Rights as long as the extension is submitted to the stockholders of the Company for ratification at the next succeeding annual meeting of the stockholders of the Company (such date, as it may be extended by the Board, the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which the Rights may be exchanged as provided in Section 24 hereof, (iv) the close of business on the effective date of the repeal of Section 382 of the Code if the Board determines that this Agreement is no longer necessary or desirable for the preservation of Tax Benefits, (v) the close of business on the first day of a taxable year of the Company to which the Board of Directors of the Company determines that no Tax Benefits may be carried forward, or (vi) immediately following the final adjournment of the first annual meeting of the stockholders of the Company ~~following the date hereof~~ after January 23, 2017 if stockholder approval of the ~~this agreement~~ Final Expiration Date has not been received prior to such time (the earliest of (i) - (vi) being herein referred to as the “Expiration Date”).

(b) The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right initially shall be $55.00, shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) hereof and shall be payable in accordance with paragraph (c) below.

(c) Subject to Section 7(e) hereof, upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-thousandth of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any tax or charge required to be paid under Section 9(e) hereof, the Rights Agent shall, subject to Section 7(f) and Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes each such transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs each such depositary agent to comply with such request, (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash, if any, to be paid in lieu of the issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when necessary to comply with this Agreement, after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) and an amount equal to any tax or charge required to be paid under Section 9(e) hereof, shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other

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property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and, if requested and provided with all necessary information and documents by the registered holder of Rights Certificates, delivered to, or upon the order of, the registered holder of such Rights Certificate or to its duly authorized assigns, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or an Associate or Affiliate of the Acquiring Person) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate of an Acquiring Person) or to any Person with whom the Acquiring Person (or an Associate or Affiliate of the Acquiring Person) has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer that the Board has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, or any Rights Certificate which formerly evidenced such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent when this Section 7(e) and/or Section 4(b) hereof applies and shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability or obligation to any holder of Rights Certificates or any other Person as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or any of such Acquiring Person’s Affiliates, Associates or their respective transferees hereunder. Until such notice is received by the Rights Agent, the Rights Agent shall have no duties, responsibilities or obligations with respect to this Section 7(e) and Section 4(b) hereof.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights or other securities upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination, redemption or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in

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cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Capital Stock.

(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

(b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension has been rescinded. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement in respect thereof shall not have been declared effective. The Company shall promptly notify the Rights Agent in writing after it makes a public announcement pursuant to this Section 9(c) and furnish the Rights Agent with a copy of such announcement(s).

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(d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e) The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to (i) pay any tax or charge that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise, or (ii) issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificates at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s satisfaction that no such tax or charge is due.

Section 10. Preferred Stock Record Date. Each Person in whose name any certificate evidencing a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes and charges) was duly made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as expressly provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)

(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding shares of Preferred Stock, (C) combine or consolidate the outstanding shares of Preferred Stock into a smaller number of shares, through a reverse stock split or otherwise, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification

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in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) Subject to Section 24 hereof, in the event that any Person shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, then, promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”). The Company shall provide the Rights Agent with written notice of the identity of any Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement, and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

(iii) In the event that the number of shares of Common Stock authorized by the Company’s Restated Certificate of Incorporation, as may be amended from time to time, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including shares, or units of shares, of preferred stock, such as the Preferred Stock, that the Board has deemed to have essentially the same value or economic rights as shares of Common Stock (such equity securities being referred to herein as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however,

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that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that action should be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of Common Stock on such date.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of shares of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) shares of Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock that the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock to be so offered (and/or the aggregate initial conversion price of the convertible securities to be so offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities to be so offered are initially convertible). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent that shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company

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shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or evidences of indebtedness, or of subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent that shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock, and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

(d)

(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days immediately prior to but not including such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following but not including such date; provided, however, that in the event that the Current Market Price per share of Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination, consolidation, reverse stock split or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation, reverse stock split or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (the “NYSE”) or, if the shares of Common Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if on any such date the shares of Common Stock are not listed or admitted to trading on any national

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securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotations System (“NASDAQ”) or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, the Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.

(ii) For the purpose of any computation hereunder, the “Current Market Price” per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction that mandates such adjustment, or (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

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(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one one-thousandth of a share that were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the

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opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates.

(o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock,

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(ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event, and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-thousandths of a share for

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which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence of a Section 11(a)(ii) Event), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

(b) “Principal Party” shall mean:

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

(c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

(i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

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(ii) take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

(iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of the issuance of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) on the Trading Day immediately prior to the date of such exercise.

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(c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price per share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise.

(d) Whenever a payment for fractional Rights or any fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

(e) The holder of a Right by the acceptance of the Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15. Rights of Action. All rights of action in respect of this Agreement, other than the rights of action given to the Rights Agent under Section 18 and Section 20 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, properly executed and duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed;

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(c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate (or book entry shares in respect of Common Stock)) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate (or notices provided to holders of book entry shares of Common Stock) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use its best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as determined by a final judgment of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability and the costs and expenses of enforcing this right of indemnification. The provisions of this Section 18 and Section 20 hereof shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

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(b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stockholder services, stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned, and if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent. In all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) If at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name. In all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Rights and Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted to be taken by it in the absence of gross negligence, bad faith and willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) and in accordance with such advice or opinion.

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Annex A - Amended and Restated Rights Agreement

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent, and such certificate shall be full and complete authorization and protection to the Rights Agent for, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted to be taken by it in the absence of gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its and its directors’, officers’, employees’ and representatives’ own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary in this Agreement notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11 hereof) or any change or adjustment in the terms of the Rights required under the provisions of Sections 3, 11, 23 or 24 hereof (provided, that the foregoing does not nullify any express duties the Rights Agent may have in such Sections herein) or responsible for the manner, method or amount thereof or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of the certificate described in Section 12 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

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(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

(h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Company in the ordinary course of its business as Rights Agent) or in the exercise of its rights if it reasonably believes, after consultation with counsel, that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

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Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company, and in the event that the Rights Agent or one or more of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (which holder shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business in good standing under the laws of the United States or of the State of New York or of any other state of the United States, having an office in the State of New York or authorized under such laws to exercise corporate trust, stock transfer or stockholder services powers and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, and the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption, exchange or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee benefit plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company (except as may otherwise be provided in the instrument(s) governing such securities), and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax

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consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption and Termination.

(a) The Board may, at its option, at any time prior to the earlier of (i) the close of business on the tenth (10th) Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth (10th) Business Day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

(b) Immediately upon the action of the Board ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

(c) Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 and other than in connection with the purchase or repurchase by any of them of Common Stock prior to the Distribution Date.

Section 24. Exchange.

(a) The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after (i) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the Common Stock then outstanding or (ii) the occurrence of an event specified in Section 13(a) hereof.

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(b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the legality or validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c) Following the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24, the Company may implement such procedures in its sole discretion as it deems appropriate for the purpose of ensuring that the Common Stock (or such other consideration) issuable upon an exchange pursuant to this Section 24 not be received by holders of Rights that have become null and void pursuant to Section 7(e) hereof. In furtherance thereof, if so directed by the Company, all or a portion of the shares of Common Stock (or other consideration) potentially issuable to holders of Rights upon an exchange pursuant to this Section 24, who have not verified to the satisfaction of the Company, in its sole discretion, that they are not Acquiring Persons, may be deposited in a trust established by the Company pending receipt of appropriate verification.

(d) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or Equivalent Preferred Stock) for Common Stock exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof.

(e) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

(f) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates that evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this subsection (f), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Certain Events.

(a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other

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distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to the extent feasible to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which notice shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to but not including the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to but not including the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

(b) In the event that any Section 11(a)(ii) Event shall occur, (i) the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that no such Section 11(a)(ii) Event has occurred.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if in writing and sent or delivered by recognized national overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent by the Company) as follows:

J. C. Penney Company, Inc.

6501 Legacy Drive

Plano, TX 75024

Attention: Janet Dhillon, Executive Vice President,

    General Counsel and Secretary

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Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if in writing and sent or delivered by recognized national overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

Computershare Inc.

250 Royall Street

Canton, MA 02021

Attention: Relationship Manager

With a copy to:

Computershare Inc.

250 Royall Street

Canton, MA 02021

Attention: Legal Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if in writing and sent or delivered by recognized national overnight delivery service or first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments. Subject to this Section 27, this Agreement may be supplemented or amended at the times and for the purposes set forth below. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of shares of Common Stock. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, that, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement. Notwithstanding anything herein to the contrary, this Agreement may not be amended (other than pursuant to clauses (i) or (ii) of the third sentence of this Section 27) at a time when the Rights are not redeemable.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determinations and Actions by the Board, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding

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shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act or Section 382 of the Code and the Treasury Regulations promulgated thereunder, as appropriate. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject the Board, or any of the directors on the Board to any liability to the holders of the Rights. The Rights Agent shall be entitled to assume the Board acted in good faith and shall be fully protected and incur no liability in the Rights Agent’s reliance thereon.

Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, that if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to the Company; and, provided, further, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth (10th) Business Day following the date of such determination by the Board. Without limiting the foregoing, if any provision requiring a specific group of directors of the Company to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company’s Restated Certificate of Incorporation and Bylaws, each as may be amended from time to time.

Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

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Section 34. Descriptive Headings; Interpretation.

(a) Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

(b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c) For purposes of this Agreement, whenever a specific provision of the Code or a specific Treasury Regulation is referenced, such reference shall also apply to any successor or replacement provision or Treasury Regulation, as applicable.

Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

J. C. PENNEY COMPANY, INC.

By	/s/ Janet Dhillon
	Name:	Janet Dhillon
	Title:	Executive Vice President, General Counsel and Secretary

COMPUTERSHARE INC.

By	/s/ Dennis V. Moccia
	Name:	Dennis V. Moccia
	Title:	Manager, Contract Administration

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Annex A - Amended and Restated Rights Agreement

Exhibit A

CERTIFICATE OF DESIGNATION, PREFERENCES AND

RIGHTS OF SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

of

J. C. PENNEY COMPANY, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

I, Janet Dhillon, Executive Vice President, General Counsel and Secretary of J. C. Penney Company, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (herein referred to as the “Company”), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the Company (as may be amended from time to time, the “Certificate of Incorporation”), the said Board of Directors on August 21, 2013, adopted the following resolution creating a series of 1,250,000 shares of Preferred Stock designated as Series C Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock of the Company be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series C Junior Participating Preferred Stock” and the number of shares constituting such series shall be 1,250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series C Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the exercise of any options, rights or warrants issuable upon conversion of any outstanding securities issued by the Company convertible into Series C Junior Participating Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series C Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series C Junior Participating Preferred Stock, in preference to the holders of common stock of the Company with $0.50 par value (the “Common Stock”), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or

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(b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Junior Participating Preferred Stock. In the event the Company shall at any time after August 21, 2013 (the “Rights Dividend Declaration Date”), (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Company shall declare a dividend or distribution on the Series C Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series C Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series C Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series C Junior Participating Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the

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outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series C Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(C)

(i) If at any time dividends on any Series C Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series C Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series C Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends (or, in the case of any other series of Preferred Stock outstanding, dividends in arrears as set forth in the Certificate of Designation for that series) thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

(ii) During any default period, such voting right of the holders of Series C Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of at least ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series C Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by

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the Chairman of the Board, the Chief Executive Officer, the President, an Executive Vice-President, a Vice-President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to such holder at such holder’s last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Certificate of Incorporation or the by-laws of the Company, as amended, irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or the by-laws of the Company, as amended). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(D) Except as set forth herein, holders of Series C Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series C Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the

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Series C Junior Participating Preferred Stock, except dividends paid ratably on the Series C Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series C Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series C Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series C Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series C Junior Participating Preferred Stock shall have received an amount equal to $1,000 per share of Series C Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series C Liquidation Preference”). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) one thousand (1,000) (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Junior Participating Preferred Stock and Common Stock, respectively, holders of Series C Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

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(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series C Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Company shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one thousand (1,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series C Junior Participating Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series C Junior Participating Preferred Stock shall rank junior to all other series of the Company’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise; provided, that the Series A Junior Participating Preferred Stock and the Series B ESOP Convertible Preferred Stock shall rank senior to the Series C Junior Participating Preferred Stock as to the payment of dividends and the distribution of assets.

Section 10. Amendment. At any time when any shares of Series C Junior Participating Preferred Stock are outstanding, neither the Certificate of Incorporation nor this Certificate of Designation shall be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series C Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series C Junior Participating Preferred Stock, voting separately as a class.

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Section 11. Fractional Shares. Series C Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Junior Participating Preferred Stock.

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Annex A - Amended and Restated Rights Agreement

IN WITNESS WHEREOF, J. C. Penney Company, Inc. has caused this Certificate of Designation to be executed in its corporate name this 22nd day of August, 2013.

J. C. PENNEY COMPANY, INC.

By:	/s/ Janet Dhillon
	Name:	Janet Dhillon
	Title:	Executive Vice President,
General Counsel and Secretary

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Annex A - Amended and Restated Rights Agreement

Exhibit B

[Form of Rights Certificate]

Certificate No. R-	Rights

NOT EXERCISABLE AFTER                  , 20     OR SUCH EARLIER DATE AS THE RIGHTS ARE REDEEMED, EXCHANGED OR TERMINATED. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]1

[1]	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Rights Certificate

J. C. PENNEY COMPANY, INC.

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Annex A - Amended and Restated Rights Agreement

This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of January 27, 2014 (the “Rights Agreement”), between J. C. Penney Company, Inc., a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation, as rights agent (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M. (New York, New York time) on January 26, 2017, unless such date is extended prior thereto by the Board of Directors, and unless the Rights are earlier redeemed or exchanged, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, nonassessable share of Series C Junior Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $55.00 per one one-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of January 27, 2014, based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued. Capitalized terms used in this Rights Certificate without definition shall have the meanings ascribed to them in the Rights Agreement.

Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person, (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the occurrence of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Company and are also available upon written request to the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

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Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right at any time prior to the earlier of the close of business on (i) the tenth (10th) Business Day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date. In addition, under certain circumstances following the Stock Acquisition Date, the Rights may be exchanged, in whole or in part, for shares of the Common Stock, or shares of preferred stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. The Company, at its election, may require that a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

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WITNESS the signature of a proper officer of the Company.

Dated as of                  , 20

J. C. PENNEY COMPANY, INC.

By
Name:
Title:

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Annex A - Amended and Restated Rights Agreement

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED                                                           hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                              as attorney-in-fact, to transfer the within Rights Certificate on the books of the within named Company, with full power of substitution.

Dated                  , 20

Signature

Signature Guaranteed:

NOTICE: The signature(s) must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

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Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate ☐ is ☐ is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated , 20
Signature

Signature Guaranteed:

NOTICE: The signature(s) must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

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Annex A - Amended and Restated Rights Agreement

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above is not completed in connection with a purported assignment, the Company may deem the Beneficial Owner of the Rights evidenced by the attached Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly may deem the Rights evidenced by such Rights Certificate to be null and void and not transferable or exercisable.

The signature(s) must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

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FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

Rights represented by the Rights Certificate.)

To: J. C. PENNEY COMPANY, INC.:

The undersigned hereby irrevocably elects to exercise                      Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated _______________ ____, 20___

Signature

Signature Guaranteed:

NOTICE: The signature(s) must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

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Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate ☐ are ☐ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

        Dated                  , 20___

Signature

        Signature Guaranteed:

NOTICE: The signature(s) must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

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NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above is not completed in connection with a purported exercise, the Company may deem the Beneficial Owner of the Rights evidenced by the attached Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly may deem the Rights evidenced by such Rights Certificate to be null and void and not transferable or exercisable.

The signature(s) must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

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Exhibit C

FORM OF

AMENDED SUMMARY OF RIGHTS TO PURCHASE

PREFERRED STOCK

On August 21, 2013, the Board of Directors (the “Board”) of J. C. Penney Company, Inc. (the “Company”), authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of the common stock of the Company with $0.50 par value (the “Common Stock”) to stockholders of record at the close of business on September 3, 2013 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of a series of Series C Junior Participating Preferred Stock, without par value (the “Preferred Stock”), at a purchase price of $55.00 per Unit, subject to adjustment (the “Purchase Price”). The description and terms of the Rights were initially set forth in the Rights Agreement, dated as of August 22, 2013 (the “Original Rights Agreement”), between the Company and Computershare Inc., as Rights Agent.

On January 27, 2014, the Board approved and the Company and the Rights Agent executed and entered into the Amended and Restated Rights Agreement (the “Rights Agreement”). The purpose of the Rights Agreement is to diminish the risk that the Company’s ability to use its net operating losses and certain other tax assets (“Tax Benefits”) to reduce potential future federal income tax obligations would become subject to limitations by reason of the Company’s experiencing an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). A company generally experiences such an ownership change if the percentage of its stock owned by its “5-percent shareholders,” as defined in Section 382 of the Code, increases by more than 50 percentage points over a rolling three-year period. The Rights Agreement is intended to act as a deterrent to any person or group, together with its affiliates and associates, being or becoming the beneficial owner of 4.9% or more of the Common Stock.

Rights Certificates; Exercise Period.

Initially, the Rights will be attached to all shares of Common Stock then outstanding, and no separate rights certificates (“Rights Certificates”) will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a distribution date (a “Distribution Date”) will occur upon the earlier of (i) ten (10) business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 4.9% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”), other than as a result of (x) repurchases of stock by the Company, (y) a stock dividend, stock split, reverse stock split or similar transaction or (z) certain inadvertent actions by certain stockholders; and (ii) ten (10) business days (or such later date as the Board shall determine) following the commencement after the date of the Rights Agreement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person. However, no person who, at the time of the first public announcement of the Rights Agreement, beneficially owned 4.9% or more of the outstanding shares of Common Stock will be deemed an Acquiring Person, unless and until such person acquires beneficial ownership of additional shares of Common Stock, with certain exceptions. In addition, no person who beneficially owns 4.9% or more of the outstanding shares of Common Stock will be deemed an Acquiring Person if the Board, in its sole discretion, so determines in light of the intent and purposes of the Rights Agreement or other circumstances facing

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the Company. For purposes of the Rights Agreement, beneficial ownership is defined to include any securities which a person would be deemed to constructively own or which otherwise would be aggregated with shares owned by a person pursuant to Section 382 of the Code.

Until a Distribution Date, (i) the Rights will be evidenced by the certificates for the Common Stock (or, in the case of shares reflected on the direct registration system, by the notations in the book-entry account system) and will only be transferred with such Common Stock, (ii) new Common Stock certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only (i) whole shares of Common Stock or (ii) whole shares of Preferred Stock and fractional shares of Preferred Stock that are integral multiples of one one-thousandth of a share of Preferred Stock will be issued.

The Rights are not exercisable until a Distribution Date and will expire on the earliest of (i) 5:00 P.M., New York, New York time, on January 26, 2017 or such later date as may be established by the Board prior to the expiration of the Rights, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement, (iv) the repeal of Section 382 or any successor statute if the Board determines that the Rights Agreement is no longer necessary or desirable for the preservation of Tax Benefits, (v) the beginning of a taxable year of the Company to which the Board determines that Tax Benefits may not be carried forward, or (vi) immediately following the final adjournment of the first annual meeting of the stockholders of the Company following the date of the Rights Agreement if stockholder approval of the Rights Agreement has not been received prior to such time.

As soon as practicable after a Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on a Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board, only shares of Common Stock issued prior to a Distribution Date will be issued with the Rights.

Flip-in Trigger.

In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company (including the Preferred Stock)) having a value equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

Flip-over Trigger.

In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) fifty percent (50%) or more of the Company’s assets, cash flow or earning power is

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Annex A - Amended and Restated Rights Agreement

sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the paragraph under the heading “Flip-in Trigger” are referred to as the “Triggering Events.”

Exchange Feature.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group that have become null and void), in whole or in part, at an exchange ratio (the “Exchange Ratio”) of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment). Immediately upon the action of the Board ordering the exchange of any Rights, the right to exercise such Rights will terminate and the only right thereafter of the holder of such Right will be to receive the Exchange Ratio.

Equitable Adjustments.

The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend on the Preferred Stock payable in shares of Preferred Stock, a subdivision or split of outstanding shares of Preferred Stock, a combination or consolidation of Preferred Stock into a smaller number of shares through a reverse stock split or otherwise, or reclassification of the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights, options or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of cash (excluding regular quarterly cash dividends), assets, evidences of indebtedness or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent (1%) of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

Redemption Rights.

At any time until ten business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price (subject to adjustment) of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Amendment.

Prior to a Distribution Date, the provisions of the Rights Agreement may be amended or supplemented by the Company (acting through the Board) and the Rights Agent without the approval of any holders of shares of Common Stock. After a Distribution Date, the provisions of the Rights Agreement may be amended by the Company (acting through the Board) and the Rights Agent in order to cure any ambiguity, to correct or supplement any provision that may be defective or inconsistent with any other provisions of the Rights Agreement, to make changes that do not adversely

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Annex A - Amended and Restated Rights Agreement

affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. Notwithstanding the foregoing, no amendment may be made at such time as the Rights are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision therein.

Anti-Takeover Effects.

The Rights may have certain anti-takeover effects. The Rights may cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Board. As a result, the overall effect of the Rights may be to render more difficult or discourage a merger, tender offer or other business combination involving the Company that is not supported by the Board.

Miscellaneous.

Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of the Rights. Although the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

A copy of the Rights Agreement has been or will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A or a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

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Annex B - Amended and Restated Management Incentive Compensation Program

ANNEX B

J. C. PENNEY CORPORATION, INC.

MANAGEMENT INCENTIVE COMPENSATION PROGRAM

As Amended and Restated Effective January 29, 2017

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Annex B - Amended and Restated Management Incentive Compensation Program

J. C. Penney Corporation, Inc.

Management Incentive Compensation Program

ARTICLE I

Purpose

Name. The name of the Program is the J. C. Penney Corporation, Inc. Management Incentive Compensation Program.

Purpose. The purpose of the Program is to promote the Company’s pay-for-performance compensation philosophy by providing incentive compensation payments based on the operating results of the Company to designated members of the Company’s management, who, through their efforts, directly and significantly impact the achievement of the Company’s goals and objectives.

ARTICLE II

Definitions

Unless otherwise defined in the Program or unless the context clearly indicates to the contrary, as used herein, the following terms shall have the following respective meanings:

Board shall mean the Board of Directors of the Company.

Code shall mean the Internal Revenue Code of 1986, as amended and all regulations promulgated thereunder.

Committee shall mean the Human Resources and Compensation Committee of the Board.

Company shall mean J. C. Penney Company, Inc.

Corporation shall mean J. C. Penney Corporation, Inc.

Covered Associate shall mean each Participant whose compensation, for a Performance Period for which any payment under this Program or any Plan is being calculated based on the attainment of a Performance Measure, is, or in the Committee’s, or it’s designee’s, discretion may, be subject to the compensation expense deduction limitations set forth in section 162(m) of the Code.

Individual Performance shall mean a determination of the individual performance of a Participant for a Performance Period based on the Participant’s performance as compared to the Participant’s individual goals for the Performance Period, or on such other performance criteria as may be established by the Committee, or its designee, as determined by management of the Corporation in its sole discretion. A Plan may provide for the payment of incentive compensation based on management’s evaluation of a Participant’s Individual Performance for a Performance Period.

Management Associate shall mean all General and Store Management Associates who are in a job category that has been designated as eligible for incentive compensation under the Program by the Committee, or its designee.

Mirror Savings Plan shall mean the J. C. Penney Corporation, Inc. Mirror Savings Plan, as amended and restated effective December 31, 2007 and as further amended through December 9, 2008, as such may be further amended from time to time, and any successor plan or program.

Participant shall mean any Management Associate that is eligible to participate in a Plan.

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Annex B - Amended and Restated Management Incentive Compensation Program

Performance Measure shall mean an objective performance goal that must be satisfied for a Performance Period before any incentive compensation contingent on the satisfaction of that Performance Measure will be paid to a Participant. Any such objective performance goal shall be based on one or a combination of any two or more of the following performance-based metrics; provided, however, that different Performance Measures may be approved for different Participants during the same Performance Period: earnings per share; total stockholder return; operating profit; operating income; net income; cash flow; gross profit; gross profit return on investment; return on equity; return on capital; return on investment capital; sales; comparable store sales; revenue; gross margin; gross margin return on investment; selling, general and administrative expense (SG&A); economic value added (EVA); sales per square foot; net cash from operating activities; gross margin as a percentage of sales; earnings before interest and taxes (EBIT); earnings before interest taxes depreciation and amortization (EBITDA); Net Promoter Score (NPS); and Customer Satisfaction. Performance measures that are financial metrics may be determined in accordance with the United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established (or to the extent permitted under section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.

Performance Period shall mean the period established by the Committee with respect to a Plan for which a Performance Measure must be satisfied or for which a Participant’s Individual Performance must be evaluated for the purpose of determining whether any incentive compensation will be paid under a Plan to a Participant. With respect to incentive compensation that is intended to be Performance-Based Compensation, the Committee shall specify the Performance Period before any incentive compensation under the Program or a Plan is granted.

Performance-Based Compensation shall mean incentive compensation that is intended to constitute “performance-based compensation” within the meaning of section 162(m)(4)(C) of the Code and the related Treasury regulations promulgated thereunder.

Plan shall mean a plan established under the Program that provides for the payment of incentive compensation to a Participant based on the attainment of one or more pre-established Performance Measures and/or an evaluation of a Participant’s Individual Performance.

Program shall mean the J. C. Penney Corporation, Inc. Management Incentive Compensation Program, as contained herein, as such may be amended from time to time.

Savings Plan shall mean the J. C. Penney Corporation, Inc. Savings, Profit Sharing, and Stock Ownership Plan, as amended and restated effective January 1, 2015, as such may be further amended from time to time, and any successor plan or program.

Subsidiary shall mean any entity in which the Company, directly or indirectly, beneficially owns 50% or more of the securities entitled to vote generally in the election of directors of the entity.

ARTICLE III

Administration

Administration. The Program and the Plans shall be administered by, or under the direction of, the Committee. The Committee shall determine all terms and conditions of the Plans established under the Program. The Committee shall have full and exclusive power to adopt such rules, regulations and guidelines for carrying out this Program and the related Plans established hereunder as it may deem

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Annex B - Amended and Restated Management Incentive Compensation Program

necessary or appropriate in its sole discretion, provided such rules, regulations and guidelines are not inconsistent with the provisions of the Program or a Plan, and may modify or revoke those rules and regulations at such time and in such manner as it may deem proper, provided such modification or revocation is consistent with the requirements of Article V and does not materially adversely affect a Participant under the Program or a Plan, unless such modification or revocation is consented to by the Participant.

The Committee may establish different terms and conditions for different Plans or for different Participants under a Plan and for the same Participant with respect to different Plans or Performance Periods. Except with respect to incentive compensation under the Program or a Plan that is intended to constitute Performance-Based Compensation, the Committee may delegate the performance of any function under this Program or any Plan to one or more employees of the Corporation, subject to such terms and conditions as the Committee shall determine. The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate the incentive compensation payable under the Program or a Plan to any Participant for any reason. No reduction in any Performance-Based Compensation payable to any one Participant shall increase the amount of the Performance-Based Compensation payable to any other Participant.

Performance-Based Compensation. The Committee shall be solely responsible for making awards of Performance-Based Compensation to Covered Associates. The terms for such awards including the applicable Performance Measure(s) and Performance Period shall be determined by the Committee no later than the latest possible date that will not jeopardize such incentive compensation awards under the Program or a Plan from qualifying as Performance-Based Compensation.

Interpretation. The Committee shall have full and exclusive power to interpret this Program and any Plan and the Committee’s interpretations of the Program or any Plans shall be final and binding on any and all Participants to which the interpretation applies and on all related parties in interest including Beneficiaries.

Delegation. Except with respect to the awarding of Performance-Based Compensation and compliance with the requirements of section 162(m) of the Code, the Committee shall have full discretion and authority to delegate any of its duties or responsibilities regarding the administration of the Program or the design, administration or operation of a Plan, including adopting such rules, regulations and guidelines for carrying out this Program and the related Plans established hereunder to one or more designees.

ARTICLE IV

Plans

In General. The Program may consist of one or more Plan(s). Each Plan shall relate to a specified Performance Period, which may be based on such period as shall be determined by the Committee, or its designee, and may be based on the attainment of a Performance Measure for one or more calendar months or one or more fiscal quarters or fiscal years of the Company. Once a Performance Period is complete and any incentive compensation payable under the Plan with respect to the applicable Performance Measure(s) for that Performance Period has been determined, the Performance Measure(s) applicable to the Performance Period shall lapse and be void and shall not be applicable to any future Performance Period unless adopted as Performance Measure(s) for a future Performance Period. Once a Plan, by its terms, lapses, the Plan shall be deemed terminated and will have no further effect with respect to the Program or a Participant except in connection with the administration of the terminated Plan and/or the enforcement of a Participant’s rights regarding incentive compensation payable under the terminated Plan for a completed Performance Period.

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Annex B - Amended and Restated Management Incentive Compensation Program

Participation. Eligibility to be a Participant for a Performance Period shall be determined by the Committee, or its designee, on an individual basis, or by group, business unit, Subsidiary, division, job description, or any other method of classification the Committee, or its designee, in its sole discretion deems appropriate. Classification as a Management Associate shall not guarantee an individual’s being designated as a Participant and designation as a Participant for any one Performance Period shall not guarantee a Management Associate’s inclusion as a Participant for any future Performance Period.

Design. The terms of each Plan shall be established by the Committee, or its designee, in its sole discretion. Such terms shall include the Plan’s Participants. In addition, such terms may prescribe the Performance Measure(s) that must be satisfied for a Performance Period based on such objective performance criteria as the Committee, or its designee, may establish. Such objective performance criteria may relate to the performance of the Company as a whole or on the performance of the Corporation, Subsidiary, division, group, business unit, store, or any other organizational unit as the Committee, or its designee, may prescribe and may be expressed on an absolute and/or relative basis, and may be based on or employ comparisons based on internal targets, past performance and/or the past or current performance of peer companies.

Each Plan shall include the total amount of incentive compensation payable on the attainment of a Performance Measure, which such amount with respect to a Covered Associate shall not exceed the limits otherwise provided for under this Program and shall not be payable other than as a result of the attainment of the Performance Measure, or in connection with the evaluation of a Participant’s Individual Performance, including the extent to which any incentive compensation will be paid if the target Performance Measure is not met or if the target Performance Measure is exceeded. The Committee, or its designee, may establish any special adjustments that will be applied in calculating whether the Performance Measure has been met including, but not limited to, taking into consideration the effect of any extraordinary items, unusual, infrequently occurring, or non-recurring events, accounting changes, divestitures, acquisitions, charges and costs associated with restructurings, any reorganization or change in the corporate structure or capital structure of the Company, foreign exchange gains and losses, a change in the fiscal year of the Company, the cumulative effects of tax or accounting changes, business interruption events, unbudgeted capital expenditures, unrealized investment gains and losses or impairments. In addition, the Committee, or its designee, may establish such terms as it considers necessary with respect to the payment of incentive compensation in the event a Participant is promoted, ceases to be a Management Associate, or in the event an otherwise ineligible individual becomes a Management Associate who would otherwise be a Participant during a Performance Period, or in the event of a Participant’s termination of employment (including death, disability, retirement, or termination with or without cause) or leave of absence during the Performance Period. Different terms and conditions may be established by the Committee, or its designee, for different Plans and for different Participants.

Limits. Except to the extent established in a particular Plan by the Committee, or its designee, there are no limits on the total amount of incentive compensation payable to a Participant under the Program. Notwithstanding the foregoing, no Covered Associate shall receive Performance-Based Compensation in any fiscal year that exceeds $12,000,000 (before any salary reduction or deferral elections) as of the date of the grant of the Performance-Based Compensation.

Verification. The Committee shall adopt such rules and procedures as it shall deem necessary or desirable in order to ensure that any Performance Measure has been attained and the amounts payable under the Program or a Plan are certified, and such certified amounts shall be submitted to the

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Annex B - Amended and Restated Management Incentive Compensation Program

Board for its approval prior to their payment to Participants. Such verified amounts, when approved by the Board shall be final, conclusive, and binding on all interested parties, including the Company, Corporation, Subsidiaries and Participants.

Payment. Following the completion of a Plan’s applicable Performance Period, the Committee, or its designee, shall certify a Participant’s Individual Performance and/or the level of attainment of the Performance Measure(s) for the Performance Period. Any incentive compensation payable under a Plan shall be paid to a Participant in cash at a time, manner, and form determined in the sole and exclusive election of the Committee, but no later than two and one-half months after the end of the fiscal year in which a Plan’s applicable Performance Period ends. If any Participant eligible to receive a distribution under a Plan is also a participant in the Savings Plan or the Mirror Savings Plan and has elected to defer receipt of any incentive compensation received under a Plan to the Savings Plan or the Mirror Savings Plan then the incentive compensation payable to the Participant under the terms of the Plan shall be reduced by any such deferral under the Savings Plan or the Mirror Savings Plan.

Beneficiary. Any incentive compensation that becomes payable after the death of a Participant shall be paid to the Participant’s surviving spouse, if any, or, if the Participant has no surviving spouse, to the personal representative of the Participant’s estate. If a Participant has deferred all or a portion of the Participant’s incentive compensation under the Savings Plan or the Mirror Savings Plan then the terms of the applicable plan shall govern the beneficiary designation and the payment of the amounts so deferred.

ARTICLE V

Amendment and Termination

The Board shall have the authority to amend, modify, suspend, and terminate the Program or any Plan established under the Program provided that no such amendment, modification, suspension, or termination shall adversely affect the rights of a Participant under a Plan with respect to a Performance Period that has begun, but has not yet been completed or with respect to any incentive compensation payable under a Plan that has not yet been paid without the Participant’s written consent.

ARTICLE VI

Miscellaneous

Unfunded Plan. The Program and any Plan shall be unfunded, and neither the Company nor the Corporation shall be required to segregate any assets for the purpose of satisfying any obligation of the Company or the Corporation with respect to any amount payable under the Program or a Plan.

Rights of Participants and Beneficiaries. Neither the Program nor any Plan is an employment agreement and neither ensures or evidences to any degree the continued employment or the claim to continued employment of any Participant for any time or period or job. No individual shall have any claim or right to participate in the Program or a Plan until such time as that individual becomes a Participant in a Plan. No Participant or beneficiary shall, by virtue of this Plan, have any interest in any specific asset or assets of the Company or the Corporation. A Participant or beneficiary has only an unsecured contractual right to receive cash payments in accordance with and at the times specified by the Program or a Plan. No Participant shall have the right or ability to assign, pledge, or otherwise dispose of any part of a payment hereunder.

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Annex B - Amended and Restated Management Incentive Compensation Program

Other Benefit and Compensation Programs. Neither the adoption of the Program nor the establishment of a Plan shall be construed as creating any limitation on the power of the Board to adopt such other plans, agreements, or arrangements as it may deem appropriate and nothing contained in this Program or any Plan shall limit the ability of the Company or the Corporation to make payments or awards to Participants under any other such plan, agreement or arrangement.

Governing Law. To the extent that Federal laws do not otherwise control, the internal laws of the State of Texas, without giving consideration to conflicts of laws principles that would require application of the law of another jurisdiction, will govern all questions concerning the construction, validity, and interpretation of the Plan and the performance and the obligations imposed by this Plan. The exclusive forum and venue for any legal action arising out of or related to the Plan shall be the United States District Court for the Northern District of Texas, and each Participant, as a condition of participating in the Plan, submits to the personal jurisdiction of that court. If neither subject matter nor diversity jurisdiction exists in the United States District Court for the Northern District of Texas, then the exclusive forum and venue for any such action shall be the courts of the State of Texas located in Collin County, and each Participant, as a condition of participating in the Plan, submits to the personal jurisdiction of that court.

Tax Withholding. The Company shall have the right to withhold from cash payments under the Program or a Plan to a Participant or other person an amount sufficient to cover any required withholding taxes.

Headings. Headings at the beginning of sections hereof are for convenience of reference, shall not be considered a part of the text of the Program, and shall not influence its construction.

Construed as a Whole. The provisions of the Program shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

Code Section 409A Compliance. The Program and any Plan established under the Program is intended to comply with “short term deferral exception” to section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the provisions of the Plan shall be construed and administered so that the payment of incentive compensation qualifies in all instances for the short term deferral exception, to the maximum extent allowable.

If, and to the extent any payment or benefit under the Program or a Plan should be deemed to be an item of deferred compensation subject to the requirements of Code section 409A, the provisions of the Plan applicable to that payment or benefit shall be applied, construed and administered so that such payment or benefit is made or provided in compliance with the applicable requirements of Code section 409A and its corresponding regulations. Any payment from the Program or a Plan that is subject to the requirements of section 409A may only be made in a manner and upon an event permitted by section 409A, including the requirement that deferred compensation payable to a “specified employee” of a publicly traded company be postponed for six months after separation from service. Payments upon termination of employment may only be made upon a “separation from service,” as determined in accordance with Code section 409A and the Treasury regulations thereunder. In addition, should there arise any ambiguity as to whether any other provisions of the Plan would contravene one or more applicable requirements or limitations of Code section 409A and the Treasury regulations thereunder, such provisions shall be interpreted, administered and applied in a manner that complies with the applicable requirements of Code section 409A and the Treasury regulations thereunder.

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Annex B - Amended and Restated Management Incentive Compensation Program

Notwithstanding anything herein to the contrary, in addition to any remedies to which the Company is entitled, any right of a Covered Associate to receive incentive compensation, whether Performance-Based or otherwise, shall be forfeited to the extent set forth in the Company’s recoupment policy, as in effect from time to time.

If the Covered Associate is at any time indebted to the Company, or otherwise obligated to pay money to the Company for any reason, to the extent exempt from or otherwise permitted by the Code and the regulations promulgated thereunder, the Company, at its election, may offset amounts otherwise payable to the Covered Associate under this Plan to the extent permitted by law.

Effective Date of the Plan. The Program shall become effective as of January 29, 2017; provided, however, that no incentive compensation payable under the Program or any Plan shall be considered Performance-Based Compensation unless the Program is approved by shareholders and the Committee complies with the requirements of section 162(m) of the Code and the related Treasury regulations thereunder in connection with the awarding of such incentive compensation. The Program shall remain in effect until it has been terminated pursuant to Article V.

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PRELIMINARY PROXY MATERIALS SUBJECT TO COMPLETION

J. C. PENNEY COMPANY, INC. 6501 LEGACY DRIVE PLANO, TX 75024	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day prior to the meeting date. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by J. C. Penney Company, Inc. in mailing proxy materials, you can consent to receive all future notice communications, proxy statements, proxy/voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone Telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the meeting date. Have your proxy/voting instruction card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy/voting instruction card and return it in the enclosed postage-paid envelope provided or return it to J. C. Penney Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report on Form 10-K and the

Proxy Statement on the Internet at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E18416-P88110	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

J. C. PENNEY COMPANY, INC.
Vote On Proposals
Directors recommend a vote FOR Proposal 1.
1.	Election of Directors: Board’s nominees for Directors for the term set forth in the Proxy Statement are:
	Nominees:		For	Against	Abstain
	1a.	Paul J. Brown	☐	☐	☐					For	Against	Abstain

	1b.	Marvin R. Ellison	☐	☐	☐		1i.	Javier G. Teruel		☐	☐	☐

	1c.	Amanda Ginsberg	☐	☐	☐		1j.	R. Gerald Turner		☐	☐	☐

	1d.	B. Craig Owens	☐	☐	☐		1k.	Ronald W. Tysoe		☐	☐	☐

	1e.	Lisa A. Payne	☐	☐	☐	Directors recommend a vote FOR Proposals 2, 3, 4 and 5.

	1f.	Debora A. Plunkett	☐	☐	☐	2.	To ratify the appointment of KPMG LLP as independent auditor for the fiscal year ending February 3, 2018.			☐	☐	☐

	1g.	J. Paul Raines	☐	☐	☐	3.	To approve the adoption of an amendment and extension of the Amended and Restated Rights Agreement in order to protect the tax benefits of the Company’s net operating loss carryforwards.			☐	☐	☐

	1h.	Leonard H. Roberts	☐	☐	☐	4.	To approve the adoption of the J. C. Penney Corporation, Inc. Amended and Restated Management Incentive Compensation Program.			☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.					☐	5.	Advisory vote on executive compensation.			☐	☐	☐
Please indicate if you plan to attend this meeting.			☐	☐		Directors recommend a vote of 1 YEAR for Proposal 6.			1 Year	2 Years	3 Years	Abstain

			Yes	No		6.	Advisory vote on frequency of holding advisory vote on executive compensation.		☐	☐	☐	☐
Please Sign and Date
Please sign your name exactly as stenciled hereon. For a joint account, each joint owner should sign. Persons signing in a representative capacity should indicate their capacity.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)			Date

You can access J. C. Penney Company, Inc. stockholder accounts online.

Computershare, Transfer Agent for J. C. Penney Company, Inc., makes it easy and convenient to get current information on stockholder accounts.

• View account status

• View certificate history

• View book-entry information

• Make address changes

• Obtain a duplicate 1099 tax form

Visit us on the web at www.computershare.com/investor

▼   FOLD AND DETACH HERE  ▼

E18417-P88110

J. C. Penney Company, Inc. PROXY/VOTING INSTRUCTION CARD This Proxy is solicited by the Board of Directors

By properly executing this card on the reverse, or by voting via Internet or telephone, you are authorizing C. C. Barrett, B. C. Owens and R. W. Tysoe, or any of them, with power of substitution in each, to represent and vote the stock owned of record which you are entitled to vote at the Annual Meeting of Company Stockholders, to be held at the JCPenney Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 19, 2017, at 10:00 A.M., local time, and at any adjournment or postponement thereof (“Meeting”), upon such business as may come before the Meeting, including the items set forth on the reverse (“Business”).

Board’s nominees for Directors for the term set forth in the Proxy Statement are (1a) Paul J. Brown, (1b) Marvin R. Ellison, (1c) Amanda Ginsberg, (1d) B. Craig Owens, (1e) Lisa A. Payne, (1f) Debora A. Plunkett, (1g) J. Paul Raines, (1h) Leonard H. Roberts, (1i) Javier G. Teruel, (1j) R. Gerald Turner, and (1k) Ronald W. Tysoe.

Your vote is important and cannot be recorded by the proxies unless this card is properly executed by you and returned, or unless you vote by Internet or telephone. Therefore, please sign, date, and return this card promptly in the envelope provided, or vote by Internet or telephone. No postage is required if this envelope is mailed in the United States.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all directors, FOR Proposals 2, 3, 4, and 5, and for 1 YEAR for Proposal 6.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

(Continued on the reverse side)

PRELIMINARY PROXY MATERIALS SUBJECT TO COMPLETION

J. C. PENNEY COMPANY, INC. 6501 LEGACY DRIVE PLANO, TX 75024	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until two days prior to the meeting date. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by J. C. Penney Company, Inc. in mailing proxy materials, you can consent to receive all future notice communications, proxy statements, proxy/voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until two days prior to the meeting date. Have your proxy/voting instruction card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy/voting instruction card and return it in the enclosed postage-paid envelope provided or return it to J. C. Penney Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report on Form 10-K and the

Proxy Statement on the Internet at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E18446-Z69530	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

J. C. PENNEY COMPANY, INC.
Vote On Proposals
Directors recommend a vote FOR Proposal 1.
1.	Election of Directors: Board’s nominees for Directors for the term set forth in the Proxy Statement are:
	Nominees:		For	Against	Abstain
	1a.	Paul J. Brown	☐	☐	☐					For	Against	Abstain

	1b.	Marvin R. Ellison	☐	☐	☐		1i.	Javier G. Teruel		☐	☐	☐

	1c.	Amanda Ginsberg	☐	☐	☐		1j.	R. Gerald Turner		☐	☐	☐

	1d.	B. Craig Owens	☐	☐	☐		1k.	Ronald W. Tysoe		☐	☐	☐

	1e.	Lisa A. Payne	☐	☐	☐	Directors recommend a vote FOR Proposals 2, 3, 4 and 5.

	1f.	Debora A. Plunkett	☐	☐	☐	2.	To ratify the appointment of KPMG LLP as independent auditor for the fiscal year ending February 3, 2018.			☐	☐	☐

	1g.	J. Paul Raines	☐	☐	☐	3.	To approve the adoption of an amendment and extension of the Amended and Restated Rights Agreement in order to protect the tax benefits of the Company’s net operating loss carryforwards.			☐	☐	☐
	1h.	Leonard H. Roberts	☐	☐	☐	4.	To approve the adoption of the J. C. Penney Corporation, Inc. Amended and Restated Management Incentive Compensation Program.			☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.					☐	5.	Advisory vote on executive compensation.			☐	☐	☐
I elect to direct the voting of undirected shares in the Plans.			☐	☐		Directors recommend a vote of 1 YEAR for Proposal 6.			1 Year	2 Years	3 Years	Abstain
			Yes	No		6.	Advisory vote on frequency of holding advisory vote on executive compensation.		☐	☐	☐	☐
Please Sign and Date
Please sign your name exactly as stenciled hereon. For a joint account, each joint owner should sign. Persons signing in a representative capacity should indicate their capacity.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)			Date

▼   FOLD AND DETACH HERE  ▼

E18447-Z69530

J. C. Penney Company, Inc.

PROXY/VOTING INSTRUCTION CARD

Allocated and Undirected Stock

This Proxy is solicited by the Board of Directors

TO PARTICIPANTS IN THE COMPANY’S SAVINGS, PROFIT-SHARING AND STOCK OWNERSHIP PLAN (“TRADITIONAL PLAN”) AND THE COMPANY’S SAFE HARBOR 401(K) SAVINGS PLAN (“SAFE HARBOR PLAN”):

By properly executing this card on the reverse, or by voting by Internet or telephone, you are instructing State Street Bank and Trust Company (“Trustee”) to vote on your behalf, in accordance with your instructions, in person or by proxy, shares of Common Stock allocated under the Traditional Plan and the Safe Harbor Plan (“Allocated Stock”), represented by the number of equivalent shares shown on the reverse side of this card, and a proportionate number of shares of Common Stock held in the Traditional Plan and the Safe Harbor Plan for which no directions are received by the Trustee (“Undirected Stock”), at the Annual Meeting of Company Stockholders, to be held at the JCPenney Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 19, 2017, at 10:00 A.M., local time, and at any adjournment or postponement thereof, upon such business as may come before the meeting, including the items set forth on the reverse. If this proxy/voting instruction card is not received by the Trustee, or if you have not voted by Internet or telephone, by May 17, 2017, the Allocated Stock will be voted in the same proportion as instructions received by the Trustee by that date from the Traditional Plan participants and Safe Harbor Plan participants who have returned their proxy/voting instruction cards or voted by Internet or telephone in a timely manner. You acknowledge that in voting the Undirected Stock, you are acting as a named fiduciary under the Employee Retirement Income Security Act of 1974. You may elect not to direct the voting of Undirected Stock by checking the appropriate box on the reverse side of this card.

For your information, a copy of the Board of Directors' Proxy Statement for the meeting is enclosed herewith.

Board’s nominees for Directors for the term set forth in the Proxy Statement are (1a) Paul J. Brown, (1b) Marvin R. Ellison, (1c) Amanda Ginsberg, (1d) B. Craig Owens, (1e) Lisa A. Payne, (1f) Debora A. Plunkett, (1g) J. Paul Raines, (1h) Leonard H. Roberts, (1i) Javier G. Teruel, (1j) R. Gerald Turner, and (1k) Ronald W. Tysoe.

Your voting instructions are important and cannot be followed by the Trustee unless this card is properly executed by you and received by the Trustee, or unless you vote by Internet or telephone, by May 17, 2017. Therefore, please sign, date and return this card promptly in the envelope provided, or vote via Internet or telephone. No postage is required if this envelope is mailed in the United States.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all directors, FOR Proposals 2, 3, 4 and 5, and for 1 YEAR for Proposal 6.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) (Continued on the reverse side)